Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

among

LEE ENTERPRISES, INCORPORATED,

VARIOUS LENDERS

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as ADMINISTRATIVE AGENT

Dated as of June 3, 2005

DEUTSCHE BANK SECURITIES INC.

and

SUNTRUST CAPITAL MARKETS, INC.,

as JOINT LEAD ARRANGERS,

DEUTSCHE BANK SECURITIES INC.,

as BOOK RUNNING MANAGER,

SUNTRUST BANK,

as SYNDICATION AGENT,

and

BANK OF AMERICA, N.A.,

THE BANK OF NEW YORK

and

THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH,

as CO-DOCUMENTATION AGENTS

US BANK NATIONAL ASSOCIATION

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as SENIOR MANAGING AGENTS,

and

THE BANK OF NOVA SCOTIA,

JPMORGAN CHASE BANK, N.A.,

ROYAL BANK OF SCOTLAND PLC,

SUMITOMO MITSUI BANKING CORPORATION,

and

MORGAN STANLEY BANK,

as MANAGING AGENTS

(i)

6.02	Officer’s Certificate	74
6.03	Opinions of Counsel	74
6.04	Company Documents; Proceedings; etc.	75
6.05	Shareholders’ Agreements; Tax Sharing Agreements; Existing Indebtedness Agreements	75
6.06	Consummation of Acquisition; etc.	76
6.07	Consummation of the Refinancing	76
6.08	Adverse Change, Approvals	76
6.09	Litigation	77
6.10	Subsidiaries Guaranty; Intercompany Subordination Agreement	77
6.11	Pledge Agreement	77
6.12	Historical Financial Statements; Pro Forma Financial Statements; Projections	77
6.13	Solvency Certificate; Insurance Certificates, etc.	78
6.14	Pulitzer Operations	78
6.15	Internal Revenue Service Matters	78
6.16	Fees, etc.	78

SECTION 7.	Conditions Precedent to All Credit Events	78

7.01	No Default; Representations and Warranties	78
7.02	Notice of Borrowing; Letter of Credit Request	79

SECTION 8.	Representations, Warranties and Agreements	79

8.01	Company Status	79
8.02	Power and Authority	80
8.03	No Violation	80
8.04	Approvals	80
8.05	Financial Statements; Financial Condition; Undisclosed Liabilities; Projections	80
8.06	Litigation	82
8.07	True and Complete Disclosure	82
8.08	Use of Proceeds; Margin Regulations	82
8.09	Tax Returns and Payments	83
8.10	Compliance with ERISA	83
8.11	The Pledge Agreement	84
8.12	Properties	85
8.13	Capitalization	85
8.14	Subsidiaries	85
8.15	Compliance with Statutes, etc.	85
8.16	Investment Company Act	85
8.17	Public Utility Holdings Company Act	86
8.18	Environmental Matters	86
8.19	Employment and Labor Relations	86
8.20	Intellectual Property, etc.	87
8.21	Indebtedness	87
8.22	Insurance	87
8.23	Representations and Warranties in Other Documents	87

(ii)

SECTION 9.	Affirmative Covenants	88

9.01	Information Covenants	88
9.02	Books, Records and Inspections; Annual Meetings	91
9.03	Maintenance of Property; Insurance	91
9.04	Existence; Franchises	91
9.05	Compliance with Statutes, etc.	92
9.06	Compliance with Environmental Laws	92
9.07	ERISA	93
9.08	End of Fiscal Years; Fiscal Quarters	94
9.09	Performance of Obligations	94
9.10	Payment of Taxes	94
9.11	Use of Proceeds	94
9.12	Excluded Domestic Subsidiaries; Further Assurances; etc.	94
9.13	Ownership of Subsidiaries; etc.	95
9.14	Interest Rate Protection	96
9.15	Permitted Acquisitions	96
9.16	Foreign Subsidiaries Security	97
9.17	Subsidiary Guaranty Obligations	98
9.18	Post-Closing Matters	98

SECTION 10.	Negative Covenants	98

10.01	Liens	98
10.02	Consolidation, Merger, Purchase or Sale of Assets, etc.	101
10.03	Dividends	103
10.04	Indebtedness	105
10.05	Advances, Investments and Loans	107
10.06	Transactions with Affiliates	109
10.07	Capital Expenditures	110
10.08	Interest Expense Coverage Ratio	111
10.09	Total Leverage Ratio	112
10.10	Modifications of Acquisition Documents, Certificate of Incorporation, By-Laws and Certain Other Agreements; Limitations on Voluntary Payments, etc.	112
10.11	Limitation on Certain Restrictions on Subsidiaries	113
10.12	Limitation on Issuance of Equity Interests	114
10.13	Business; etc.	114
10.14	Limitation on Creation of Subsidiaries	114

SECTION 11.	Events of Default	115

11.01	Payments	115
11.02	Representations, etc.	115
11.03	Covenants	115
11.04	Default Under Other Agreements	115
11.05	Bankruptcy, etc.	116

(iii)

11.06	ERISA	116
11.07	Pledge Agreement	117
11.08	Subsidiaries Guaranty	117
11.09	Intercompany Subordination Agreement	117
11.10	Judgments	118
11.11	Change of Control	118

SECTION 12.	The Administrative Agent	118

12.01	Appointment	118
12.02	Nature of Duties	119
12.03	Lack of Reliance on the Administrative Agent	119
12.04	Certain Rights of the Administrative Agent	120
12.05	Reliance	120
12.06	Indemnification	120
12.07	The Administrative Agent in its Individual Capacity	120
12.08	Holders	121
12.09	Resignation by the Administrative Agent	121
12.10	Collateral Matters	122
12.11	Delivery of Information	123

SECTION 13.	Miscellaneous	123

13.01	Payment of Expenses, etc.	123
13.02	Right of Setoff	124
13.03	Notices	124
13.04	Benefit of Agreement; Assignments; Participations	125
13.05	No Waiver; Remedies Cumulative	127
13.06	Payments Pro Rata	127
13.07	Calculations; Computations	128
13.08	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	128
13.09	Counterparts	129
13.10	Effectiveness	129
13.11	Headings Descriptive	130
13.12	Amendment or Waiver; etc.	130
13.13	Survival	132
13.14	Domicile of Loans	132
13.15	Register	132
13.16	Confidentiality	132
13.17	Securities Release; Guaranty Release	133
13.18	The Patriot Act	133

(iv)

SCHEDULE I	Commitments
SCHEDULE II	Lender Addresses
SCHEDULE III	Existing Letters of Credit
SCHEDULE IV	Plans
SCHEDULE V	Subsidiaries
SCHEDULE VI	Existing Indebtedness
SCHEDULE VII	Insurance
SCHEDULE VIII	Existing Liens
SCHEDULE IX	Existing Investments

EXHIBIT A-1	Form of Notice of Borrowing
EXHIBIT A-2	Form of Notice of Conversion/Continuation
EXHIBIT B-1	Form of A Term Note
EXHIBIT B-2	Form of B Term Note
EXHIBIT B-3	Form of Revolving Note
EXHIBIT B-4	Form of Incremental Term Note
EXHIBIT B-5	Form of Swingline Note
EXHIBIT C	Form of Letter of Credit Request
EXHIBIT D	Form of Section 5.04(b)(ii) Certificate
EXHIBIT E-1	Form of Opinion of Lane & Waterman LLP, special counsel to the Credit Parties
EXHIBIT E-2	Form of Opinion of Gardner Carton & Douglas LLP, special counsel to the Credit Parties
EXHIBIT F	Form of Officers’ Certificate
EXHIBIT G	Form of Subsidiaries Guaranty
EXHIBIT H	Form of Intercompany Subordination Agreement
EXHIBIT I	Form of Pledge Agreement
EXHIBIT J	Form of Solvency Certificate
EXHIBIT K	Form of Compliance Certificate
EXHIBIT L	Form of Assignment and Assumption Agreement
EXHIBIT M	Form of Intercompany Note
EXHIBIT N	Form of Incremental Term Loan Commitment Agreement
EXHIBIT O	Form of Incremental RL Commitment Agreement

(v)

CREDIT AGREEMENT, dated as of June 3, 2005, among LEE ENTERPRISES, INCORPORATED, a Delaware corporation (the “Borrower”), the Lenders party hereto from time to time, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent, DEUTSCHE BANK SECURITIES INC. and SUNTRUST CAPITAL MARKETS, INC., as Joint Lead Arrangers, DEUTSCHE BANK SECURITIES INC., as Book Running Manager, SUNTRUST BANK, as Syndication Agent, and BANK OF AMERICA, N.A., THE BANK OF NEW YORK and THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH, as Co-Documentation Agents. All capitalized terms used herein and defined in Section 1 are used herein as therein defined.

WITNESSETH:

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the respective credit facilities provided for herein;

NOW, THEREFORE, IT IS AGREED:

SECTION 1. Definitions and Accounting Terms.

1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“A Term Loan” shall have the meaning provided in Section 2.01(a).

“A Term Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “A Term Loan Commitment,” as the same may be terminated pursuant to Section 4.03 or 11.

“A Term Loan Maturity Date” shall mean June 3, 2012.

“A Term Note” shall have the meaning provided in Section 2.05(a).

“Acquired EBITDA” shall mean, for any Acquired Entity or Business for any period, the Consolidated EBITDA as determined for such Acquired Entity or Business for such period on a basis substantially the same (with necessary reference changes) as provided in the definition of Consolidated EBITDA contained herein, except that (i) all references therein and in the component definitions used in determining Consolidated EBITDA to “the Borrower and its Subsidiaries” shall be deemed to be references to the respective Acquired Entity or Business and (ii) the adjustments contained in clauses (d), (e) and (f) of the first sentence, and the adjustments contained in the last sentence, of the definition of “Consolidated EBITDA” herein shall not be made.

“Acquired Entity or Business” shall mean either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of the Borrower or (y) 100% (or, to the extent provided in the definition of “Permitted Acquisition” contained herein, at least

51%) of the Equity Interests of any such Person, which Person shall, as a result of the acquisition of such Equity Interests, become a Qualified Subsidiary (or shall be merged with and into the Borrower or a Qualified Subsidiary, with the Borrower or such Qualified Subsidiary being the surviving Person) all as, and to the extent (and subject to the limitations), provided in the definition of “Permitted Acquisition” contained herein.

“Acquisition” shall mean the acquisition by the Borrower of 100% of the outstanding Equity Interests of Pulitzer through the merger of Acquisition Corp. with and into Pulitzer, with Pulitzer being the surviving entity, in each case pursuant to, and in accordance with the terms and conditions of, the Acquisition Documents.

“Acquisition Agreement” shall mean the Agreement and Plan of Merger, dated as of January 29, 2005, among Pulitzer, the Borrower and Acquisition Corp., as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Acquisition Corp.” shall mean LP Acquisition Corp., a Delaware corporation and a Wholly-Owned Domestic Subsidiary of the Borrower.

“Acquisition Documents” shall mean the Acquisition Agreement and all other agreements and documents relating to the Acquisition, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Additional Permitted Indebtedness” shall have the meaning provided in Section 10.04(xiii).

“Adjusted Consolidated Net Income” shall mean, for any period, Consolidated Net Income for such period (A) plus the sum of (without duplication) (i) the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period and (ii) any extraordinary cash gains and any cash gains from the sale or other disposition of assets in each case to the extent not already included in arriving at Consolidated Net Income for such period and (B) less the sum of (without duplication) (i) the amount of all net non-cash gains and non-cash credits which were included in arriving at Consolidated Net Income for such period and (ii) any extraordinary cash losses and any cash losses from the sale or other disposition any assets in each case to the extent not already included in arriving at Consolidated Net Income for such period.

“Adjusted Consolidated Working Capital” shall mean, at any time, Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.

“Administrative Agent” shall mean DBTCA, in its capacity as Administrative Agent for the Lenders hereunder and under the other Credit Documents, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person),

controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither any Agent (nor any Affiliate thereof) nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of the Borrower or any Subsidiary thereof.

“Agent” shall mean and include each of the Administrative Agent, the Syndication Agent, each of the Joint Lead Arrangers and the Book Running Manager.

“Aggregate Consideration” shall mean, with respect to any Permitted Acquisition, the sum (without duplication) of (i) the fair market value of any shares of the Borrower’s common stock (based on the average closing trading price of such shares of the Borrower’s common stock for the 20 trading days immediately prior to the date of such Permitted Acquisition on the stock exchange on which the Borrower’s common stock is listed or, if such shares of the Borrower’s common stock is not so listed, the good faith determination thereof by the board of directors of the Borrower) issued (or to be issued) as consideration in connection with such Permitted Acquisition (including, without limitation, any shares of the Borrower’s common stock which may be required to be issued as earn-out consideration upon the achievement of certain future performance goals), (ii) the aggregate amount of all cash paid (or to be paid) by the Borrower or any of its Subsidiaries in connection with such Permitted Acquisition (including, without limitation, payments of fees and costs and expenses in connection therewith) and all contingent cash purchase price, earn-out, non-compete and other similar obligations of the Borrower and its Subsidiaries incurred and reasonably expected to be incurred in connection therewith (as determined in good faith by the Borrower), (iii) the aggregate principal amount of all Indebtedness assumed, incurred, refinanced and/or issued in connection with such Permitted Acquisition to the extent permitted by Section 10.04, (iv) the aggregate liquidation preference of all shares of Qualified Preferred Stock of the Borrower issued (or to be issued) as consideration in connection with such Permitted Acquisition (including, without limitation, any shares of Qualified Preferred Stock of the Borrower which may be required to be issued as earn-out consideration upon the achievement of certain future performance goals) and (v) the Fair Market Value of all other consideration paid or payable in connection with such Permitted Acquisition. For purposes of determining the Aggregate Consideration for any Permitted Acquisition, to the extent that any portion of the assets being acquired pursuant to such Permitted Acquisition constitute cash on the balance sheet of the Acquired Entity or Business being acquired pursuant to such Permitted Acquisition, the amount of such cash shall be deducted from the Aggregate Consideration determined pursuant to this definition in connection with such Permitted Acquisition.

“Agreement” shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

“Applicable Commitment Commission Percentage” and “Applicable Margin” shall mean: (A) from and after any Start Date to and including the corresponding End Date described below, (i) with respect to Commitment Commission, the respective per annum percentage set forth in the table below under the column “Applicable Commitment Commission Percentage”, and (ii) with respect to A Term Loans, Revolving Loans and Swingline Loans, the respective percentage per annum set forth in the table below under the respective Tranche and Type of Loans and (in the case of preceding sub-clauses (i) and (ii)) opposite the respective Level (i.e., Level 1, Level 2, Level 3, Level 4, Level 5 or Level 6, as the case may be) indicated to have been achieved on the respective Start Date (as shown in any respective officer’s certificate delivered in accordance with the following sentences), (B) with respect to B Term Loans maintained as (i) Base Rate Loans, a percentage per annum equal to 0.75%, and (ii) Eurodollar Loans, a percentage per annum equal to 1.75%, and (C) with respect to any Type of Incremental Term Loan of a given Tranche that is neither an A Term Loan nor a B Term Loan, that percentage per annum set forth in, or calculated in accordance with, Section 2.14 and the relevant Incremental Term Loan Commitment Agreement:

Level	Total Leverage Ratio	A Term Loan, Revolving Loans and Swingline Loans Base Rate Margin	A Term Loan and Revolving Loans Eurodollar Margin	Applicable Commitment Commission Percentage
6	Equal to or greater than 5.00 to 1.00	0.50%	1.50%	0.50%

5	Equal to or greater than 4.50 to 1.00 but less than 5.00 to 1.00	0.25%	1.25%	0.375%

4	Equal to or greater than 4.00 to 1.00 but less than 4.50 to 1.00	0.00%	1.00%	0.30%

3	Equal to or greater than 3.50 to 1.00 but less than 4.00 to 1.00	0.00%	0.875%	0.25%

2	Equal to or greater than 3.00 to 1.00 but less than 3.50 to 1.00	0.00%	0.75%	0.25%

1	Less than 3.00 to 1.00	0.00%	0.625%	0.25%

The Total Leverage Ratio used in a determination of Applicable Commitment Commission Percentage and Applicable Margins shall be determined based on the delivery of a certificate of the Borrower (each, a “Quarterly Pricing Certificate”) by an Authorized Officer of the Borrower to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), within (i) 45 days after the last day of each of the first three fiscal quarters in each fiscal year of the Borrower and (ii) 90 days after the last day of the fourth fiscal quarter of each fiscal year of the Borrower, each of which Quarterly Pricing Certificates shall set forth the calculation of the Total Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date (but determined on a Pro Forma Basis solely to give effect to all Permitted Acquisitions (if any) and all Significant Asset Sales (if any) consummated on or after the first day of such Test Period and on or prior to the date of delivery of any such Quarterly Pricing Certificate and any Indebtedness incurred, assumed or permanently repaid in connection therewith) and the Applicable Commitment Commission Percentage and Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following provisions of this definition); provided that at the time of the consummation of any Permitted Acquisition or Significant Asset Sale, an Authorized Officer of the Borrower shall deliver to the Administrative Agent a certificate setting forth the calculation of the Total Leverage Ratio on a Pro Forma Basis (solely to give effect to all Permitted Acquisitions (if any) and all Significant Asset Sales (if any) consummated on or after the first day of such Test Period and on or prior to the date of the delivery of such certificate and any Indebtedness incurred or assumed in connection therewith) as of the last day of the last Calculation Period ended prior to the date on which such Permitted Acquisition or Significant Asset Sale is consummated for which financial statements have been made available (or were required to be made available) pursuant to Section 9.01(a) or (b), as the case may be, and the date of such consummation shall be deemed to be a Start Date and the Applicable Commitment Commission Percentage and Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences) shall be based upon the Total Leverage Ratio as so calculated. The Applicable Commitment Commission Percentage and Applicable Margins so determined shall apply, except as set forth in the immediately succeeding sentence, from the relevant Start Date to the earliest of (x) the date on which the next officer’s certificate is delivered to the Administrative Agent, (y) the date on which the next Permitted Acquisition or Significant Asset Sale is consummated or (z) the date which is 45 days following the last day of the Test Period (or 90 days following the last day of the Test Period in respect of the fourth fiscal quarter of the Borrower, in either case) in which the previous Start Date occurred (such earliest date, the “End Date”), at which time, if no officer’s certificate has been delivered to the Administrative Agent indicating an entitlement to new Applicable Commitment Commission Percentage and Applicable Margins (and thus commencing a new Start Date), the Applicable Commitment Commission Percentage and Applicable Margins shall be those applicable to a Total Leverage Ratio based on a Level 6 until such time as a new Start Date shall commence as provided above. Notwithstanding anything to the contrary contained above in this definition, (x) except as provided in succeeding clause (y), the Applicable Commitment Commission Percentage and Applicable Margins shall be those applicable to a Total Leverage Ratio based on a Level 6 at all times prior to the first Start Date after the Effective Date and (y) the Applicable Commitment Commission Percentage and Applicable Margins shall be those applicable to a Total Leverage Ratio based on a Level 6 at all times during which any Default or Event of Default shall occur and be continuing.

“Applicable Excess Cash Flow Recapture Percentage” shall mean, at any time, 50%; provided, however, so long as (i) no Default or Event of Default is then in existence and (ii) the Total Leverage Ratio as of the last day of the respective Excess Cash Flow Payment Period is less than 5.00:1.00, the Applicable Excess Cash Flow Recapture Percentage instead shall be 0.00%.

“Asset Sale” shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person (including by way of redemption by such Person) other than to the Borrower or a Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of, or Equity Interests in, another Person), but excluding sales, transfers or other dispositions of assets pursuant to Sections 10.02(ii), (vi), (vii) (viii), (ix), (x) and (xii).

“Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed).

“Authorized Officer” shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion/Continuation and similar notices, any person or persons that has or have been authorized by the board of directors of the Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent, the Swingline Lender or the respective Issuing Lender, as the case may be, (ii) delivering financial information and officer’s certificates pursuant to this Agreement, the chief financial officer, the treasurer or the principal accounting officer of the Borrower, and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of the Borrower.

“B Term Loan” shall have the meaning provided in Section 2.01(b).

“B Term Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “B Term Loan Commitment,” as the same may be terminated pursuant to Section 4.03 or 11.

“B Term Loan Maturity Date” shall mean June 3, 2013.

“B Term Note” shall have the meaning provided in Section 2.05(a).

“Bankruptcy Code” shall have the meaning provided in Section 11.05.

“Base Rate” shall mean, at any time, the higher of (i) the Prime Lending Rate at such time and (ii) 1/2 of 1% in excess of the overnight Federal Funds Rate at such time.

“Base Rate Loan” shall mean (i) each Swingline Loan and (ii) each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

“Book Running Manager” shall mean DBSI in its capacity as book running manager in respect of the credit facilities provided for herein.

“Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowing” shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders having Commitments of the respective Tranche (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 2.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in U.S. dollar deposits in the applicable interbank Eurodollar market.

“Calculation Period” shall mean, with respect to any Permitted Acquisition, any Significant Asset Sale, any incurrence of Additional Permitted Indebtedness or any other event expressly required to be calculated on a Pro Forma Basis pursuant to the terms of this Agreement, the Test Period most recently ended prior to the date of such Permitted Acquisition, Significant Asset Sale, incurrence of Additional Permitted Indebtedness or other event for which financial statements have been delivered to the Lenders pursuant to this Agreement.

“Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

“Capitalized Lease Obligations” shall mean, with respect to any Person, all rental obligations of such Person which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

“Cash Equivalents” shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within twelve months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (iii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s with maturities of not more than twelve months from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than twelve months after the date of acquisition by such Person, (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above, and (vii) in the case of any Foreign Subsidiary of the Borrower only, direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) in each case having maturities of not more than twelve months from the date of acquisition thereof; provided that, notwithstanding anything to the contrary contained above in this definition, Restricted Cash Equivalents of PD LLC which are Restricted pursuant to the terms of the PD LLC Notes Documents or any Permitted PD LLC Notes

Refinancing Indebtedness may consist of (x) securities or obligations of the types described in clauses (i) and (ii) of this definition that have maturities of not more than sixty months from the date of acquisition thereof by PD LLC and (y) asset-backed securities, mortgaged-backed securities and collateralized mortgage obligations issued by any Person and rated at least Aa3 by Moody’s or AA- by S&P.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. § 9601 et seq.

“Change in Law” shall have the meaning provided in Section 11.06.

“Change of Control” shall mean (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Effective Date) (A) is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the Effective Date), directly or indirectly, of 30% or more on a fully diluted basis of the Voting Equity Interests of the Borrower or (B) shall have obtained the power (whether or not exercised) to elect a majority of the Borrower’s directors, (ii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors or (iii) a “change of control” or similar event shall occur as provided in any PD LLC Notes Document, any Permitted PD LLC Notes Refinancing Indebtedness (or any documentation governing the same) or any Additional Permitted Indebtedness (or any documentation governing the same) with an aggregate outstanding principal amount of at least $25,000,000.

“Claims” shall have the meaning provided in the definition of “Environmental Claims” contained herein.

“Co-Documentation Agents” shall mean each of Bank of America, N.A., The Bank of New York and The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch in their capacity as co-documentation agents in respect of the credit facilities provided herein.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall mean and include all Pledge Agreement Collateral and all cash and Cash Equivalents delivered as collateral pursuant to Section 5.02 or 11.

“Collateral Agent” shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Pledge Agreement.

“Commitment” shall mean any of the commitments of any Lender, i.e., an A Term Loan Commitment, a B Term Loan Commitment, an Incremental Loan Commitment or a Revolving Loan Commitment.

“Commitment Commission” shall have the meaning provided in Section 4.01(a).

“Company” shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

“Consolidated Current Assets” shall mean, at any time, the consolidated current assets of the Borrower and its Subsidiaries at such time.

“Consolidated Current Liabilities” shall mean, at any time, the consolidated current liabilities of the Borrower and its Subsidiaries at such time, but excluding the current portion of any Indebtedness under this Agreement and the current portion of any other long-term Indebtedness which would otherwise be included therein.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (without duplication) (a) Consolidated Interest Expense, (b) depreciation and amortization expense, (c) income and profits taxes, (d) in the case of any period including any fiscal quarter of the Borrower ending in the Borrower’s fiscal year 2005, up to $26,500,000 of fees and expenses (including redemption premiums) incurred in connection with the Transaction during such period, (e) in the case of any period including the six month period of the Borrower ending September 30, 2005, up to $15,000,000 of severance charges and success and retention bonuses incurred or paid during such period in connection with the Acquisition, and (f) in the case of any period including the twelve month period of the Borrower ending on the first anniversary of the Initial Borrowing Date, up to $5,000,000 of non-recurring transition costs incurred during such period in connection with the Acquisition. Notwithstanding anything to the contrary contained above, for purposes of determining Consolidated EBITDA for any Test Period which ends prior to the first anniversary of the Initial Borrowing Date, Consolidated EBITDA for all portions of such period occurring prior to the Initial Borrowing Date shall be calculated in accordance with the definition of Test Period contained herein.

“Consolidated Indebtedness” shall mean, at any time, the remainder of (A) the sum of (without duplication) (i) all Indebtedness of the Borrower and its Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capitalized Lease Obligations on the liability side of a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP (including, without limitation, all Indebtedness of PD LLC under the PD LLC Notes and the other PD LLC Notes Documents), (ii) all Indebtedness of the Borrower and its Subsidiaries of the type described in clauses (ii), (vii) and (viii) of the definition of Indebtedness and (iii) all Contingent Obligations of the Borrower and its Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i) and (ii) less (B) the sum of (without duplication) (i) the aggregate amount of all Unrestricted cash and Cash Equivalents of the Borrower, its Wholly-Owned Subsidiaries and PD LLC at such time and (ii) the aggregate amount of all Restricted cash and Cash Equivalents of Pulitzer and its Subsidiaries that is Restricted pursuant to the terms of the PD LLC Notes Documents or any Permitted PD LLC Notes Refinancing Indebtedness; provided that (x) the amount of Indebtedness in respect of the PD LLC Notes shall be the aggregate outstanding principal amount thereof (as opposed to its “fair value” determined in accordance with GAAP), (y) the amount of Indebtedness in respect of any Interest Rate Protection Agreements and Other Hedging Agreements shall be at any time (a) if any such Interest Rate Protection Agreements or Other Hedging Agreements have been closed out, the unamortized termination value thereof, and (b) in all other cases, the unrealized net loss position, if any, of the Borrower and/or its Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time, and (z) the amount of Cash Equivalents shall be at any time the amount thereof on a marked-to-market basis determined no more than one month prior to such time.

“Consolidated Interest Expense” shall mean, for any period, the sum for the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, of all amounts which would be deducted in computing Consolidated Net Income on account of interest on Indebtedness (including (whether or not so deducted) (i) imputed interest in respect of Capitalized Lease Obligations, (ii) the “deemed interest expense” (i.e., the interest expense which would have been applicable if the respective obligations were structured as on-balance sheet financing arrangements) with respect to all Indebtedness of the Borrower and its Subsidiaries of the type described in clause (viii) of the definition of “Indebtedness” contained herein (to the extent same does not arise from a financing arrangement constituting an operating lease), (iii) amortization of debt discount and expense and (iv) all commissions, discounts and other regularly accruing commitment, letter of credit and other banking fees and charges (including all Commitment Commissions, Letter of Credit Fees and Facing Fees). Notwithstanding anything to the contrary contained above, for purposes of determining the Interest Expense Coverage Ratio, to the extent Consolidated Interest Expense is to be determined for any Test Period which ends prior to the first anniversary of the Initial Borrowing Date, Consolidated Interest Expense for all portions of such period occurring prior to the Initial Borrowing Date shall be calculated in accordance with the definition of Test Period contained herein.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (after deduction for minority interests), excluding:

(a) any gains arising from (i) the sale or other disposition of any assets (other than current assets) to the extent that the aggregate amount of the gains during such period exceeds the aggregate amount of the losses during such period from the sale, abandonment or other disposition of assets (other than current assets), (ii) any write-up of assets or (iii) the acquisition of outstanding securities of the Borrower or any of its Subsidiaries;

(b) any losses arising from the sale or other disposition of any assets (other than current assets) to the extent the aggregate amount of losses during such period exceeds the aggregate amount of gains during such period from such sale;

(c) any amount representing any interest in the undistributed earnings of (i) any other Person that is not a Subsidiary of the Borrower, (ii) Madison Newspapers, Inc., (iii) Star Publishing Company and (iv) any other Subsidiary of the Borrower that is accounted for by the Borrower by the equity method of accounting;

(d) except for determinations expressly required to be made on a Pro Forma Basis, any earnings, prior to the date of acquisition, of any Person acquired in any manner, and any earnings of any Subsidiary of the Borrower acquired prior to its becoming a Subsidiary of the Borrower;

(e) any earnings of a successor to or transferee of the assets of the Borrower prior to its becoming such successor or transferee;

(f) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person;

(g) any extraordinary gains or extraordinary losses not covered by clause (a) or (b) above;

(h) any non-cash charges related to goodwill and asset write-offs and write-downs; and

(i) any non-cash income.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Continuing Directors” shall mean the directors of the Borrower on the Effective Date and each other director if such director’s nomination for election to the board of directors of the Borrower is recommended by a majority of the then Continuing Directors.

“Credit Documents” shall mean this Agreement, the Subsidiaries Guaranty, the Pledge Agreement, the Intercompany Subordination Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note.

“Credit Event” shall mean the making of any Loan or the issuance of any Letter of Credit.

“Credit Party” shall mean the Borrower and each Subsidiary Guarantor.

“DBSI” shall mean Deutsche Bank Securities Inc.

“DBTCA” shall mean Deutsche Bank Trust Company Americas, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Dividend” shall mean, with respect to any Person, that such Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common Equity Interests of such Person) or cash to its stockholders, partners or members in their capacity as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any other Equity Interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any other Equity Interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests). Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

“Documents” shall mean, collectively, (i) the Credit Documents, (ii) the Acquisition Documents and (iii) the Refinancing Documents.

“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.

“Domestic Subsidiary” of any Person shall mean any Subsidiary of such Person incorporated or organized in the United States or any State thereof or the District of Columbia.

“Drawing” shall have the meaning provided in Section 3.05(b).

“Effective Date” shall have the meaning provided in Section 13.10.

“Eligible Transferee” shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), but in any event excluding the Borrower and its Subsidiaries.

“End Date” shall have the meaning provided in the definition of “Applicable Commitment Commission Percentage” and “Applicable Margin” contained herein.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

“Environmental Law” shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a “single employer” (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

“Eurodollar Loan” shall mean each Loan (other than a Swingline Loan) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

“Eurodollar Rate” shall mean (a) with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen (or any successor page) as of 11:00 A.M., London time, on the applicable Interest Determination Date, provided that, to the extent than an interest rate is not ascertainable pursuant to the foregoing provisions of this clause (a), the rate above instead shall be the offered quotation to first-class banks in the New York interbank Eurodollar market by the Administrative Agent for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent (in its capacity as a Lender (or, if the Administrative Agent is not a Lender with respect thereto, taking the average principal amount of the Eurodollar Loan then being made by the various Lenders pursuant thereto)) with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the applicable Interest Determination Date, in either case divided (and rounded upward to the nearest 1/100 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

“Event of Default” shall have the meaning provided in Section 11.

“Excess Cash Flow” shall mean, for any period, the remainder of (a) the sum of, without duplication, (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of, without duplication, (i) the aggregate amount of all Capital Expenditures made by the Borrower and its Subsidiaries during such period (other than Capital Expenditures to the extent financed with equity proceeds, Equity Interests, asset sale proceeds (other than current assets), insurance proceeds or Indebtedness (other than Revolving Loans and Swingline Loans)), (ii) the aggregate amount of all permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries and the amount of all permanent repayments of the principal component of Capitalized Lease Obligations of the Borrower and its Subsidiaries during such period (other than (1) repayments made pursuant to the Refinancing, (2) repayments made with the proceeds of asset sales (other than current assets), equity proceeds, Equity Interests, insurance or Indebtedness and (3) payments of Loans, provided that repayments of Loans shall be deducted in determining Excess Cash Flow to the extent such repayments were (x) required as a result of a Scheduled Term Loan Repayment pursuant to Section 5.02(b) or (y) made as a voluntary prepayment pursuant to Section 5.01 with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment in an amount equal to such prepayment)), and (iii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period.

“Excess Cash Flow Payment Date” shall mean the date occurring 90 days after the last day of each fiscal year of the Borrower (commencing with the fiscal year of the Borrower ending September 30, 2006).

“Excess Cash Flow Payment Period” shall mean, with respect to the repayment required on each Excess Cash Flow Payment Date, the immediately preceding fiscal year of the Borrower.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Domestic Subsidiary” shall mean Pulitzer and each Domestic Subsidiary of Pulitzer, but only so long as Pulitzer and its Domestic Subsidiaries have not become Subsidiary Guarantors by virtue of the restrictions set forth in the applicable PD LLC Notes Documents or Permitted PD LLC Notes Refinancing Indebtedness, as the case may be.

“Existing Credit Agreement” shall mean the Credit Agreement, dated as of March 28, 2000, among the Borrower, Bank of America, N.A., as agent, and the other lenders party thereto (as amended through and including the Initial Borrowing Date).

“Existing Indebtedness” shall have the meaning provided in Section 8.21.

“Existing Indebtedness Agreements” shall have the meaning provided in Section 6.05.

“Existing Lee Senior Notes” shall mean, collectively, the Borrower’s 6.47% Senior Notes due 2010 and 6.64% Senior Notes due 2013, each issued pursuant to the Existing Lee Senior Notes Agreement as in effect on the Initial Borrowing Date.

“Existing Lee Senior Notes Agreement” shall mean the Note Purchase Agreement, dated as of March 15, 1998, entered into by and among the Borrower and the purchasers party thereto, as in effect on the Initial Borrowing Date.

“Existing Lee Senior Notes Documents” shall mean the Existing Lee Senior Notes, the Existing Lee Senior Notes Agreement and all other documents executed and delivered with respect to the Existing Lee Senior Notes or the Existing Lee Senior Notes Agreement, each as in effect on the Initial Borrowing Date.

“Existing Letter of Credit” shall have the meaning provided in Section 3.01(c).

“Facing Fee” shall have the meaning provided in Section 4.01(c).

“Fair Market Value” shall mean, with respect to any asset (including Equity Interests of any Person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer, of the Borrower, or the Subsidiary of the Borrower selling such asset.

“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 4.01.

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Subsidiary” of any Person shall mean any Subsidiary of such Person that is not a Domestic Subsidiary.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time; provided that determinations in accordance with GAAP for purposes of the Applicable Commitment Commission Percentage, the Applicable Margins and Sections 5.02, 9.15 and 10, including defined terms as used therein, and for all purposes of determining the Total Leverage Ratio, are subject (to the extent provided therein) to Section 13.07(a).

“Guaranty Release Date” shall have the meaning provided in Section 13.17(b).

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or Release of which is prohibited, limited or regulated by any governmental authority.

“Herald” shall mean The Herald Company, Inc., a New York corporation.

“Incremental Loan Commitment” shall mean any Incremental Term Loan Commitment and/or any Incremental RL Commitment, as the context may require.

“Incremental Loan Commitment Agreement” shall mean any Incremental Term Loan Commitment Agreement and/or any Incremental RL Commitment Agreement, as the context may require.

“Incremental Loan Commitment Date” shall mean any Incremental Term Loan Borrowing Date or any Incremental RL Commitment Date, as the context may require.

“Incremental Loan Commitment Request Requirements” shall mean, with respect to any request for an Incremental Loan Commitment made pursuant to Section 2.14 or 2.15, the satisfaction of each of the following conditions on the date of such request: (w) no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental Loan Commitments then requested had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans had been consummated, on such date of request) and all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); (x) unless otherwise agreed to by the Administrative Agent, the Syndication Date shall have occurred; (y) the Borrower shall be in compliance with the covenants contained in Sections 10.08 and 10.09 for the Calculation Period most recently ended prior to the date of the request for Incremental Loan Commitments, on a Pro Forma Basis, as if the relevant Loans to be made pursuant to such Incremental Loan Commitments (assuming the full utilization thereof) had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans (as well as other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred, on the first day of such Calculation Period, and (z) no Incremental Term Loan Commitments are then outstanding, unless the full amount such Incremental Term Loan Commitments will be utilized on the date of the effectiveness of the Incremental Term Loan Commitment Agreement to be entered into in connection with the Incremental Term Loan Commitments of the new Tranche then being requested.

“Incremental Loan Commitment Requirements” shall mean, with respect to any provision of an Incremental Loan Commitment on a given Incremental Loan Commitment Date, the satisfaction of each of the following conditions on or prior to the effective date of the respective Incremental Loan Commitment Agreement: (t) no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental Loan Commitments then provided had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans had been consummated, on such date of effectiveness) and all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); (u) calculations are made by the Borrower demonstrating compliance with the covenants contained in Sections 10.08 and 10.09 for the Calculation Period most recently ended prior to such date of effectiveness, on a Pro Forma Basis, as if the relevant Loans to be made pursuant to such Incremental Loan Commitments (assuming the full utilization thereof) had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans (as well as other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred, on the first day of such Calculation Period; (v) the delivery by the Borrower to the Administrative Agent of an officer’s certificate executed by an Authorized Officer of the Borrower and certifying as to compliance with preceding clauses (t) and (u) and containing the calculations (in reasonable detail) required by preceding clause (u); (w) the delivery by the Borrower to the Administrative Agent of an acknowledgement in form and substance reasonably satisfactory to the Administrative Agent and executed by each Subsidiary Guarantor, acknowledging that such Incremental Loan Commitment and all Loans subsequently incurred pursuant to such Incremental Loan Commitment shall constitute (and be included in the definition of) “Guaranteed Obligations” under the Subsidiaries Guaranty; (x) the delivery by the Borrower to the Administrative Agent of an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Credit Parties reasonably satisfactory to the Administrative Agent and dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Initial Borrowing Date pursuant to Section 6.03 as may be reasonably requested by the Administrative Agent, and such other matters incident to the transactions contemplated thereby as the Administrative Agent may reasonably request, (y) the delivery by the Borrower and the other Credit Parties to the Administrative Agent of such other officers’ certificates, board of director resolutions and evidence of good standing as the Administrative Agent shall reasonably request and (z) the completion by the Borrower and the other Credit Parties of such other actions as the Administrative Agent may reasonably request in connection with such Incremental Loan Commitment.

“Incremental RL Commitment” shall mean, for any Lender, any commitment by such Lender to make Revolving Loans pursuant to Section 2.01(c) as agreed to by such Lender in the respective Incremental RL Commitment Agreement delivered pursuant to Section 2.15; it being understood, however, that on each date upon which an Incremental RL Commitment of any Lender becomes effective, such Incremental RL Commitment of such Lender shall be added to (and thereafter become a part of) the Revolving Loan Commitment of such Lender for all purposes of this Agreement as contemplated by Section 2.15.

“Incremental RL Commitment Agreement” shall mean each Incremental RL Commitment Agreement in the form of Exhibit O (appropriately completed) executed in accordance with Section 2.15.

“Incremental RL Commitment Date” shall mean each date upon which an Incremental RL Commitment under an Incremental RL Commitment Agreement becomes effective as provided in Section 2.15(b).

“Incremental RL Lender” shall have the meaning specified in Section 2.15(b).

“Incremental Term Loan” shall have the meaning provided in Section 2.01(d).

“Incremental Term Loan Borrowing Date” shall mean, with respect to each Tranche of Incremental Term Loans, each date on which Incremental Term Loans of such Tranche are incurred pursuant to Section 2.01(d) and as otherwise permitted by Section 2.14.

“Incremental Term Loan Commitment” shall mean, for each Lender, any commitment to make Incremental Term Loans provided by such Lender pursuant to Section 2.14, in such amount as agreed to by such Lender in the respective Incremental Term Loan Commitment Agreement and as set forth opposite such Lender’s name in Schedule I (as modified in accordance with Section 2.14) directly below the column entitled “Incremental Term Loan Commitment”, as the same may be terminated pursuant to Section 4.03 or 11.

“Incremental Term Loan Commitment Agreement” shall mean each Incremental Term Loan Commitment Agreement in the form of Exhibit N (appropriately completed) executed in accordance with Section 2.14.

“Incremental Term Loan Lender” shall have the meaning provided in Section 2.14(b).

“Incremental Term Loan Maturity Date” shall mean, for any Tranche of Incremental Term Loans, the final maturity date set forth for such Tranche of Incremental Term Loans in the respective Incremental Term Loan Commitment Agreement relating thereto, provided that the final maturity date for all Incremental Term Loans of a given Tranche shall be the same date.

“Incremental Term Note” shall have the meaning provided in Section 2.05(a).

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property acquired by such Person or services, (ii) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the Fair Market Value of the property to which such Lien relates), (iv) all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement and (viii) all Off-Balance Sheet Liabilities of such Person. Notwithstanding the foregoing, Indebtedness shall not include trade payables, accrued expenses and deferred tax and other credits incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

“Initial Borrowing Date” shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans occurs.

“Intercompany Debt” shall mean any Indebtedness, payables or other obligations, whether now existing or hereafter incurred, owed by the Borrower or any Subsidiary Guarantor to the Borrower or any Subsidiary of the Borrower.

“Intercompany Loans” shall have the meaning provided in Section 10.05(viii).

“Intercompany Note” shall mean a promissory note evidencing Intercompany Loans, duly executed and delivered substantially in the form of Exhibit M (or such other form as shall be satisfactory to the Administrative Agent), with blanks completed in conformity herewith.

“Intercompany Subordination Agreement” shall have the meaning provided in Section 6.10(b).

“Interest Determination Date” shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

“Interest Expense Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Interest Period” shall have the meaning provided in Section 2.09.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Investments” shall have the meaning provided in Section 10.05.

“Issuing Lender” shall mean (i) each of DBTCA (except as otherwise provided in Section 12.09) and any other Lender reasonably acceptable to the Administrative Agent which agrees to issue Letters of Credit hereunder and (ii) with respect to the Existing Letters of Credit, the Lender designated as the issuer thereof on Schedule III. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Lender (and such Affiliate shall be deemed to be an “Issuing Lender” for all purposes of the Credit Documents). To the extent that any Affiliate of the Administrative Agent is an Issuing Lender hereunder, such Affiliate also shall cease to be an Issuing Lender hereunder as provided in Section 12.09 to the same extent as the Administrative Agent.

“Joint Lead Arrangers” shall mean each of DBSI and STCM in their capacity as joint lead arrangers in respect of the credit facilities provided for herein.

“L/C Supportable Obligations” shall mean (i) obligations of the Borrower or any of its Wholly-Owned Subsidiaries with respect to workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Wholly-Owned Subsidiaries as are reasonably acceptable to the respective Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement (other than obligations in respect of (w) the PD LLC Notes Documents, (x) the Permitted PD LLC Notes Refinancing Indebtedness, (y) any Indebtedness or other obligations that are subordinated to the Obligations and (z) any Equity Interests).

“Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” shall mean each financial institution listed on Schedule I, as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.13 or 13.04(b).

“Lender Default” shall mean (i) the wrongful refusal (which has not been retracted) or the failure of a Lender (in either case) to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 3.04(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 2.01(a), 2.01(b), 2.01(c), 2.01(d) or 3.

“Letter of Credit” shall have the meaning provided in Section 3.01(a).

“Letter of Credit Fee” shall have the meaning provided in Section 4.01(b).

“Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the Stated Amount of all outstanding Letters of Credit at such time and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit at such time.

“Letter of Credit Request” shall have the meaning provided in Section 3.03(a).

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Loan” shall mean each Term Loan, each Revolving Loan and each Swingline Loan.

“Majority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations under the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Mandatory Borrowing” shall have the meaning provided in Section 2.01(f).

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean:

(A) for the period from the Effective Date through and including the Initial Borrowing Date, any change, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) (x) that is, individually or in the aggregate, materially adverse to (or could reasonably be expected to be materially adverse to) the business, property, assets, liabilities, financial condition or results of operations of Pulitzer and its Subsidiaries taken as a whole since December 28, 2003 (other than as, and to the extent, expressly disclosed in filings of Pulitzer made with the SEC prior to January 29, 2005), (y) which would, individually or in the aggregate, prevent or materially delay the consummation of the Transaction, or (z) that is, individually or in the aggregate, materially adverse to the rights or remedies of the Lenders under this Agreement or any other Credit Document; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect during such period: (i) any adverse change in the market price or trading volume of the capital stock of Pulitzer after January 29, 2005, provided, however, that this clause (i) shall not exclude any underlying event, occurrence, development or circumstance which may have caused such change in stock price or trading volume; (ii) any adverse event, occurrence or development affecting any of the industries in which Pulitzer and its Subsidiaries operate generally (to the extent such events, occurrences or developments do not disproportionately affect Pulitzer or its Subsidiaries as compared to other companies in such industries); (iii) changes, events or occurrences in financial, credit, banking or securities markets (including any disruption thereof); (iv) any adverse change, event, development or effect arising from or relating to general business or economic conditions (including the business of Pulitzer or any of its Subsidiaries) which does not relate only to Pulitzer or any of its Subsidiaries; (v) any adverse change, event, development or effect attributable to the announcement or pendency of the Transaction, or resulting from or relating to compliance with the terms of, or the taking of any action required by, the Acquisition Agreement; (vi) any adverse change, event, development or effect arising from or relating to national or international political or social conditions, including the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack anywhere in the world; and (vii) any adverse change, event, development or effect arising from or relating to laws, rules, regulations, orders or other binding directives issued by any governmental entity that do not relate only to Pulitzer and its Subsidiaries; and

(B) for the period after the Initial Borrowing Date, (x) a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower or of the Borrower and its Subsidiaries taken as a whole or (y) a material adverse effect (i) on the rights or remedies of the Lenders, the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document or (ii) on the ability of any Credit Party to perform its obligations to the Lenders, the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document.

“Maturity Date” shall mean, with respect to the relevant Tranche of Loans, the A Term Loan Maturity Date, the B Term Loan Maturity Date, each Incremental Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

“Maximum Incremental Commitment Amount” shall mean $500,000,000.

“Maximum Swingline Amount” shall mean $20,000,000.

“Minimum Borrowing Amount” shall mean (i) for Term Loans, $5,000,000, (ii) for Revolving Loans, maintained as (x) Eurodollar Loans, $2,000,000 and (y) Base Rate Loans, $1,000,000, and (iii) for Swingline Loans, $300,000.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“NAIC” shall mean the National Association of Insurance Commissioners.

“Net Cash Proceeds” shall mean for any event requiring a reduction of the Total Revolving Loan Commitment and/or repayment of Term Loans pursuant to Section 5.02 (c), (d) or (g), as the case may be, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event.

“Net Sale Proceeds” shall mean for any sale or other disposition of assets pursuant to an Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such Asset Sale, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses (including title and recording expenses), associated therewith and sales, VAT and transfer taxes arising therefrom), (ii) payments of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such Asset Sale, (iii) the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets which were sold or otherwise disposed of, and (iv) the estimated net marginal increase in income taxes which will be payable by the Borrower’s consolidated group or any Subsidiary of the Borrower with respect to the fiscal year of the Borrower in which the sale or other disposition occurs as a result of such sale or other disposition; provided, however, that such gross proceeds shall not include any portion of such gross cash proceeds which the Borrower determines in good faith should be reserved for post-closing adjustments (to the extent the Borrower delivers to the Administrative Agent a certificate signed by an Authorized Officer of the Borrower as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than 360 days following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Borrower or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by the Borrower and/or any of its Subsidiaries from such Asset Sale.

“Non-Defaulting Lender” and “Non-Defaulting RL Lender” shall mean and include each Lender or RL Lender, as the case may be, other than a Defaulting Lender.

“Non-Wholly Owned Subsidiary” shall mean, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

“Note” shall mean each A Term Note, each B Term Note, each Revolving Note, each Incremental Term Note and the Swingline Note.

“Notice of Borrowing” shall have the meaning provided in Section 2.03(a).

“Notice of Conversion/Continuation” shall have the meaning provided in Section 2.06.

“Notice Office” shall mean (i) for credit notices, the office of the Administrative Agent located at 60 Wall Street, New York, New York 10005, Attention: Stephen Cayer, Telephone No. (212) 250-3536, and Telecopier No.: (212) 797-5904, and (ii) for operational notices, the office of the Administrative Agent located at 90 Hudson Street, 5th Floor, Jersey City, New Jersey 07302, Attention: John Quinn, Telephone No.: (201) 593-2177, and Telecopier No.: (201) 593-2308/2309, or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Obligations” shall mean all amounts owing to the Administrative Agent, the Collateral Agent, any Issuing Lender, the Swingline Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any obligation under a Synthetic Lease or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values or commodity prices.

“Participant” shall have the meaning provided in Section 3.04(a).

“Patriot Act” shall have the meaning provided in Section 13.18.

“Payment Office” shall mean the office of the Administrative Agent located at 90 Hudson Street, Jersey City, New Jersey 07302 or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“PD LLC” shall mean St. Louis Post-Dispatch LLC, a Delaware limited liability company.

“PD LLC Indemnity Agreement” shall mean the Indemnity Agreement, dated as of May 1, 2000, between Herald and Pulitzer, as in effect on the Initial Borrowing Date and as the same may be amended, modified and supplemented from time to time in accordance with the terms hereof and thereof.

“PD LLC Notes” shall mean PD LLC’s 8.05% Senior Notes due 2009 issued pursuant to the PD LLC Notes Agreement, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“PD LLC Notes Agreement” shall mean the Note Agreement, dated as of May 1, 2000, entered into by and among PD LLC and the purchasers party thereto, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“PD LLC Notes Documents” shall mean the PD LLC Notes, the PD LLC Notes Agreement, the PD LLC Notes Guaranty, the PD LLC Indemnity Agreement, the PD LLC Operating Agreement and all other documents executed and delivered with respect to the PD LLC Notes, the PD LLC Notes Agreement, the PD LLC Indemnity Agreement or the PD LLC Operating Agreement, each as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“PD LLC Notes Guaranty” shall mean the Guaranty Agreement, dated as of May 1, 2000, made by Pulitzer to the holders from time to time of the PD LLC Notes, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

“PD LLC Operating Agreement” shall mean the Operating Agreement of PD LLC, dated as of May 1, 2000, among Herald, Pulitzer, Pulitzer Technologies, Inc. and the other members of PD LLC from time to time party thereto, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

“Permitted Acquisition” shall mean the acquisition by the Borrower or a Qualified Wholly-Owned Subsidiary of 100% (or, to the extent provided below in this definition, at least 51%) of the Equity Interests of an Acquired Entity or Business (including by way of merger of such Acquired Entity or Business with and into the Borrower (so long as the Borrower is the surviving corporation) or a Qualified Wholly-Owned Subsidiary (so long as a Qualified Wholly-Owned Subsidiary is the surviving corporation and such merger is otherwise permitted by the applicable clauses of Section 10.02)), provided that (in each case) (A) the consideration paid or to be paid by the Borrower or such Qualified Wholly-Owned Subsidiary consists solely of cash (including proceeds of Revolving Loans or Swingline Loans), common stock of the Borrower, Qualified Preferred Stock of the Borrower, the issuance or incurrence of Indebtedness otherwise permitted by Section 10.04 and the assumption/acquisition of any Indebtedness (calculated at face value) which is permitted to remain outstanding in accordance with the requirements of Section 10.04, (B) in the case of the acquisition of 100% of the Equity Interests of any Acquired Entity or Business (including by way of merger), such Acquired Entity or Business shall own no Equity Interests of any other Person (other than de minimis amounts) unless either (x) such Acquired Entity or Business owns 100% of the Equity Interests of such other Person or (y) if such Acquired Entity or Business owns Equity Interests in any other Person which is a Non-Wholly Owned Subsidiary of such Acquired Entity or Business, (1) such Acquired Entity or Business shall not have been created or established in contemplation of, or for purposes of, the respective Permitted Acquisition, (2) any such Non-Wholly Owned Subsidiary of the Acquired Entity or Business shall have been a Non-Wholly Owned Subsidiary of such Acquired Entity or Business prior to the date of the respective Permitted Acquisition and shall not have been created or established in contemplation thereof and (3) such Acquired Entity or Business and/or its

Wholly-Owned Subsidiaries own at least 90% of the total value of all the assets owned by such Acquired Entity or Business and its Subsidiaries (for purposes of such determination, excluding the value of the Equity Interests of Non-Wholly Owned Subsidiaries held by such Acquired Entity or Business and its Wholly-Owned Subsidiaries), (C) except as provided below in this definition, substantially all of the business, division or product line acquired pursuant to the respective Permitted Acquisition, or the business of the Person acquired pursuant to the respective Permitted Acquisition and its Subsidiaries taken as a whole, is in the United States, (D) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a business permitted by Section 10.13 and (E) all requirements of Sections 9.15, 10.02 and 10.14 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, (i) the Borrower and its Qualified Wholly-Owned Subsidiaries may consummate Permitted Acquisitions in which less than 100% (but at least 51%) of the Equity Interests of an Acquired Entity or Business is acquired so long as the Aggregate Consideration paid or payable in respect of all such Permitted Acquisitions does not exceed $50,000,000, (ii) the Borrower and its Qualified Wholly-Owned Subsidiaries may consummate Permitted Acquisitions in which substantially all of the business, division or product line so acquired is not in the United States so long as the Aggregate Consideration paid or payable in respect of all such Permitted Acquisitions does not exceed $50,000,000, and (iii) an acquisition which does not otherwise meet the requirements set forth above in the definition of “Permitted Acquisition” shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing, prior to the consummation thereof, that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

“Permitted Liens” shall have the meaning provided in Section 10.01.

“Permitted PD LLC Notes Refinancing Indebtedness” shall mean Indebtedness solely of PD LLC so long as (i) the proceeds of such Indebtedness are used solely to refinance in full the PD LLC Notes and to pay any fees and expenses incurred in connection with obtaining such Indebtedness, (ii) such Indebtedness is non-amortizing that remains outstanding for an aggregate term expiring on or after April 30, 2015, (iii) the aggregate principal amount of such Indebtedness shall not be less than the aggregate principal amount of the PD LLC Notes then outstanding and not more than the sum of (I) the aggregate principal amount of the PD LLC Notes outstanding at such time plus (II) the aggregate amount of expenses incurred in obtaining such Indebtedness, (iv) the terms such Indebtedness otherwise comply with the other provisions of the PD LLC Operating Agreement (as in effect on the Initial Borrowing Date), and (v) all of the terms and conditions thereof (and the documentation with respect thereto) are in form and substance reasonably satisfactory to the Administrative Agent.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary of the

Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Pledge Agreement” shall have the meaning provided in Section 6.11.

“Pledge Agreement Collateral” shall mean all “Collateral” as defined in the Pledge Agreement.

“Pledgee” shall have the meaning provided in the Pledge Agreement.

“Post-Closing Period” shall have the meaning provided in Section 9.15(a).

“Preferred Equity”, as applied to the Equity Interests of any Person, shall mean Equity Interests of such Person (other than common Equity Interests of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Equity Interests of any other class of such Person, and shall include any Qualified Preferred Stock of the Borrower.

“Prime Lending Rate” shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“Pro Forma Basis” shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) after the first day of the relevant Calculation Period or Test Period, as the case may be, as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of such Test Period or Calculation Period, as the case may be, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) after the first day of the relevant Test Period or Calculation Period, as the case may be, as if such Indebtedness had been retired or repaid on the first day of such Test Period or Calculation Period, as the case may be, and (z) any Permitted Acquisition or any Significant Asset Sale then being consummated as well as any other Permitted Acquisition or any other Significant Asset Sale if consummated after the first day of the relevant Test Period or Calculation Period, as the case may be, and on or prior to the date of the respective Permitted Acquisition or Significant Asset Sale, as the case may be, then being effected, with the following rules to apply in connection therewith:

(i) all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance Permitted Acquisitions) incurred or issued after the first day of the relevant Test Period or Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of such Test Period or Calculation Period, as the case may be, and remain outstanding through the date of determination (and thereafter, in the case of projections pursuant to Section 9.15) and (y) (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) permanently retired or redeemed after the first day of the relevant Test Period or Calculation Period shall be deemed to have been retired or redeemed on the first day of such Test Period or Calculation Period, as the case may be, and remain retired through the date of determination (and thereafter, in the case of projections pursuant to Section 9.15);

(ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); provided that all Indebtedness (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions; and

(iii) in making any determination of Consolidated EBITDA on a Pro Forma Basis, pro forma effect shall be given to any Permitted Acquisition or any Significant Asset Sale if effected during the respective Calculation Period or Test Period (or thereafter, for purposes of determinations pursuant to Section 9.15 and the definition of “Applicable Commitment Commission Percentage” and “Applicable Margin” contained herein only) as if same had occurred on the first day of the respective Calculation Period or Test Period, as the case may be, and taking into account, in the case of any Permitted Acquisition, factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period.

“Projections” shall mean the projections that are contained in the Confidential Information Memorandum dated March, 2005, and that were prepared by or on behalf of the Borrower in connection with the Transaction and delivered to the Administrative Agent and the Lenders prior to the Initial Borrowing Date.

“Pulitzer” shall mean Pulitzer Inc., a Delaware corporation.

“Qualified Preferred Stock” shall mean any Preferred Equity of the Borrower so long as the terms of any such Preferred Equity (v) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision prior to June 3, 2014 (other than as a result of the conversion of such Preferred Equity into common stock of the Borrower without any cash payment), (w) do not require the cash payment of dividends or distributions not otherwise permitted at such time pursuant to this Agreement, (x) do not contain any covenants (other than periodic reporting covenants), (y) do not grant the holders thereof any voting rights except for (I)

voting rights required to be granted to such holders under applicable law and (II) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of the Borrower, or liquidations involving the Borrower, and (z) are otherwise reasonably satisfactory to the Administrative Agent.

“Qualified Subsidiary” shall mean (i) each Qualified Wholly-Owned Domestic Subsidiary and (ii) each other Subsidiary of the Borrower that is not subject to the restrictions set forth in any PD LLC Notes Documents or any Permitted PD LLC Notes Refinancing Indebtedness (or any guaranty thereof).

“Qualified Wholly-Owned Domestic Subsidiary” shall mean (i) prior to the Guaranty Release Date, each Qualified Wholly-Owned Domestic Subsidiary Guarantor, and (ii) from and after the Guaranty Release Date, each Wholly-Owned Domestic Subsidiary of the Borrower that is not subject to the restrictions set forth in any PD LLC Notes Document or any Permitted PD LLC Notes Refinancing Indebtedness (or any guaranty thereof).

“Qualified Wholly-Owned Domestic Subsidiary Guarantor” shall mean each Wholly-Owned Domestic Subsidiary of the Borrower that is a Subsidiary Guarantor and whose guaranty of the Obligations pursuant to the Subsidiaries Guaranty is not limited because of the restrictions set forth in any PD LLC Notes Document or by any restrictions set forth in the Permitted PD LLC Notes Refinancing Indebtedness (or any guaranty thereof).

“Qualified Wholly-Owned Foreign Subsidiary” shall mean each Wholly-Owned Foreign Subsidiary that is also a Qualified Subsidiary.

“Qualified Wholly-Owned Subsidiary” shall mean (i) each Qualified Wholly-Owned Domestic Subsidiary (ii) each other Qualified Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

“Quarterly Payment Date” shall mean the last Business Day of each March, June, September and December occurring after the Initial Borrowing Date.

“Quarterly Pricing Certificate” shall have the meaning provided in the definition of “Applicable Commitment Commission Percentage” and “Applicable Margin” contained herein.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Recovery Event” shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 9.03 (other than business interruption insurance proceeds).

“Refinancing” shall mean the refinancing transactions described in Sections 6.07(a) and (b).

“Refinancing Documents” shall mean each of the agreements, documents and instruments entered into in connection with the Refinancing.

“Register” shall have the meaning provided in Section 13.15.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Release” shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into or upon any land or water or air, or otherwise entering into the environment.

“Replaced Lender” shall have the meaning provided in Section 2.13.

“Replacement Lender” shall have the meaning provided in Section 2.13.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

“Required Lenders” shall mean, at any time, Non-Defaulting Lenders the sum of whose outstanding Term Loans and Revolving Loan Commitments at such time (or, after the termination thereof, outstanding Revolving Loans and RL Percentages of (x) outstanding Swingline Loans at such time and (y) Letter of Credit Outstandings at such time) represents at least a majority of the sum of (i) all outstanding Term Loans of Non-Defaulting Lenders at such time and (ii) the Total Revolving Loan Commitment in effect at such time less the Revolving Loan Commitments of all Defaulting Lenders at such time (or, after the termination thereof, the sum of then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

“Restricted” shall mean, when referring to cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents (i) appears (or would be required to appear) as “restricted” on a consolidated balance sheet of the Borrower or of any such

Subsidiary (unless such appearance is related to the Credit Documents or Liens created thereunder), (ii) are subject to any Lien in favor of any Person other than the Collateral Agent for the benefit of the Secured Creditors or (iii) are not otherwise generally available for use by the Borrower or such Subsidiary.

“Returns” shall have the meaning provided in Section 8.09.

“Revolving Loan” shall have the meaning provided in Section 2.01(c).

“Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Revolving Loan Commitment,” as same may be (x) increased from time to time pursuant to Section 2.15, (y) reduced from time to time or terminated pursuant to Sections 4.02, 4.03 and/or 11, as applicable, or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.13 or 13.04(b).

“Revolving Loan Maturity Date” shall mean June 3, 2012.

“Revolving Note” shall have the meaning provided in Section 2.05(a).

“RL Lender” shall mean each Lender with a Revolving Loan Commitment or with outstanding Revolving Loans.

“RL Percentage” of any RL Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such RL Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage of any RL Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of such RL Lender shall be determined immediately prior (and without giving effect) to such termination.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Scheduled A Term Loan Repayment” shall have the meaning provided in Section 5.02(b)(i).

“Scheduled A Term Loan Repayment Date” shall have the meaning provided in Section 5.02(b)(i).

“Scheduled B Term Loan Repayment” shall have the meaning provided in Section 5.02(b)(ii).

“Scheduled B Term Loan Repayment Date” shall have the meaning provided in Section 5.02(b)(ii).

“Scheduled Incremental Term Loan Repayment” shall have the meaning provided in Section 5.02(b)(iii).

“Scheduled Incremental Term Loan Repayment Date” shall have the meaning provided in Section 5.02(b)(iii).

“Scheduled Term Loan Repayment” shall mean each Scheduled A Term Loan Repayment, each Scheduled B Term Loan Repayment and each Scheduled Incremental Term Loan Repayment of a given Tranche, as the context may require.

“Scheduled Term Loan Repayment Date” shall mean each Scheduled A Term Loan Repayment Date, each Scheduled B Term Loan Repayment Date and each Scheduled Incremental Term Loan Repayment Date of a given Tranche, as the context may require.

“SEC” shall have the meaning provided in Section 9.01(g).

“Section 5.04(b)(ii) Certificate” shall have the meaning provided in Section 5.04(b)(ii).

“Secured Creditors” shall have the meaning assigned that term in the Pledge Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Release Date” shall have the meaning provided in Section 13.17(a).

“Shareholders’ Agreements” shall have the meaning provided in Section 6.05.

“Significant Asset Sale” shall mean each Asset Sale (or series of related Asset Sales) which generates Net Sale Proceeds of at least $5,000,000.

“Start Date” shall mean each date of delivery of a Quarterly Pricing Certificate or any other officer’s certificate of the Borrower pursuant to the definition of “Applicable Commitment Commission Percentage” and “Applicable Margin” contained herein, as the case may be.

“Stated Amount” of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

“STCM” shall mean SunTrust Capital Markets, Inc.

“Subsidiaries Guaranty” shall have the meaning provided in Section 6.10(a).

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” shall mean each Domestic Subsidiary of the Borrower (other than an Excluded Domestic Subsidiary so long as it remains an Excluded Domestic Subsidiary) and, to the extent required by Section 9.16, each Foreign Subsidiary of the Borrower (in each case, whether existing on the Initial Borrowing Date or established, created or acquired after the Initial Borrowing Date), unless and until such time as the respective Subsidiary is released from all of its obligations under the Subsidiaries Guaranty in accordance with the terms and provisions thereof.

“SunTrust” shall mean SunTrust Bank.

“Swingline Expiry Date” shall mean that date which is five Business Days prior to the Revolving Loan Maturity Date.

“Swingline Lender” shall mean the Administrative Agent, in its capacity as Swingline Lender hereunder.

“Swingline Loan” shall have the meaning provided in Section 2.01(e).

“Swingline Note” shall have the meaning provided in Section 2.05(a).

“Syndication Agent” shall mean SunTrust in its capacity as syndication agent in respect of the credit facilities provided for herein.

“Syndication Date” shall mean that date upon which the Administrative Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication (and resultant addition of Persons as Lenders pursuant to Section 13.04(b)) has been completed.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Tax Sharing Agreements” shall have the meaning provided in Section 6.05.

“Taxes” shall have the meaning provided in Section 5.04(a).

“Term Loan” shall mean each A Term Loan, each B Term Loan and each Incremental Term Loan.

“Term Loan Percentage” of a Tranche of Term Loans shall mean, at any time, a fraction (expressed as a percentage), the numerator of which is equal to the aggregate outstanding principal amount of all Term Loans of such Tranche at such time and the denominator of which is equal to the aggregate outstanding principal amount of all Term Loans of all Tranches at such time.

“Test Period” shall mean each period of four consecutive fiscal quarters of the Borrower then last ended, in each case taken as one accounting period. Notwithstanding anything to the contrary contained above in this definition or in Section 13.07, (A) for purposes of determining Consolidated EBITDA for compliance with Sections 10.08 and 10.09 for any period ending on or before the last day of the Borrower’s fiscal quarter ending closest to March 31, 2006, Consolidated EBITDA shall be the Consolidated EBITDA of the Borrower and its Subsidiaries (including Pulitzer and its Subsidiaries) for the then most recently ended Test Period determined on a pro forma basis as if the Transaction had occurred on the first day of the Borrower’s fiscal quarter that began closest to April 1, 2004, and (B) for purposes of determining Consolidated Interest Expense for compliance with Section 10.08 for any Test Period ending on or before the last day of the Borrower’s fiscal quarter ending closest to March 31, 2006, (i) in the case of the Test Period ending closest to September 30, 2005, Consolidated Interest Expense for such Test Period shall be Consolidated Interest Expense for the period from the first day of the Borrower’s fiscal quarter beginning closest to July 1, 2005 through the last day of the Borrower’s fiscal quarter ending closest to September 30, 2005 multiplied by 4, (ii) in the case of the Test Period ending closest to December 31, 2005, Consolidated Interest Expense for such Test Period shall be Consolidated Interest Expense for the period from the first day of the Borrower’s fiscal quarter beginning closest to July 1, 2005 through the last day of the Borrower’s fiscal quarter ending closest to December 31, 2005 multiplied by 2, and (iii) in the case of the Test Period ending closest to March 31, 2006, Consolidated Interest Expense for such Test Period shall be Consolidated Interest Expense for the period from the first day of the Borrower’s fiscal quarter beginning closest to July 1, 2005 through the last day of the Borrower’s fiscal quarter ending closest to March 31, 2006 multiplied by 4/3; provided that in the case of determinations of the Total Leverage Ratio pursuant to this Agreement, such further adjustments (if any) as described in the proviso to the definition of “Total Leverage Ratio” contained herein shall be made to the extent applicable.

“Total A Term Loan Commitment” shall mean, at any time, the sum of the A Term Loan Commitments of each of the Lenders at such time.

“Total B Term Loan Commitment” shall mean, at any time, the sum of the B Term Loan Commitments of each of the Lenders at such time.

“Total Commitment” shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

“Total Incremental Term Loan Commitment” of any Tranche of Incremental Term Loans shall mean, at any time, the sum of the Incremental Term Loan Commitments of such Tranche of each of the Lenders at such time.

“Total Leverage Ratio” shall mean, on any date of determination, the ratio of (x) Consolidated Indebtedness on such date to (y) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that (i) for purposes of any calculation of the Total Leverage Ratio pursuant to this Agreement, Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with clause (iii) of the definition of “Pro Forma Basis” contained herein and (ii) for purposes of any calculation of the Total Leverage Ratio pursuant to Section 9.15 and the definition of “Applicable Commitment Commission Percentage” and “Applicable Margin” only, Consolidated Indebtedness shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein.

“Total Revolving Loan Commitment” shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time.

“Total Unutilized Revolving Loan Commitment” shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment in effect at such time less (y) the sum of (i) the aggregate principal amount of all Revolving Loans and Swingline Loans outstanding at such time plus (ii) the aggregate amount of all Letter of Credit Outstandings at such time.

“Tranche” shall mean the respective facility and commitments utilized in making Loans hereunder, with there being four separate Tranches on the Effective Date, i.e., A Term Loans, B Term Loans, Revolving Loans and Swingline Loans. In addition, and notwithstanding the foregoing, any Incremental Term Loans extended after the Initial Borrowing Date shall, except to the extent provided in Section 2.14(c), be made pursuant to one or more additional Tranches of Term Loans which shall be designated pursuant to the respective Incremental Term Loan Commitment Agreements in accordance with the relevant requirements specified in Section 2.14.

“Transaction” shall mean, collectively, (i) the consummation of the Acquisition and the other transactions contemplated by the Acquisition Documents, (ii) the consummation of the Refinancing, (iii) the execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party, the incurrence of Loans on the Initial Borrowing Date and the use of proceeds thereof and (iv) the payment of all fees and expenses in connection with the foregoing.

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the Fair Market Value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“United States” and “U.S.” shall each mean the United States of America.

“Unpaid Drawing” shall have the meaning provided in Section 3.05(a).

“Unrestricted” shall mean, when referring to cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents are not Restricted.

“Unutilized Revolving Loan Commitment” shall mean, with respect to any Lender at any time, such Lender’s Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Lender at such time and (ii) such Lender’s RL Percentage of the Letter of Credit Outstandings at such time.

“Voting Equity Interests” shall mean, as to any Person, any class or classes of outstanding Equity Interests of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors of such Person.

“Waivable Repayment” shall have the meaning provided in Section 5.02(k).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

“Wholly-Owned Foreign Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of the Borrower with respect to preceding clauses (i) and (ii), director’s qualifying shares and/or other nominal amount of shares required to be held by Persons other than the Borrower and its Subsidiaries under applicable law).

SECTION 2. Amount and Terms of Credit.

2.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender with an A Term Loan Commitment severally agrees to make a term loan or term loans (each, an “A Term Loan” and, collectively, the “A Term Loans”) to the Borrower, which A Term Loans (i) shall be incurred pursuant to a single drawing on the Initial Borrowing Date, (ii) shall be denominated in Dollars, (iii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 2.10(b), all A Term Loans comprising the same Borrowing shall at all times be of the same Type, and (B) unless the Administrative Agent otherwise has agreed or has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), no more than three Borrowings of A Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (or, if later, the last day of the Interest Period applicable to the third Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on, or within five Business Days after, the Initial Borrowing Date, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing, and (iv) shall be made by each such Lender in that aggregate principal amount which does not exceed the A Term Loan Commitment of such Lender on the Initial Borrowing Date. Once repaid, A Term Loans incurred hereunder may not be reborrowed.

(b) Subject to and upon the terms and conditions set forth herein, each Lender with a B Term Loan Commitment severally agrees to make a term loan or term loans (each, a “B Term Loan” and, collectively, the “B Term Loans”) to the Borrower, which B Term Loans (i) shall be incurred pursuant to a single drawing on the Initial Borrowing Date, (ii) shall be denominated in Dollars, (iii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 2.10(b), all B Term Loans comprising the same Borrowing shall at all times be of the same Type, and (B) unless the Administrative Agent otherwise has agreed or has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), no more than three Borrowings of B Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (or, if later, the last day of the Interest Period applicable to the third Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same date as the initial Borrowing of A Term Loans that are maintained as Eurodollar Loans, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing, and (iv) shall be made by each such Lender in that aggregate principal amount which does not exceed the B Term Loan Commitment of such Lender on the Initial Borrowing Date. Once repaid, B Term Loans incurred hereunder may not be reborrowed.

(c) Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, a revolving loan or revolving loans (each, a “Revolving Loan” and, collectively, the “Revolving Loans”) to the Borrower, which Revolving Loans (i) shall be denominated in Dollars, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 2.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, and (B) unless the Administrative Agent otherwise has agreed or has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), no more than three Borrowings of Revolving Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (or, if later, the last day of the

Interest Period applicable to the third Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same date as the initial Borrowing of A Term Loans that are maintained as Eurodollar Loans, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing, (iii) may be repaid and reborrowed in accordance with the provisions hereof, and (iv) shall not exceed for any such Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender’s RL Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time.

(d) Subject to and upon the terms and conditions set forth herein, each Lender with an Incremental Term Loan Commitment for a given Tranche of Incremental Term Loans severally agrees to make a term loan or term loans (each, an “Incremental Term Loan” and, collectively, the “Incremental Term Loans”) to the Borrower, which Incremental Term Loans (i) shall be incurred pursuant to a single drawing on the respective Incremental Term Loan Borrowing Date, (ii) shall be denominated in Dollars, (iii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 2.10(b), all Incremental Term Loans of a given Tranche made as part of the same Borrowing shall at all times consist of Incremental Term Loans of the same Type, and (iv) shall not exceed for any such Incremental Term Loan Lender at any time of any incurrence thereof, the Incremental Term Loan Commitment of such Incremental Term Loan Lender for such Tranche on the respective Incremental Term Loan Borrowing Date. Once repaid, Incremental Term Loans may not be reborrowed.

(e) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower, which Swingline Loans (i) shall be incurred and maintained as Base Rate Loans, (ii) shall be denominated in Dollars, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the aggregate amount of all Letter of Credit Outstandings at such time, an amount equal to the Total Revolving Loan Commitment at such time, and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 2.01(e), (i) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists with respect to an RL Lender unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender’s risk with respect to the Defaulting Lender’s or

Defaulting Lenders’ participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender’s or Defaulting Lenders’ RL Percentage of the outstanding Swingline Loans, and (ii) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower, any other Credit Party or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders.

(f) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the RL Lenders that the Swingline Lender’s outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 11.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 11), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by all RL Lenders pro rata based on each such RL Lender’s RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each RL Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, and (v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each RL Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the RL Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date, and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing RL Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

2.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount applicable to such Tranche. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than fifteen Borrowings of Eurodollar Loans in the aggregate for all Tranches of Loans (or such greater number of Borrowings of Eurodollar Loans as may be acceptable to the Administrative Agent).

2.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur (x) Eurodollar Loans hereunder, the Borrower shall give the Administrative Agent at the Notice Office at least three Business Days’ prior notice of each Eurodollar Loan to be incurred hereunder, and (y) Base Rate Loans hereunder (excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing), the Borrower shall give the Administrative Agent at the Notice Office at least one Business Day’s prior notice of each Base Rate Loan to be incurred hereunder, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Each such notice (together with each notice delivered pursuant to Section 2.03(b)(i), a “Notice of Borrowing”), except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) whether the Loans being incurred pursuant to such Borrowing shall constitute A Term Loans, B Term Loans, Revolving Loans or Incremental Term Loans and, if Incremental Term Loans, the specific Tranche thereof; (iv) whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto; and (v) in the case of a Borrowing of Revolving Loans the proceeds of which are to be utilized to finance in whole or in part, a Permitted Acquisition (or to pay any fees and expenses incurred in connection therewith), the amount of the Total Unutilized Revolving Loan Commitment after giving effect to such Borrowing. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender no later than 1:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such Notice of Borrowing shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day), (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing, and (C) in the case of a Borrowing of Swingline Loans the proceeds of which are to be utilized to finance, in whole or in part, a Permitted Acquisition (or to pay any fees and expenses incurred in connection therewith), the amount of the Total Unutilized Revolving Loan Commitment after giving effect to such Borrowing.

(ii) Mandatory Borrowings shall be made upon the notice specified in Section 2.01(f), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 2.01(f).

(c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from an Authorized Officer of the Borrower, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s or the Swingline Lender’s record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

2.04 Disbursement of Funds. No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 4:00 P.M. (New York time) on the date specified pursuant to Section 2.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 1:00 P.M. (New York time) on the date specified in Section 2.01(f)), each Lender with a Commitment of the respective Tranche will make available its pro rata portion (determined in accordance with Section 2.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof). All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will, except in the case of Revolving Loans made pursuant to a Mandatory Borrowing, make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter, and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.08. Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

2.05 Notes. (a) The Borrower’s obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced (i) in the case of A Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, an “A Term Note” and, collectively, the “A Term Notes”), (ii) in the case of B Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a “B Term Note” and, collectively, the “B Term Notes”), (iii) in the case of Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each, a “Revolving Note” and, collectively, the “Revolving Notes”), (iv) in the case of Incremental Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (each, an “Incremental Term Note” and, collectively, the “Incremental Term Notes”), and (v) in the case of Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-5, with blanks appropriately completed in conformity herewith (the “Swingline Note”).

(b) The A Term Note issued to each Lender that has an A Term Loan Commitment or outstanding A Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the A Term Loans made by such Lender on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding A Term Loans of such Lender at such time) and be payable in the outstanding principal amount of A Term Loans evidenced thereby from time to time, (iv) mature on the A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 5.01, and mandatory repayment as provided in Section 5.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(c) The B Term Note issued to each Lender that has a B Term Loan Commitment or outstanding B Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the B Term Loans made by such Lender on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding B Term Loans of such Lender at such time) and be payable in the outstanding principal amount of B Term Loans evidenced thereby from time to time, (iv) mature on the B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 5.01, and mandatory repayment as provided in Section 5.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(d) The Revolving Note issued to each Lender that has a Revolving Loan Commitment or outstanding Revolving Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Lender at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby from time to time, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 5.01, and mandatory repayment as provided in Section 5.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(e) The Incremental Term Note issued to each Lender with an Incremental Term Loan Commitment or outstanding Incremental Term Loans under a given Tranche shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the date of the issuance thereof, (iii) be in a stated principal amount equal to the respective Incremental Term Loans made by such Lender on the effective date of the respective Incremental Term Loan Commitment Agreement for such Tranche of Incremental Term Loans (or, if issued thereafter, be in a stated principal amount equal to the outstanding principal amount of the Incremental Term Loans of such Lender at such time for such Tranche of Incremental Term Loans), (iv) mature on the Incremental Term Loan Maturity Date for such Tranche of Incremental Term Loans, (v) bear interest as provided in the appropriate clause of Section 2.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 5.01, and mandatory repayment as provided in Section 5.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(f) The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the Swingline Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 2.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 5.01, and mandatory repayment as provided in Section 5.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(g) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and prior to any transfer of any of its Notes will endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower’s obligations in respect of such Loans.

(h) Notwithstanding anything to the contrary contained above in this Section 2.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (g). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

2.06 Conversions. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans which may not be converted pursuant to this Section 2.06) made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided that (i) except as otherwise provided in Section 2.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) unless the Administrative Agent has otherwise agreed or has determined that the Syndication Date has occurred (at which time this clause (iii) shall no longer be applicable), prior to the 90th day following the Initial Borrowing Date, conversions of Base Rate Loans into Eurodollar Loans may only be made if any such conversion is effective on the first day of the first, second or third Interest Period referred to in clause (B) of each of Sections 2.01(a)(iii), 2.01(b)(iii) and 2.01(c)(ii) and so long as such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 90th day after the Initial Borrowing Date than are permitted under Sections 2.01(a)(iii), 2.01(b)(iii) and 2.01(c)(ii), and (iv) no conversion pursuant to this Section 2.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 2.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 11:00 A.M. (New York time) at least (x) in the case of conversions of Base Rate Loans into Eurodollar Loans, three Business Days’ prior notice, and (y) in the case of conversions of Eurodollar Loans into Base Rate Loans, one Business Day’s prior notice (each, a “Notice of Conversion/Continuation”), in each case in the form of Exhibit A-2, appropriately completed to specify the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were incurred and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

2.07 Pro Rata Borrowings. All Borrowings of A Term Loans, B Term Loans, Revolving Loans and Incremental Term Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their A Term Loan Commitments, B Term Loan Commitments, Revolving Loan Commitments and applicable Incremental Term Loan Commitments, as the case may be, provided that all Mandatory Borrowings shall be incurred from the RL Lenders pro rata on the basis of their RL Percentages. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

2.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 2.06 or 2.09, as applicable, at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the Base Rate, each as in effect from time to time.

(b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 2.06, 2.09 or 2.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus the Eurodollar Rate for such Interest Period.

(c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche from time to time, and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Revolving Loans that are maintained at Base Rate Loans from time to time. Interest that accrues under this Section 2.08(c) shall be payable on demand.

(d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, (x) quarterly in arrears on each Quarterly Payment Date, (y) on the date of any repayment or prepayment in full of all outstanding Base Rate Loans of the respective Tranche, and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and (ii) in respect of each Eurodollar Loan, (x) in arrears on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (y) on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to the respective Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.09 Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect the interest period (each, an “Interest Period”) applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower (but otherwise subject to the provisions of clause (B) of the proviso in each of Sections 2.01(a)(iii), 2.01(b)(ii) and 2.01(c)(ii)), be a one, two, three or six month period, provided that (in each case):

(i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

(ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(v) unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

(vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the Maturity Date for such Tranche of Loans.

If by 11:00 A.M. (New York time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

2.10 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

(i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

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(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Effective Date affecting such Lender, the interbank Eurodollar market or the position of such Lender in such market; or

(iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Lender, upon such Lender’s written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

(b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 2.10(a)(ii), the Borrower may, and in the case of a Eurodollar Loan affected by the circumstances described in Section 2.10(a)(iii), the Borrower shall, either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.10(b).

(c) If any Lender determines that after the Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Commitments hereunder or its obligations hereunder, then the Borrower agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

2.11 Compensation. The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 2.10(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 5.01, Section 5.02 or as a result of an acceleration of the Loans pursuant to Section 11) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay Eurodollar Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any cancellation or conversion made pursuant to Section 2.10(b).

2.12 Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.06 or Section 5.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 2.10, 3.06 and 5.04.

2.13 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.06 or Section 5.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, in accordance with Section 13.04(b), if no Default or Event of Default then exists or would exist after giving effect to such replacement, to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of which shall be reasonably acceptable to the Administrative Agent or, in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, to replace the Commitments and/or outstanding Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender; provided that:

(a) at the time of any replacement pursuant to this Section 2.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans and participations in Letter of Credit Outstandings and/or (b) the outstanding Term Loans of any Tranche, the outstanding Term Loans of the respective Tranche or Tranches with respect to which such Replaced Lender is being replaced) of, and in each case (except for the replacement of only the outstanding Term Loans of any or all Tranches of Term Loans of the respective Lender) all participations in Letters of Credit by, the respective Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the respective Replaced Lender under each Tranche with respect to which such Replaced Lender is being replaced, (B) an amount equal to all Unpaid Drawings (unless there are no Unpaid Drawings with respect to the Tranche being replaced) that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Lender) pursuant to Section 4.01, (y) except in the case of the replacement of only the outstanding Term Loans of one or more Tranches of a Replaced Lender, each Issuing Lender an amount equal to such Replaced Lender’s RL Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Issuing Lender (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender and (z) in the case of any replacement of Revolving Loan Commitments, the Swingline Lender an amount equal to such Replaced Lender’s RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender; and

(b) all obligations of the Borrower then owing to the Replaced Lender (other than those (i) specifically described in clause (a) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 2.11 or (ii) relating to any Tranche of Loans and/or Commitments of the respective Replaced Lender which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.13, the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 2.13 and Section 13.04. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (a) and (b) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.15 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding Term Loans and/or a Revolving Loan Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 12.06, 13.01 and 13.06), which shall survive as to such Replaced Lender, and (y) except in the case of the replacement of only outstanding Term Loans pursuant to this Section 2.13, the RL Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement.

2.14 Incremental Term Loan Commitments. (a) So long as the Incremental Loan Commitment Request Requirements are satisfied at the time of the delivery of the request referred to below, the Borrower shall have the right, with the consent of, and in coordination with, the Administrative Agent as to all of the matters set forth below in this Section 2.14, but without requiring the consent of any of the Lenders, to request at any time and from time to time after the Syndication Date and prior to the date which is 12 months prior to the B Term Loan Maturity Date, that one or more Lenders (and/or one or more other Persons which are Eligible Transferees and which will become Lenders) provide Incremental Term Loan Commitments to the Borrower and, subject to the terms and conditions contained in this Agreement and in the respective Incremental Term Loan Commitment Agreement, make Incremental Term Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any such request by the Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Term Loan Commitment and executed and delivered to the Administrative Agent and the Borrower an Incremental Term Loan Commitment Agreement as provided in clause (b) of this Section 2.14, such Lender shall not be obligated to fund any Incremental Term Loans, (ii) any Lender (including any Eligible Transferee who will become a Lender) may so provide an Incremental Term Loan Commitment without the consent of any other Lender, (iii) each Tranche of Incremental Term Loan Commitments shall be denominated in Dollars, (iv) the amount of each Tranche of Incremental Term Loan Commitments shall be in a minimum aggregate amount for all Lenders which provide an Incremental Term Loan Commitment under such Tranche of Incremental Term Loans (including Eligible Transferees who will become Lenders) of at least (I) $50,000,000 and in integral multiples of $5,000,000 in excess thereof, in the case of Incremental Term Loans to be made pursuant to a new Tranche of Incremental Term Loans, and (II) $25,000,000 and in integral multiples of $5,000,000 in excess thereof, in the case of Incremental Term Loans to be made pursuant to (and to constitute a part of) an existing Tranche of Incremental Term Loans or the outstanding Tranche of A Term Loans or B Term Loans as contemplated by the proviso in the first sentence of Section 2.14(c), (v) the aggregate amount of all Incremental Term Loan Commitments provided pursuant to this Section 2.14, when combined with the aggregate amount of all Incremental RL Commitments provided pursuant to Section 2.15, shall not exceed the Maximum Incremental Commitment Amount, (vi) the up-front fees and, if applicable, any unutilized commitment fees and/or other fees, payable to each Incremental Term Loan Lender in respect of each Incremental Term Loan Commitment shall be separately agreed to by the Borrower, the Administrative Agent and each such Incremental Term Loan Lender, (vii) each Tranche of Incremental Term Loans (other than Incremental Term Loans to be made pursuant to (and to constitute a part of) the outstanding Tranche of A Term Loans) shall (I) have an Incremental Term Loan Maturity Date of no earlier than the B Term Loan Maturity Date, (II) have a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the B Term Loans and (III) be subject to the Applicable Margins as are set forth in the Incremental Term Loan Commitment Agreement governing such Tranche of Incremental Term Loans, provided that if there are B Term Loans outstanding on the date of the incurrence of such Tranche of Incremental Term Loans (immediately before giving effect thereto), the Applicable Margins for such Tranche of Incremental Term Loans (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount (amortized over the life of such Tranche of Incremental Term Loans) payable to all Incremental Term Loan Lenders providing such Tranche of Incremental Term Loans, but exclusive of any arrangement, structuring or other fees payable in connection therewith that are not shared with all Incremental Term Loan Lenders providing such Tranche of Incremental Term Loans) determined as of the initial funding date for such Tranche of Incremental Term Loans may not exceed the Applicable Margins then applicable to B Term Loans (determined on the same basis as provided in the preceding parenthetical) by more than 0.50% per annum, (viii) the proceeds of all Incremental Term Loans shall be used only for the purposes permitted by Section 8.08(c), (ix) each Incremental Term Loan Commitment Agreement shall specifically designate the Tranche of the Incremental Term Loan Commitments being provided thereunder (which Tranche shall be a new Tranche (i.e., not the same as any existing Tranche of Incremental Term Loans or other Term Loans) unless the requirements of Section 2.14(c) are satisfied), (x) all Incremental Term Loans (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Credit Documents and shall be secured by the Pledge Agreement, and guaranteed under the Subsidiaries Guaranty, on a pari passu basis with all other Obligations secured by the Pledge Agreement and guaranteed under the Subsidiaries Guaranty, and (xi) each Lender (including any Eligible Transferee who will become a Lender) agreeing to provide an Incremental Term Loan Commitment pursuant to an Incremental Term Loan Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, make Incremental Term Loans under the Tranche specified in such Incremental Term Loan Commitment Agreement as provided in Section 2.01(d) and such Loans shall thereafter be deemed to be Incremental Term Loans under such Tranche for all purposes of this Agreement and the other applicable Credit Documents.

(b) At the time of the provision of Incremental Term Loan Commitments pursuant to this Section 2.14, the Borrower, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Term Loan Commitment (each, an “Incremental Term Loan Lender”) shall execute and deliver to the Administrative Agent an Incremental Term Loan Commitment Agreement, with the effectiveness of the Incremental Term Loan Commitment provided therein to occur on the date set forth in such Incremental Term Loan Commitment Agreement, which date in any event shall be no earlier than the date on which (w) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent (or any affiliate thereof)), (x) all Incremental Loan Commitment Requirements are satisfied, (y) all other conditions set forth in this Section 2.14 shall have been satisfied, and (z) all other conditions precedent that may be set forth in such Incremental Term Loan Commitment Agreement shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Commitment Agreement, and at such time, (i) Schedule I shall be deemed modified to reflect the revised Incremental Term Loan Commitments of the affected Lenders and (ii) to the extent requested by any Incremental Term Loan Lender, Incremental Term Notes will be issued, at the Borrower’s expense, to such Incremental Term Loan Lender in conformity with the requirements of Section 2.05.

(c) Notwithstanding anything to the contrary contained above in this Section 2.14, the Incremental Term Loan Commitments provided by an Incremental Term Loan Lender or Incremental Term Loan Lenders, as the case may be, pursuant to each Incremental Term Loan Commitment Agreement shall constitute a new Tranche, which shall be separate and distinct from the existing Tranches pursuant to this Agreement (with a designation which may be made in letters (i.e., A, B, C, etc.), numbers (1, 2, 3, etc.) or a combination thereof (i.e., A-1, A-2, A-3, B-1, B-2, B-3, C-1, C-2, C-3, etc.), provided that, with the consent of the Administrative Agent, the parties to a given Incremental Term Loan Commitment Agreement may specify therein that the respective Incremental Term Loans made pursuant thereto shall constitute part of, and be added to, an existing Tranche of Incremental Term Loans or the outstanding Tranche of A Term Loans or B Term Loans, in either case so long as the following requirements are satisfied:

(i) the Incremental Term Loans to be made pursuant to such Incremental Term Loan Commitment Agreement shall have the same Maturity Date and shall have the same Applicable Margins as the Tranche of Term Loans to which the new Incremental Term Loans are being added;

(ii) the new Incremental Term Loans shall have the same Scheduled Term Loan Repayment Dates as then remain with respect to the Tranche to which such new Incremental Term Loans are being added (with the amount of each Scheduled Term Loan Repayment applicable to such new Incremental Term Loans to be the same (on a proportionate basis) as is theretofore applicable to the Tranche to which such new Incremental Term Loans are being added, thereby increasing the amount of each then remaining Scheduled Term Loan Repayment of the respective Tranche proportionately; and

(iii) on the date of the making of such new Incremental Term Loans, and notwithstanding anything to the contrary set forth in Section 2.09, such new Incremental Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans of the respective Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender will participate proportionately in each then outstanding Borrowing of Term Loans of the respective Tranche.

To the extent the provisions of preceding clause (iii) require that Lenders making new Incremental Term Loans add such Incremental Term Loans to the then outstanding Borrowings of Eurodollar Loans of such Tranche, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding Eurodollar Loans of such Tranche and which will end on the last day of such Interest Period). In connection therewith, the Borrower hereby agrees to compensate the Lenders making the new Incremental Term Loans of the respective Tranche for funding Eurodollar Loans during an existing Interest Period on such basis as may be agreed by the Borrower and the respective Lender or Lenders as may be provided in the respective Incremental Term Loan Commitment Agreement.

2.15 Incremental RL Commitments. (a) So long as the Incremental Loan Commitment Request Requirements are satisfied at the time of the delivery of the request referred to below, the Borrower shall have the right, with the consent of, and in coordination with, the Administrative Agent as to all of the matters set forth below in this Section 2.15, but without requiring the consent of any of the Lenders, to request at any time and from time to time after the Syndication Date and prior to the date which is 12 months prior to the Revolving Loan Maturity Date, that one or more Lenders (and/or one or more other Persons which are Eligible Transferees and which will become Lenders as provided below) provide Incremental RL Commitments and, subject to the applicable terms and conditions contained in this Agreement, make Revolving Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental RL Commitment as a result of any such request by the Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental RL Commitment and executed and delivered to the Administrative Agent an Incremental RL Commitment Agreement in respect thereof as provided in clause (b) of this Section 2.15, such Lender shall not be obligated to fund any Revolving

Loans in excess of its Revolving Loan Commitment as in effect prior to giving effect to such Incremental RL Commitment provided pursuant to this Section 2.15, (ii) any Lender (including any Eligible Transferee who will become a Lender) may so provide an Incremental RL Commitment without the consent of any other Lender, (iii) each provision of Incremental RL Commitments on a given date pursuant to this Section 2.15 shall be in a minimum aggregate amount (for all Lenders (including any Eligible Transferee who will become a Lender)) of at least $25,000,000 and in integral multiples of $5,000,000 in excess thereof, (iv) the aggregate amount of all Incremental RL Commitments provided pursuant to this Section 2.15, when combined with the aggregate amount of all Incremental Term Loan Commitments provided pursuant to Section 2.14, shall not exceed the Maximum Incremental Commitment Amount and (v) all Incremental Revolving Loans (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Credit Documents and shall be secured by the Pledge Agreement, and guaranteed under the Subsidiaries Guaranty, on a pari passu basis with all other Obligations secured by the Pledge Agreement and guaranteed under the Subsidiaries Guaranty.

(b) At the time of the provision of Incremental RL Commitments pursuant to this Section 2.15, the Borrower, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental RL Commitment (each, an “Incremental RL Lender”) shall execute and deliver to the Administrative Agent an Incremental RL Commitment Agreement, with the effectiveness of such Incremental RL Lender’s Incremental RL Commitment to occur on the date set forth in such Incremental RL Commitment Agreement, which date in any event shall be no earlier than the date on which (w) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent (or any affiliate thereof)), (x) all Incremental Loan Commitment Requirements are satisfied, (y) all other conditions set forth in this Section 2.15 shall have been satisfied, and (z) all other conditions precedent that may be set forth in such Incremental RL Commitment Agreement shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental RL Commitment Agreement, and at such time, (i) the Total Revolving Loan Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Incremental RL Commitments, (ii) Schedule I shall be deemed modified to reflect the revised Revolving Loan Commitments of the affected Lenders and (iii) to the extent requested by any Incremental RL Lender, Revolving Notes will be issued, at the Borrowers’ expense, to such Incremental RL Lender in conformity with the requirements of Section 2.05.

(c) At the time of any provision of Incremental RL Commitments pursuant to this Section 2.15, the Borrower shall, in coordination with the Administrative Agent, repay outstanding Revolving Loans of certain of the RL Lenders, and incur additional Revolving Loans from certain other RL Lenders (including the Incremental RL Lenders), in each case to the extent necessary so that all of the RL Lenders participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Loan Commitments (after giving effect to any increase in the Total Revolving Loan Commitment pursuant to this Section 2.15) and with the Borrower being obligated to pay to the respective RL Lenders any costs of the type referred to in Section 2.11 in connection with any such repayment and/or Borrowing.

SECTION 3. Letters of Credit.

3.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that an Issuing Lender issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Revolving Loan Maturity Date, for the account of the Borrower and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as is reasonably acceptable to such Issuing Lender, and (y) sellers of goods to the Borrower or any of its Wholly-Owned Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (which approval shall not be unreasonably withheld or delayed by such Issuing Lender) (each such letter of credit, a “Letter of Credit” and, collectively, the “Letters of Credit”). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only.

(b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for account of the Borrower, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, provided that no Issuing Lender shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

(i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect with respect to such Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Lender as of the date hereof and which such Issuing Lender reasonably and in good faith deems material to it; or

(ii) such Issuing Lender shall have received from the Borrower, any other Credit Party or the Required Lenders prior to the issuance of such Letter of Credit notice of the type described in the second sentence of Section 3.03(b).

(c) Schedule III contains a description of letters of credit that were issued by a Lender for the account of the Borrower prior to the Initial Borrowing Date and which remain outstanding on the Initial Borrowing Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name of the account party, (iv) the stated amount (which shall be in Dollars), (v) the name of the beneficiary, (vi) the expiry date and (vii) whether such letter of credit constitutes a standby letter of credit or a trade letter of credit). Each such letter of credit, including any extension or renewal thereof in accordance with the terms thereof and hereof (each, as amended from time to time in accordance with the terms thereof and hereof, an “Existing Letter of Credit”) shall constitute a “Letter of Credit” for all purposes of this Agreement and shall be deemed issued on the Initial Borrowing Date.

3.02 Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $50,000,000 or (y) when added to the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding and (II) the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time, and (ii) each Letter of Credit shall by its terms terminate (x) in the case of standby Letters of Credit, on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit may be extendible for successive periods of up to 12 months, but, in each case, not beyond the tenth Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to the Issuing Lender) and (B) ten Business Days prior to the Revolving Loan Maturity Date, and (y) in the case of trade Letters of Credit, on or before the earlier of (A) the date which occurs 180 days after the date of issuance thereof and (B) 30 days prior to the Revolving Loan Maturity Date.

3.03 Letter of Credit Requests; Minimum Stated Amount. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Lender at least five Business Days’ (or such shorter period as is acceptable to such Issuing Lender) written notice thereof (including by way of facsimile). Each notice shall be in the form of Exhibit C, appropriately completed (each, a “Letter of Credit Request”).

(b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower to the Lenders that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.02. Unless the respective Issuing Lender has received notice from the Borrower, any other Credit Party or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 6 or 7 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 3.02, then such Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender’s usual and customary practices. Upon the issuance of or modification or amendment to any standby Letter of Credit, each Issuing Lender shall promptly notify the Borrower and the Administrative Agent, in writing of such issuance, modification or amendment and such notice shall be accompanied by a copy of such Letter of Credit or the respective modification or amendment thereto, as the case may be. Promptly after receipt of such notice the Administrative Agent shall notify the Participants, in writing, of such issuance, modification or amendment. On the first Business Day of each week, each Issuing Lender shall furnish the Administrative Agent with a written (including via facsimile) report of the daily aggregate outstandings of trade Letters of Credit issued by such Issuing Lender for the immediately preceding week. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists with respect to an RL Lender, no Issuing Lender shall be required to issue any Letter of Credit unless such Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Lender’s risk with respect to the participation in Letters of Credit by the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender’s or Lenders’ RL Percentage of the Letter of Credit Outstandings.

(c) The initial Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the respective Issuing Lender.

3.04 Letter of Credit Participations. (a) Immediately upon the issuance by an Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each RL Lender, and each such RL Lender (in its capacity under this Section 3.04, a “Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant’s RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section 2.13, 2.15, 4.02(b) or 13.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 3.04 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.

(b) In determining whether to pay under any Letter of Credit, no Issuing Lender shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for such Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(c) In the event that an Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 3.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant’s RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 12:00 Noon (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the respective Issuing Lender in Dollars such Participant’s RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to respective Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans that are maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to an Issuing Lender its RL Percentage of any payment under any Letter of Credit issued by such Issuing Lender shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its RL Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant’s RL Percentage of any such payment.

(d) Whenever an Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to each such Participant which has paid its RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant’s share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

(e) Upon the request of any Participant, each Issuing Lender shall furnish to such Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

(f) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

(iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default.

3.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower agrees to reimburse each Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed by the Borrower, an “Unpaid Drawing”), not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 11.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin as in effect from time to time for Revolving Loans that are maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 11.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Revolving Loans that are maintained as Base Rate Loans as in effect from time to time plus 2%, with such interest to be payable on demand. Each Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit issued by it, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower’s obligations hereunder.

(b) The obligations of the Borrower under this Section 3.05 to reimburse each Issuing Lender with respect to drafts, demands and other presentations for payment under Letters of Credit issued by it (each, a “Drawing”) (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any Subsidiary of the Borrower may have or have had against any Lender (including in its capacity as an Issuing Lender or as a Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

3.06 Increased Costs. If at any time after the Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by the NAIC or by any such governmental authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Lender or participated in by any Participant, or (ii) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the Borrower by any Issuing Lender or any Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), the Borrower agrees to pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Issuing Lender or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable to it pursuant to this Section 3.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section 3.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

SECTION 4. Commitment Commission; Fees; Reductions of Commitment.

4.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting RL Lender a commitment commission (the “Commitment Commission”) for the period from and including the Effective Date to and including the Revolving Loan Maturity Date (or such earlier date on which the Total Revolving Loan Commitment has been terminated) computed at a rate per annum equal to the Applicable Commitment Commission Percentage as in effect from time to time of the Unutilized Revolving Loan Commitment of such Non-Defaulting RL Lender as in effect from time to time. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment is terminated.

(b) The Borrower agrees to pay to the Administrative Agent for distribution to each RL Lender (based on each such RL Lender’s respective RL Percentage) a fee in respect of each Letter of Credit (the “Letter of Credit Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin as in effect from time to time during such period with respect to Revolving Loans that are maintained as Eurodollar Loans on the daily Stated Amount of each such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

(c) The Borrower agrees to pay to each Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it (the “Facing Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to 1/8 of 1% on the daily Stated Amount of such Letter of Credit, provided that in any event the minimum amount of Facing Fees payable in any twelve-month period for each Letter of Credit shall be not less than $500, it being agreed that, on the day of issuance of any Letter of Credit and on each anniversary thereof prior to the termination or expiration of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding twelve-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

(d) The Borrower agrees to pay to each Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by it, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

(e) The Borrower agrees to pay to each Agent such fees as may be agreed to in writing from time to time by the Borrower or any of its Subsidiaries and the Administrative Agent.

4.02 Voluntary Termination of Unutilized Revolving Loan Commitments. (a) Upon at least three Business Day’s prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty to terminate the Total Unutilized Revolving Loan Commitment in whole, or reduce it in part, pursuant to this Section 4.02(a), in an integral multiple of $5,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each RL Lender.

(b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, subject to obtaining the consents required by Section 13.12(b), upon five Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Loan Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (including all amounts, if any, owing pursuant to Section 2.11 but excluding amounts owing in respect of Loans of any Tranche maintained by such Lender, if such Loans are not being repaid pursuant to Section 5.01(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts) and such Lender’s RL Percentage of (x) all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders and (y) all Mandatory Borrowings not theretofore funded by such Lender are paid in full to the Swingline Lender, and at such time, unless the respective Lender continues to have outstanding Term Loans hereunder, such Lender shall no longer constitute a “Lender” for purposes of this Agreement with respect to the Revolving Loan Commitment of such Lender so terminated, except with respect to indemnifications under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 12.06, 13.01 and 13.06), which shall survive as to such repaid Lender (but only in respect of the period of time during which such repaid Lender was a Lender hereunder).

4.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on August 2, 2005, unless the Initial Borrowing Date has occurred on or prior to such date.

(b) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total A Term Loan Commitment (and the A Term Loan Commitment of each Lender) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of A Term Loans on such date).

(c) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total B Term Loan Commitment (and the B Term Loan Commitment of each Lender) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of B Term Loans on such date).

(d) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total Incremental Term Loan Commitment under a given Tranche (and the Incremental Term Loan Commitment of each Lender in respect of such Tranche) shall terminate in its entirety on the Incremental Term Loan Borrowing Date for such Tranche of Incremental Term Loans (after giving effect to the incurrence of Incremental Term Loans of such Tranche on such date).

(e) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each RL Lender) shall terminate in its entirety upon the earlier of (i) the Revolving Loan Maturity Date and (ii) unless the Required Lenders otherwise agree in writing, the date on which a Change of Control occurs.

SECTION 5. Prepayments; Payments; Taxes.

5.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office (x) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (y) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, which notice (in each case) shall specify whether A Term Loans, B Term Loans, Incremental Term Loans under a given Tranche, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which such Eurodollar Loans were made, and which notice the Administrative Agent shall, except in the case of a prepayment of Swingline Loans, promptly transmit to each of the Lenders; (ii) (x) each partial prepayment of Term Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $5,000,000 (or such lesser amount as is acceptable to the Administrative Agent), (y) each partial prepayment of Revolving Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $1,000,000 (or such lesser amount as is acceptable to the Administrative Agent) and (z) each partial prepayment of Swingline Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $300,000 (or such lesser amount as is acceptable to the Administrative Agent), provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans (and same shall automatically be converted into a Borrowing of Base Rate Loans) and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) each prepayment pursuant to this Section 5.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at the Borrower’s election in connection with any prepayment of Revolving Loans pursuant to this Section 5.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender; (iv) each voluntary prepayment in respect of any Tranche of Term Loans made pursuant to this Section 5.01(a) shall be allocated among each of the outstanding Tranches of Term Loans on a pro rata basis, with each Tranche of Term Loans to be allocated its Term Loan Percentage of the amount of such prepayment, provided, however, on or prior to December 5 2005, the Borrower may, at its option, direct that any voluntary prepayment of Term Loans pursuant to this Section 5.01(a) be applied (in which case it shall be applied) (1) first, solely to outstanding B Term Loans, so long as (I) no Default or Event of Default then exists or would result therefrom, (II) immediately after giving effect to such prepayment either (x) the aggregate principal amount of all B Term Loans that would be outstanding will be at least $100,000,000 or (y) all outstanding B Term Loans shall have been paid in full and (III) immediately after giving effect to such prepayment, the Total Unutilized Revolving Loan Commitment shall be at least $50,000,000, and (2) second, to the extent that no B Term Loans would remain outstanding after giving effect to any prepayment pursuant to preceding sub-clause (1), as otherwise provided above in this clause (iv) without regard to this proviso; and (v) each voluntary prepayment of any Tranche of Term Loans pursuant to this Section 5.01(a) shall be applied to reduce the then remaining Scheduled Term Loan Repayments of such Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Term Loan Repayment of the respective Tranche after giving effect to all prior reductions thereto), provided, however, the Borrower may, at its option, direct that any voluntary prepayment of any Tranche of Term Loans pursuant to this Section 5.01(a) be applied (in which case it shall be applied) (I) first, to reduce in direct order of maturity the Scheduled Term Loan Repayments of such Tranche of Term Loans which are due and payable within 12 months from the date of such prepayment, and (2) second, to the extent in excess of the amounts required to be applied in respect of such

Tranche of Term Loans pursuant to preceding sub-clause (1), as otherwise provided above in this clause (v) with respect to such Tranche without regard to this proviso.

(b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), repay all Loans of such Lender (including all amounts, if any, owing pursuant to Section 2.11), together with accrued and unpaid interest, Fees and all other amounts then owing to such Lender (or owing to such Lender with respect to each Tranche which gave rise to the need to obtain such Lender’s individual consent) in accordance with, and subject to the requirements of, said Section 13.12(b), so long as (A) in the case of the repayment of Revolving Loans of any Lender pursuant to this clause (b), (x) the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 4.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (y) such Lender’s RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders and (B) the consents, if any, required by Section 13.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained. Each prepayment of any Tranche of Term Loans pursuant to this Section 5.01(b) shall be applied to reduce the then remaining Scheduled Term Loan Repayments of such Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Term Loan Repayment of such Tranche after giving effect to all prior reductions thereto).

5.02 Mandatory Repayments. (a) On any day on which the sum of (I) the aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date), (II) the aggregate outstanding principal amount of all Swingline Loans (after giving effect to all other repayments thereof on such date) and (III) the aggregate amount of all Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment at such time, the Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment at such time, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

(b) (i) In addition to any other mandatory repayments pursuant to this Section 5.02, on each date set forth below (each, a “Scheduled A Term Loan Repayment Date”), the Borrower shall be required to repay that principal amount of A Term Loans, to the extent then outstanding, as is set forth opposite each such date below (each such repayment, as the same may be (x) reduced as provided in Section 5.01(a), 5.01(b) or 5.02(h) or (y) increased as provided in Section 2.14(c), a “Scheduled A Term Loan Repayment”):

Scheduled A Term Loan Repayment Date	Amount
The last Business Day of the Borrower’s fiscal quarter ending closest to September 30, 2006	$10,000,000

The last Business Day of the Borrower’s fiscal quarter ending closest to December 31, 2006	$10,000,000

The last Business Day of the Borrower’s fiscal quarter ending closest to March 31, 2007	$10,000,000

The last Business Day of the Borrower’s fiscal quarter ending closest to June 30, 2007	$10,000,000

The last Business Day of the Borrower’s fiscal quarter ending closest to September 30, 2007	$10,000,000

The last Business Day of the Borrower’s fiscal quarter ending closest to December 31, 2007	$10,000,000

The last Business Day of the Borrower’s fiscal quarter ending closest to March 31, 2008	$10,000,000

The last Business Day of the Borrower’s fiscal quarter ending closest to June 30, 2008	$10,000,000

The last Business Day of the Borrower’s fiscal quarter ending closest to September 30, 2008	$30,000,000

The last Business Day of the Borrower’s fiscal quarter ending closest to December 31, 2008	$30,000,000

The last Business Day of the Borrower’s fiscal quarter ending closest to March 31, 2009	$30,000,000

The last Business Day of the Borrower’s fiscal quarter ending closest to June 30, 2009	$30,000,000

The last Business Day of the Borrower’s fiscal quarter ending closest to September 30, 2009	$30,000,000

The last Business Day of the Borrower’s fiscal quarter ending closest to December 31, 2009	$30,000,000

The last Business Day of the Borrower’s fiscal quarter ending closest to March 31, 2010	$30,000,000

Scheduled A Term Loan Repayment Date	Amount
The last Business Day of the Borrower’s fiscal quarter ending closest to June 30, 2010	$30,000,000

The last Business Day of the Borrower’s fiscal quarter ending closest to September 30, 2010	$50,000,000

The last Business Day of the Borrower’s fiscal quarter ending closest to December 31, 2010	$50,000,000

The last Business Day of the Borrower’s fiscal quarter ending closest to March 31, 2011	$50,000,000

The last Business Day of the Borrower’s fiscal quarter ending closest to June 30, 2011	$50,000,000

The last Business Day of the Borrower’s fiscal quarter ending closest to September 30, 2011	$70,000,000

The last Business Day of the Borrower’s fiscal quarter ending closest to December 31, 2011	$70,000,000

The last Business Day of the Borrower’s fiscal quarter ending closest to March 31, 2012	$70,000,000

A Term Loan Maturity Date	$70,000,000

(ii) In addition to any other mandatory repayments pursuant to this Section 5.02, on each date set forth below (each, a “Scheduled B Term Loan Repayment Date”), the Borrower shall be required to repay that principal amount of B Term Loans, to the extent then outstanding, as is set forth opposite each such date below (each such repayment, as the same may be (x) reduced as provided in Section 5.01(a), 5.01(b) or 5.02(h) or (y) increased as provided in Section 2.14(c), a “Scheduled B Term Loan Repayment”):

Scheduled B Term Loan Repayment Date	Amount

The last Business Day of the Borrower’s fiscal quarter ending closest to September 30, 2005	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to December 31, 2005	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to March 31, 2006	$750,000

Scheduled B Term Loan Repayment Date	Amount

The last Business Day of the Borrower’s fiscal quarter ending closest to June 30, 2006	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to September 30, 2006	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to December 31, 2006	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to March 31, 2007	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to June 30, 2007	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to September 30, 2007	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to December 31, 2007	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to March 31, 2008	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to June 30, 2008	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to September 30, 2008	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to December 31, 2008	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to March 31, 2009	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to June 30, 2009	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to September 30, 2009	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to December 31, 2009	$750,000

Scheduled B Term Loan Repayment Date	Amount
The last Business Day of the Borrower’s fiscal quarter ending closest to March 31, 2010	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to June 30, 2010	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to September 30, 2010	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to December 31, 2010	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to March 31, 2011	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to June 30, 2011	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to September 30, 2011	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to December 31, 2011	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to March 31, 2012	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to June 30, 2012	$750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to September 30, 2012	$69,750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to December 31, 2012	$69,750,000

The last Business Day of the Borrower’s fiscal quarter ending closest to March 31, 2013	$69,750,000

B Term Loan Maturity Date	$69,750,000

(iii) In addition to any other mandatory repayments pursuant to this Section 5.02, the Borrower shall be required to make, with respect to each Tranche of Incremental Term

Loans, to the extent then outstanding, scheduled amortization payments of such Tranche of Incremental Term Loans on the dates and in the principal amounts set forth in the respective Incremental Term Loan Commitment Agreement (each such date, a “Scheduled Incremental Term Loan Repayment Date”, and each such repayment, as the same may be (x) reduced as provided in Section 5.01(a), 5.01(b) or 5.02(h) or (y) increased as provided in Section 2.14(c), a “Scheduled Incremental Term Loan Repayment”).

(c) In addition to any other mandatory repayments pursuant to this Section 5.02, on each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any capital contribution or any sale or issuance of its Equity Interests (other than (i) issuances of Equity Interests to the Borrower or any Subsidiary of the Borrower to the extent made by any Subsidiary of the Borrower, (ii) any capital contributions to any Subsidiary of the Borrower to the extent made by the Borrower or any Subsidiary of the Borrower or (iii) sales or issuances of the Borrower’s common stock to employees, officers and/or directors of the Borrower or any of its Subsidiaries (including as a result of the exercise of any options with respect thereto)), an amount equal to 100% of the first $300,000,000 of Net Cash Proceeds in the aggregate of such capital contributions or sales or issuances of Equity Interests shall be applied on such date as a mandatory repayment in accordance with the requirements of Sections 5.02(h) and (i).

(d) In addition to any other mandatory repayments pursuant to this Section 5.02, on each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any issuance or incurrence by the Borrower or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 10.04 as in effect on the Effective Date), an amount equal to 100% of the Net Cash Proceeds of the respective issuance or incurrence of Indebtedness shall be applied on such date as a mandatory repayment in accordance with the requirements of Sections 5.02(h) and (i).

(e) In addition to any other mandatory repayments pursuant to this Section 5.02, on each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied on such date as a mandatory repayment in accordance with the requirements of Sections 5.02(h) and (i); provided, however, such Net Sale Proceeds shall not be required to be so applied on such date so long as no Default or Event of Default then exists and such Net Sale Proceeds shall be used to purchase assets (other than inventory and working capital) used or to be used in the businesses permitted pursuant to Section 10.13 within 360 days following the date of such Asset Sale, and provided further, that if all or any portion of such Net Sale Proceeds are not so reinvested within such 360-day period (or such earlier date, if any, as the Borrower or the relevant Subsidiary determines not to reinvest the Net Sale Proceeds from such Asset Sale as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 5.02(e) without regard to the preceding proviso.

(f) In addition to any other mandatory repayments pursuant to this Section 5.02, on each Excess Cash Flow Payment Date, an amount equal to the Applicable Excess Cash Flow Recapture Percentage of the Excess Cash Flow for the related Excess Cash Flow Payment

Period shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(h) and (i).

(g) In addition to any other mandatory repayments pursuant to this Section 5.02, within 10 days following each date on or after the Initial Borrowing Date and prior to the Security Release Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Recovery Event (other than Recovery Events where the Net Cash Proceeds therefrom do not exceed $500,000), an amount equal to 100% of the Net Cash Proceeds from such Recovery Event shall be applied within such 10 day period as a mandatory repayment in accordance with the requirements of Sections 5.02(h) and (i); provided, however, that so long as no Default or Event of Default then exists, such Net Cash Proceeds shall not be required to be so applied within such 10 day period to the extent that such Net Cash Proceeds shall be used to replace or restore any properties or assets in respect of which such Net Cash Proceeds were paid within 360 days following the date of the receipt of such Net Cash Proceeds, and provided further, that (x) so long as no Default or Event of Default then exists and to the extent that the amount of such Net Cash Proceeds equals or exceeds $25,000,000, the amount of such Net Cash Proceeds, together with other cash available to the Borrower and its Subsidiaries and permitted to be spent by them on Capital Expenditures during the relevant period, equals at least 100% of the cost of replacement or restoration of the properties or assets in respect of which such Net Cash Proceeds were paid as determined by the Borrower and as supported by such information as the Administrative Agent may reasonably request, then the entire amount of the Net Cash Proceeds from such Recovery Event (and not just the portion thereof in excess of $25,000,000) shall be deposited with the Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent whereby such proceeds shall be disbursed to the Borrower from time to time as needed to pay or reimburse the Borrower or such Subsidiary for the actual costs incurred by it in connection with the replacement or restoration of the respective properties or assets (pursuant to such certification requirements as may be reasonably established by the Administrative Agent), although at any time while an Event of Default has occurred and is continuing, the Required Lenders may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by the Borrower to, follow said directions) to apply any or all proceeds then on deposit in such collateral account in accordance with the requirements of Sections 5.02(h) and (i) and (y) if all or any portion of such Net Cash Proceeds not required to be so applied pursuant to the preceding proviso are not so used within 360 days after the date of the receipt of such Net Cash Proceeds (or such earlier date, if any, as the Borrower or the relevant Subsidiary determines not to reinvest the Net Cash Proceeds relating to such Recovery Event as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 5.02(g) without regard to the preceding proviso.

(h) (I) Each amount required to be applied pursuant to Sections 5.02(d), (e), (f) and (g) in accordance with this Section 5.02(h) shall be applied to repay principal of outstanding Term Loans and shall be allocated among each Tranche of outstanding Term Loans on a pro rata basis, with each Tranche of Term Loans to be allocated its Term Loan Percentage of the amount of the respective repayment.

(II) Each amount required to be applied pursuant to Section 5.02(c) in accordance with this Section 5.02(h) shall be applied (i) first, to repay principal of outstanding B

Term Loans and (ii) second, to the extent in excess of the amounts required to be applied pursuant to preceding sub-clause (i), to repay principal of the other outstanding Tranches of Term Loans on a pro rata basis, with each such Tranche of Term Loans to be allocated its Term Loan Percentage of the amount of the respective repayment.

(III) The amount of each principal repayment of each Tranche of Term Loans pursuant to this Section 5.02(h) shall be applied to reduce the then remaining Scheduled Term Loan Repayments of such Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Term Loan Repayment of the respective Tranche after giving effect to all prior reductions thereto), provided, however, (x) the Borrower may, at its option, direct that any such mandatory repayment of any Tranche of Term Loans pursuant to this Section 5.02(h) be applied (in which case it shall be applied) (i) first, to reduce in direct order of maturity the Scheduled Term Loan Repayments of such Tranche of Term Loans which are due and payable within 12 months from the date of such repayment, and (ii) second, to the extent in excess of the amounts required to be applied in respect of such Tranche of Term Loans pursuant to preceding sub-clause (i), as otherwise provided above in this clause (III) with respect to such Tranche without regard to this proviso, and (y) any mandatory repayment pursuant to this Section 5.02(h) at a time when an Event of Default exists shall be applied to reduce the then remaining Scheduled Term Loan Repayments of each Tranche of Term Loans in inverse order of maturity.

(i) With respect to each repayment of Loans required by this Section 5.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which such Eurodollar Loans were made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 5.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be automatically converted into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

(j) In addition to any other mandatory repayments pursuant to this Section 5.02, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date, (ii) all other then outstanding Loans shall be repaid in full on the respective Maturity Date for such Tranche of Loans and (iii) unless the Required Lenders otherwise agree in writing, all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

(k) Notwithstanding anything to the contrary contained above in this Section 5.02, with respect to each mandatory repayment of outstanding B Term Loans required pursuant to Section 5.02(c), (d), (e) or (g) on or before December 5 2005 (each a “Waivable Repayment”), the Administrative Agent and the Syndication Agent (acting in concert) shall have the right, so long as (i) the Syndication Date with respect to the outstanding B Term Loans has not theretofore occurred, (ii) A Term Loans are then outstanding and (iii) the aggregate principal amount of B Term Loans that would be outstanding immediately after giving effect to any such repayment would be less than $100,000,000, to waive (on behalf of (and with notice to) each of the Lenders holding outstanding B Term Loans) all or any portion of each such Lenders’ Term Loan Percentage of the amount of each such Waivable Repayment (in each case so long as each such Lender is treated in the same manner). To the extent that the Administrative Agent and the Syndication Agent exercise their right under this Section 5.02(k) with respect to all or any portion of a Waivable Repayment, the amount of such Waivable Repayment so waived instead shall be applied to the other outstanding Tranches of Term Loans on a pro rata basis in accordance with Section 5.02(h)(I) (but determined without regard to any outstanding B Term Loans).

5.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

5.04 Net Payments. (a) All payments made by the Borrower hereunder and under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 5.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender (other than for any interest or penalties directly attributable to any failure of a Lender to file any returns or pay any Taxes directly attributable to this Agreement, to the extent such Lender was legally required to file such returns and/or pay such Taxes and was reasonably informed by the Borrower about such requirements and had all information necessary to file such returns and/or pay such Taxes).

(b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date or, in the case of a Lender that is an assignee, transferee or acquiror of an interest under this Agreement pursuant to Section 2.13, 2.14, 2.15 or 13.04(b) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment, transfer or acquisition), on the date of such assignment, transfer or acquisition to or by such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a “Section 5.04(b)(ii) Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 5.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Lender shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 5.04(b). Notwithstanding anything to the contrary contained in Section 5.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such

Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 5.04(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 5.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 5.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 5.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

SECTION 6. Conditions Precedent to Credit Events on the Initial Borrowing Date.

The obligation of each Lender to make Loans, and the obligation of each Issuing Lender to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

6.01 Effective Date; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same the appropriate A Term Note, B Term Note and/or Revolving Note executed by the Borrower and, if requested by the Swingline Lender, the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

6.02 Officer’s Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of the Borrower by the chairman of the board, the chief executive officer, the president or any vice president of the Borrower, certifying on behalf of the Borrower that all of the conditions in Sections 6.06 through 6.09, inclusive, and 7.01 have been satisfied on such date.

6.03 Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received (i) from Lane & Waterman LLP, special counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-1 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (ii) from Gardner Carton & Douglas LLP, special counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-2 and such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (iii) reliance letters addressed to the Administrative Agent, the Collateral Agent and the

Lenders dated the Initial Borrowing Date with respect to all legal opinions delivered in connection with the Acquisition (if any), which reliance letters (and related legal opinions) shall be in form and substance reasonably satisfactory to the Agents, and (iv) from local counsel in each state in which a Subsidiary Guarantor (other than Target Marketing Systems, Inc. and K. Falls Basin Publishing, Inc., but only to the extent that such entities are non-operating entities and have no material assets or liabilities) is organized, an opinion in form and substance reasonably satisfactory to the Agents addressed to the Administrative Agent, the Collateral Agent and each of the Lenders, dated the Initial Borrowing Date and covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

6.04 Company Documents; Proceedings; etc. (a) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Initial Borrowing Date, signed by the chairman of the board, the chief executive officer, the president or any vice president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or other equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.

(b) On the Initial Borrowing Date, all Company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agents, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of Company proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper Company or governmental authorities.

6.05 Shareholders’ Agreements; Tax Sharing Agreements; Existing Indebtedness Agreements. On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies of the following documents, certified as such by an Authorized Officer of the Borrower:

(i) all agreements entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its Equity Interests and any agreements entered into by its shareholders relating to any such entity with respect to its Equity Interests (collectively, the “Shareholders’ Agreements”);

(ii) all tax sharing, tax allocation and other similar agreements entered into by the Borrower or any of its Subsidiaries (collectively, the “Tax Sharing Agreements”); and

(iii) all agreements evidencing or relating to Indebtedness of the Borrower or any of its Subsidiaries which is to remain outstanding after giving effect to the Transaction (the “Existing Indebtedness Agreements”), although the Borrower shall not be required to deliver a copy of any Existing Indebtedness Agreement to the extent that same relates to an item of Indebtedness (including unused commitments in respect thereof) of less than $5,000,000.

6.06 Consummation of Acquisition; etc. On the Initial Borrowing Date, the Acquisition shall have been consummated in accordance with the terms and conditions of the Acquisition Documents and all applicable laws. On the Initial Borrowing Date, (x) the Administrative Agent shall have received true and correct copies of all Acquisition Documents and all of the terms and conditions thereof shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders and (y) all such Acquisition Documents shall be in full force and effect. All conditions precedent to the consummation of the Acquisition (other than immaterial conditions), as set forth in the Acquisition Documents, shall have been satisfied, and not waived unless consented to by the Agents and the Required Lenders, to the reasonable satisfaction of the Agents and the Required Lenders.

6.07 Consummation of the Refinancing. (a) On the Initial Borrowing Date, the Borrower shall have (x) repaid in full not less than $77,000,000 in aggregate principal of outstanding Existing Lee Senior Notes pursuant to, and in accordance with the requirements of, the Existing Lee Senior Notes Documents and (y) delivered to the holders of any Existing Lee Senior Notes that remain outstanding after the Initial Borrowing Date a notice of repayment or redemption for all such remaining Existing Lee Senior Notes pursuant to, and in accordance with the requirements of, the Existing Lee Senior Notes Documents (which notice of repayment or redemption shall require all such remaining Existing Lee Senior Notes to become due and payable on or before the 45th day following the Initial Borrowing Date).

(b) On the Initial Borrowing Date all loans, interest and other amounts owing pursuant to the Existing Credit Agreement shall have been repaid in full and all letters of credit issued thereunder shall have been terminated and the Existing Credit Agreement and all guarantees and security documents (if any) with respect thereto shall have been terminated and be of no further force and effect.

(c) On the Initial Borrowing Date, the Borrower, Pulitzer and their respective Subsidiaries shall have an aggregate amount of existing Unrestricted cash on hand which, when added to the aggregate principal amount of Term Loans incurred on the Initial Borrowing Date and the aggregate principal amount of Revolving Loans permitted to be incurred on the Initial Borrowing Date shall be sufficient to make all cash payments required to be made in connection with the Transaction. The Total Unutilized Revolving Loan Commitment on the Initial Borrowing Date shall be at least $50,000,000 after all cash payments required to be made on such date in connection with the Transaction.

(d) On the Initial Borrowing Date, the Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 6.07 have been satisfied on the Initial Borrowing Date.

6.08 Adverse Change, Approvals. (a) Since December 28, 2003, other than as, and to the extent, expressly disclosed in filings of Pulitzer made with the SEC prior to January 29, 2005, nothing shall have occurred (and neither any Agent nor the Required Lenders shall have become aware of any facts or conditions not previously known) which any Agent or the

Required Lenders shall reasonably determine has had, or could reasonably be expected to have, a Material Adverse Effect.

(b) On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and material third party approvals and/or consents in connection with the Transaction, the other transactions contemplated hereby and the granting of Liens under the Pledge Agreement shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the Documents or otherwise referred to herein or therein. On the Initial Borrowing Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Transaction or the other transactions contemplated by the Documents or otherwise referred to herein or therein.

6.09 Litigation. On the Initial Borrowing Date, there shall be no actions, suits or proceedings pending or threatened with respect to the Transaction, this Agreement, any other Document or otherwise which any Agent or the Required Lenders shall reasonably determine has had, or could reasonably be expected to have, a Material Adverse Effect.

6.10 Subsidiaries Guaranty; Intercompany Subordination Agreement. (a) On the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit G (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the “Subsidiaries Guaranty”), and the Subsidiaries Guaranty shall be in full force and effect.

(b) On the Initial Borrowing Date, each Credit Party and each other Subsidiary of the Borrower which is an obligee with respect to any Intercompany Debt shall have duly authorized, executed and delivered the Intercompany Subordination Agreement in the form of Exhibit H (as amended, modified, restated and/or supplemented from time to time in accordance with the terms hereof and thereof, the “Intercompany Subordination Agreement”), and the Intercompany Subordination Agreement shall be in full force and effect.

6.11 Pledge Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit I (as amended, modified, restated and/or supplemented from time to time in accordance with the terms hereof and thereof, the “Pledge Agreement”) and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledge Agreement Collateral, if any, referred to therein and then owned by such Credit Party, together with executed and undated endorsements for transfer in the case of Equity Interests constituting certificated Pledge Agreement Collateral, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Pledge Agreement have been taken and the Pledge Agreement shall be in full force and effect.

6.12 Historical Financial Statements; Pro Forma Financial Statements; Projections. On or prior to the Initial Borrowing Date, the Administrative Agent shall have received true and correct copies of the historical financial statements, the pro forma financial statements and the Projections referred to in Sections 8.05(a) and (d), which historical financial statements, pro forma financial statements and Projections shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

6.13 Solvency Certificate; Insurance Certificates, etc. On the Initial Borrowing Date, the Administrative Agent shall have received:

(i) a solvency certificate from the chief financial officer of the Borrower in the form of Exhibit J; and

(ii) certificates of insurance complying with the requirements of Section 9.03 for the business and properties of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent.

6.14 Pulitzer Operations. During the period from January 29, 2005 through the Initial Borrowing Date, the Borrower, Pulitzer and their respective Subsidiaries shall have been operated in the ordinary course of business and shall have not sold any of their respective material assets other than in the ordinary course of business and consistent with past practice.

6.15 Internal Revenue Service Matters. During the period from January 29, 2005 through the Initial Borrowing Date, the matters described under the heading “COMMITMENTS AND CONTINGENCIES – Internal Revenue Matters” in Pulitzer’s Form 10-Q filed with the SEC in respect of Pulitzer’s fiscal quarter ended September 26, 2004 shall not have been settled with the Internal Revenue Service other than on the basis specified in Pulitzer’s disclosure memorandum attached to the Acquisition Agreement (as in effect on January 29, 2005).

6.16 Fees, etc. On the Initial Borrowing Date, the Borrower shall have paid to each Agent (and/or its relevant Affiliate) and each Lender all costs, fees and expenses (including, without limitation, legal fees and expenses) and other compensation contemplated hereby payable to each Agent (and/or its relevant Affiliate) or such Lender to the extent then due.

SECTION 7. Conditions Precedent to All Credit Events.

The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date), and the obligation of each Issuing Lender to issue Letters of Credit (including Letters of Credit issued on the Initial Borrowing Date), is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

7.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

7.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received a Notice of Borrowing meeting the requirements of Section 2.03(b)(i).

(b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 3.03(a).

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 6 (with respect to Credit Events on the Initial Borrowing Date) and in this Section 7 (with respect to Credit Events on or after the Initial Borrowing Date) and applicable to such Credit Event are satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 6 and in this Section 7, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

SECTION 8. Representations, Warranties and Agreements.

In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 8 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such other Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

8.01 Company Status. Each of the Borrower and each of its Subsidiaries (i) is a duly organized and validly existing Company in good standing under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified or authorized which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

8.02 Power and Authority. Each Credit Party has the Company power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary Company action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

8.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, except, in the case of any Acquisition Document, for such contraventions that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Pledge Agreement) upon any of the property or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party or any of its Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject (including, without limitation, any such agreements (x) acquired pursuant to the Acquisition, (y) entered into pursuant to the Transaction or (z) in respect of the Existing Indebtedness), or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any of its Subsidiaries.

8.04 Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the Initial Borrowing Date and which remain in full force and effect on the Initial Borrowing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

8.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections. (a)(i) The consolidated balance sheets of the Borrower and its Subsidiaries at September 30, 2004 and March 31, 2005, and the related consolidated statements of income and cash flows and changes in shareholders’ equity of the Borrower and its Subsidiaries for the Borrower’s fiscal year or six month period, as the case may be, ended on each such date, in each case furnished to the Lenders prior to the Effective Date, present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries at the dates of said financial statements and the consolidated results of their operations for the periods covered thereby. The consolidated balance sheets of Pulitzer and its Subsidiaries at December 28, 2003,

December 26, 2004 and March 27, 2005, and the related consolidated statements of income and cash flows and changes in shareholders’ equity of Pulitzer and its Subsidiaries for Pulitzer’s fiscal years or three month period, as the case may be, ended on each such date, in each case furnished to the Lenders prior to the Effective Date, present fairly in all material respects the consolidated financial condition of Pulitzer and its Subsidiaries at the dates of said financial statements and the consolidated results of their operations for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the unaudited interim consolidated financial statements of the Borrower and Pulitzer, to normal year-end audit adjustments (all of which are of a recurring nature and none of which, individually or in the aggregate, would be material) and the absence of footnotes.

(ii) The unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 2005 (after giving effect to the Transaction and the financing therefor), and the related unaudited pro forma consolidated statements of income of the Borrower and its Subsidiaries for the twelve-month period ended on September 30, 2004 and the six-month period ended on March 31, 2005 (in each case after giving effect to the Transaction and the financing therefor), copies of which have been furnished to the Lenders prior to the Effective Date, present fairly in all material respects the pro forma consolidated financial position of the Borrower and its Subsidiaries as of March 31, 2005 and the pro forma consolidated results of the operations of the Borrower and its Subsidiaries for the respective periods covered thereby. All of the foregoing pro forma financial statements have been prepared on a basis consistent with the historical financial statements of the Borrower set forth in preceding clause (i).

(b) On and as of the Initial Borrowing Date, and after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith, (i) the sum of the assets, at a fair valuation, of the Borrower (on a stand-alone basis) and of the Borrower and its Subsidiaries (taken as a whole) will exceed its or their respective debts, (ii) the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (taken as a whole) has or have not incurred and does or do not intend to incur, and does or do not believe that it or they will incur, debts beyond its or their respective ability to pay such debts as such debts mature, and (iii) the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (taken as a whole) will have sufficient capital with which to conduct its or their respective businesses. For purposes of this Section 8.05(b), “debt” means any liability on a claim, and “claim” means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(c) Except as fully disclosed in the financial statements delivered pursuant to Section 8.05(a) and for the Indebtedness incurred under this Agreement, there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, the Borrower knows of no basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 8.05(a) or referred to in the immediately preceding sentence which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole.

(d) The Projections delivered to the Administrative Agent and the Lenders prior to the Initial Borrowing Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information known to the Borrower regarding the matters reported therein. On the Initial Borrowing Date, the Borrower believes that the Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results.

(e) After giving effect to the Transaction (but for this purpose assuming that the Transaction and the related financing had occurred prior to September 30, 2004), since September 30, 2004, nothing has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

8.06 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened with respect to the Transaction, any Document or otherwise that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

8.07 True and Complete Disclosure. All factual information (taken as a whole) theretofore furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 8.07, such factual information shall not include the Projections or any pro forma financial information.

8.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Term Loans will be used by the Borrower to finance the Acquisition and the Refinancing and to pay fees and expenses incurred in connection with the Transaction.

(b) All proceeds of the Revolving Loans and the Swingline Loans will be used for the working capital and general corporate purposes of the Borrower and its Subsidiaries; provided that up to, but no more than, $400,000,000 of Revolving Loans and Swingline Loans in the aggregate may be used for the purposes described in Section 8.08(a).

(c) All proceeds of Incremental Term Loans will be used by the Borrower (i) to finance Permitted Acquisitions (and to pay the fees and expenses incurred in connection therewith) and to refinance any Indebtedness assumed as part of any such Permitted Acquisitions (and to pay all accrued and unpaid interest thereon, any prepayment premium associated therewith and the fees and expenses related thereto) and (ii) for its and its respective Subsidiaries’ general corporate purposes.

(d) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

8.09 Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has timely filed or caused to be timely filed (in each case giving effect to all applicable and permitted extensions) with the appropriate taxing authority all Federal and other material returns, statements, forms and reports for taxes (the “Returns”) required to be filed by, or with respect to the income, properties or operations of, the Borrower and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries, as applicable, for the periods covered thereby. Each of the Borrower and each of its Subsidiaries has paid all taxes and assessments payable by it which have become due, other than those that are immaterial and those that are being contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP. There is no material action, suit, proceeding, investigation, audit or claim now pending or, to the knowledge of the Borrower, threatened by any authority regarding any material taxes relating to the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries has incurred, nor will any of them incur, any material tax liability in connection with the Transaction or any other transactions contemplated hereby (it being understood that the representation contained in this sentence does not cover any future tax liabilities of the Borrower or any of its Subsidiaries arising as a result of the operation of their businesses in the ordinary course of business).

8.10 Compliance with ERISA. (a) Schedule IV sets forth each Plan as of the Initial Borrowing Date. Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: each Plan (and each related trust, insurance contract or fund) is in compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $10,000,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; each group health plan (as defined in 45 Code of Federal Regulations Section 160.103) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any liability.

(b) Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; all contributions required to be made with respect to a Foreign Pension Plan have been timely made; neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan; and the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

8.11 The Pledge Agreement. At all times prior to the Security Release Date, the security interests created under the Pledge Agreement in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, constitute first priority perfected security interests in the Pledge Agreement Collateral described in the Pledge Agreement, subject to no security interests of any other Person other than Permitted Liens applicable thereto.

8.12 Properties. Each of the Borrower and each of its Subsidiaries has good and indefeasible title to all material properties (and to all buildings, fixtures and improvements located thereon) owned by it, including all material property reflected in the most recent historical balance sheets referred to in Section 8.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens. Each of the Borrower and each of its Subsidiaries has a valid and indefeasible leasehold interest in the material properties leased by it free and clear of all Liens other than Permitted Liens.

8.13 Capitalization. On the Initial Borrowing Date, the authorized capital stock of the Borrower consists of (x) 120,000,000 shares of common stock, $2.00 par value per share, and (y) 30,000,000 shares of class B common stock, $2.00 par value per share. All outstanding shares of the capital stock of the Borrower have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. The Borrower does not have outstanding any capital stock or other securities convertible into or exchangeable for its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights, except for (x) options, warrants and rights to purchase shares of the Borrower’s common stock which may be issued from time to time and (y) shares of Qualified Preferred Stock of the Borrower which may be convertible into shares of the Borrower’s common stock.

8.14 Subsidiaries. On and as of the Initial Borrowing Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule V. Schedule V sets forth, as of the Initial Borrowing Date, (i) the percentage ownership (direct and indirect) of the Borrower in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof, and (ii) the jurisdiction of organization of each such Subsidiary. All outstanding shares of Equity Interests of each Subsidiary of the Borrower have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. No Subsidiary of the Borrower has outstanding any securities convertible into or exchangeable for its Equity Interests or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its Equity Interests or any stock appreciation or similar rights except, in the case of PD LLC, as set forth in the PD LLC Operating Agreement (as in effect on the Initial Borrowing Date).

8.15 Compliance with Statutes, etc. Each of the Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.16 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

8.17 Public Utility Holdings Company Act. Neither the Borrower nor any of its Subsidiaries is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holdings Company Act of 1935, as amended.

8.18 Environmental Matters. (a) Each of the Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the knowledge of the Borrower, threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by the Borrower or any of its Subsidiaries of any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries). There are no facts, circumstances, conditions or occurrences with respect to the business or operations of the Borrower or any of its Subsidiaries, or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries) or, to the knowledge of the Borrower, any property adjoining or adjacent to any such Real Property that could be reasonably expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries or (ii) to cause any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

(b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, any property adjoining or adjacent to any Real Property, where such generation, use, treatment, storage, transportation or Release has violated or could be reasonably expected to violate any applicable Environmental Law or give rise to an Environmental Claim.

(c) Notwithstanding anything to the contrary in this Section 8.18, the representations and warranties made in this Section 8.18 shall be untrue only if the effect of any or all conditions, violations, claims, restrictions, failures and noncompliances of the types described above could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.19 Employment and Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, (iii) no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, (iv) no equal employment opportunity charges or other claims of employment discrimination are pending or, to the Borrower’s knowledge, threatened against the Borrower or any of its Subsidiaries, and (v) no wage and hour department investigation has been made of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clauses (i) – (v) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

8.20 Intellectual Property, etc. Each of the Borrower and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases, licenses and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to own or have which, as the case may be, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

8.21 Indebtedness. Schedule VI sets forth a list of all Indebtedness (including Contingent Obligations) of the Borrower and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction (excluding the Obligations, the PD LLC Notes and the PD LLC Notes Guaranty, the “Existing Indebtedness”), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

8.22 Insurance. Schedule VII sets forth a listing of all insurance maintained by the Borrower and its Subsidiaries as of the Initial Borrowing Date, with the amounts insured (and any deductibles) set forth therein.

8.23 Representations and Warranties in Other Documents. All representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations or warranties were made on and as of such date (it being understood and agreed that any such representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects as of such specified date).

SECTION 9. Affirmative Covenants.

The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

9.01 Information Covenants. The Borrower will furnish to each Lender:

(a) Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior fiscal year and comparable budgeted figures for such quarterly accounting period as set forth in the respective budget delivered pursuant to Section 9.01(d), all of which shall be certified by an Authorized Officer of the Borrower that they fairly present in all material respects in accordance with GAAP the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period; provided that to the extent prepared to comply with SEC requirements and delivered to each Lender within the time requirement set forth above in this Section 9.01(a), a copy of the SEC Form 10-Qs filed by the Borrower with the SEC for each such quarterly accounting period shall satisfy the requirements of this Section 9.01(a) except for any required comparison against budget as provided above (which comparison will still need to be delivered to each Lender separately pursuant to this Section 9.01(a)).

(b) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and stockholders’ equity and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and audited by Deloitte & Touche LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent (which audit shall be without a “going concern” or like qualification or exception and without any qualification or exception as to scope of audit), together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default under Section 10.08 or 10.09 which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof, and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year; provided that to the extent prepared to comply with SEC requirements and delivered to each Lender within the time requirement set forth above in this Section 9.01(b), a copy of the SEC Form 10-Ks filed by the Borrower with the SEC for such fiscal year shall satisfy the requirements of this Section 9.01(b) except for the opinion of the accounting firm as to no Default or Event of Default under Section 10.08 or 10.09 (which opinion will still need to be delivered to each Lender separately pursuant to this Section 9.01(b)).

(c) Management Letters. Promptly after the Borrower’s or any of its Subsidiaries’ receipt thereof, a copy of any “management letter” received from its certified public accountants and management’s response thereto.

(d) Budgets. No later than 60 days following the first day of each fiscal year of the Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income and sources and uses of cash for the Borrower and its Subsidiaries on a consolidated basis) for each of the four fiscal quarters of such fiscal year prepared in detail and setting forth, with appropriate discussion, the principal assumptions upon which such budget is based.

(e) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 9.01(a) and (b), a compliance certificate from an Authorized Officer of the Borrower in the form of Exhibit K certifying on behalf of the Borrower that, to such officer’s knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) set forth in reasonable detail the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 5.02(e), 5.02(g), 10.01(x), 10.01(xii), 10.01(xvii), 10.02(iv), 10.03(iii), 10.03(vii), 10.03(viii), 10.03(ix) 10.04(iv), 10.04(vii), 10.04(ix), 10.04(xiii), 10.05(v), 10.05 (viii), 10.05(xvi) and 10.07 through 10.09, inclusive, at the end of such fiscal quarter or year, as the case may be, (ii) if delivered with the financial statements required by Section 9.01(b), set forth in reasonable detail the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the respective Excess Cash Flow Payment Period, and (iii) if prior to the Security Release Date, certify that there have been no changes to Annexes A through F of the Pledge Agreement, in each case since the Initial Borrowing Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 9.01(e), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (iii), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of the Pledge Agreement) and whether the Borrower and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to the Pledge Agreement in connections with any such changes.

(f) Notice of Default, Litigation and Material Adverse Effect. Promptly, and in any event within ten Business Days (or five Business Days in the case of succeeding sub-clause (i)) after any senior or executive officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending against the Borrower or any of its Subsidiaries (x) which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect or (y) with respect to any Document, or (iii) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

(g) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the Borrower or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the “SEC”) or deliver to holders (or any trustee, agent or other representative therefor) of its material Indebtedness pursuant to the terms of the documentation governing such Indebtedness.

(h) Environmental Matters. Promptly after any senior or executive officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters to the extent that such environmental matters, either individually or when aggregated with all other such environmental matters, could reasonably be expected to have a Material Adverse Effect:

(i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries;

(ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

(iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

(iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Borrower shall deliver to each Lender all notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify the Borrower or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify the Borrower or any of its Subsidiaries of potential liability under CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower’s or such Subsidiary’s response thereto.

(j) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as any Agent or any Lender (through the Administrative Agent) may reasonably request.

9.02 Books, Records and Inspections; Annual Meetings. (a) The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of any Agent or any Lender to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as any such Agent or any such Lender may reasonably request; provided, however, so long as no Default or Event of Default has occurred and is continuing, neither any Agent nor any Lender may exercise its rights under this Section 9.02(a) more than once per calendar year.

(b) At a date to be mutually agreed upon between the Administrative Agent and the Borrower occurring on or prior to the 120th day after the close of each fiscal year of the Borrower, the Borrower will, at the request of the Administrative Agent, hold a meeting with all of the Lenders at which meeting will be reviewed the financial results of the Borrower and its Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of the Borrower.

9.03 Maintenance of Property; Insurance. (a) The Borrower will, and will cause each of its Subsidiaries to, (i) keep all material property necessary to the business of the Borrower and its Subsidiaries in good working order and condition, ordinary wear and tear excepted and subject to the occurrence of casualty events, (ii) maintain with financially sound and reputable insurance companies, insurance (including self-insurance retentions on a basis consistent with past practice) on all such property and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as the Borrower and its Subsidiaries, and (iii) furnish to the Administrative Agent, upon its request therefor, full information as to the insurance carried.

(b) If the Borrower or any of its Subsidiaries shall fail to maintain insurance in accordance with this Section 9.03, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Administrative Agent for all reasonable costs and expenses of procuring such insurance.

9.04 Existence; Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses, permits, copyrights, trademarks and patents; provided, however, that nothing in this Section 9.04 shall prevent (i) sales of assets and other transactions by the Borrower or any of its Subsidiaries in accordance with Section 10.02 or (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign Company in any jurisdiction if such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.05 Compliance with Statutes, etc. (a) The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to (i) environmental standards and controls and (ii) ERISA), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Within five Business Days after the date on which the Borrower is required by applicable law, statute, rule or regulation (including any applicable extension of such date), the Borrower will file (or cause to be filed) with the SEC all reports, financial information and certifications required to be filed by the Borrower pursuant to any such applicable law, statute, rule or regulation.

9.06 Compliance with Environmental Laws. (a) The Borrower will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws.

(b) (i) After the receipt by the Administrative Agent or any Lender of any notice of the type described in Section 9.01(h), (ii) at any time that the Borrower or any of its Subsidiaries are not in compliance with Section 9.06(a) or (iii) in the event that the Administrative Agent or the Lenders have exercised any of the remedies pursuant to the last paragraph of Section 11, the Borrower will (in each case) provide, at the sole expense of the Borrower and at the request of the Administrative Agent, an environmental site assessment report concerning any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property. If the Borrower fails to provide the same within 30 days after such request was made, the Administrative Agent may order the same, the cost of which shall be borne by the Borrower, and the Borrower shall grant and hereby grants to the Administrative Agent and the Lenders and their respective agents access to such Real Property and specifically grants the

Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to the Borrower, all at the sole expense of the Borrower.

9.07 ERISA. As soon as possible and, in any event, within ten (10) days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate of an Authorized Officer of the Borrower setting forth the details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by the Borrower, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other government agency, or a Plan participant and any notices received by the Borrower, such Subsidiary or ERISA Affiliate from the PBGC or any other government agency, or a Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, ..64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any material contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds the aggregate amount of such Unfunded Current Liabilities that existed on the Initial Borrowing Date by $10,000,000; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. The Borrower will deliver to each of the Lenders copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. The Borrower will also deliver to each Lender, to the extent requested by such Lender, a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to each Lender, to the extent requested by such Lender, no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or any other government agency or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable. The Borrower and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

9.08 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause (i) its fiscal years to end on September 30 of each calendar year and (ii) its fiscal quarters to end on December 31, March 31, June 30 and September 30 of each calendar year; provided that, upon prior written notice to the Administrative Agent, the Borrower shall be permitted to change its fiscal year end to be the last Sunday in September of each calendar year and to change the end of each of its fiscal quarters in a manner consistent with such change to its fiscal year end.

9.09 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.10 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries not otherwise permitted under Section 10.01(i); provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is immaterial or which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

9.11 Use of Proceeds. The Borrower will use the proceeds of the Loans only as provided in Section 8.08.

9.12 Excluded Domestic Subsidiaries; Further Assurances; etc. (a) The Borrower will cause each Excluded Domestic Subsidiary (whether existing on the Initial

Borrowing Date or thereafter created, established or acquired) that has not entered into the Subsidiaries Guaranty and/or the Pledge Agreement because to have done so would have violated the terms and conditions contained in the applicable PD LLC Notes Documents (as in effect on the Initial Borrowing Date) or the Permitted PD LLC Notes Refinancing Indebtedness) to take all actions required for such Excluded Domestic Subsidiary to become a party to the Subsidiaries Guaranty and/or the Pledge Agreement in accordance with the terms of the Subsidiaries Guaranty and/or the Pledge Agreement upon the earlier to occur of (x) the date upon which the restrictions set forth in the applicable PD LLC Notes Documents or Permitted PD LLC Notes Refinancing Indebtedness, as the case may be, cease to apply to such Excluded Domestic Subsidiary and (y) the date upon which the Administrative Agent provides written notice to the Borrower requesting any such Excluded Domestic Subsidiary to become a party to the Subsidiaries Guaranty and/or the Pledge Agreement, although in the case of this sub-clause (y), each such Excluded Domestic Subsidiary only shall be required to enter into the Subsidiaries Guaranty and/or the Pledge Agreement to the maximum extent then permitted by the terms and conditions of the applicable PD LLC Notes Documents or the Permitted PD LLC Notes Refinancing Indebtedness, as the case may be. On the date on which any Excluded Domestic Subsidiary becomes a party to the Subsidiaries Guaranty and the Pledge Agreement pursuant to this Section 9.12(a), such Excluded Domestic Subsidiary shall no longer be an “Excluded Domestic Subsidiary” but instead shall be a “Subsidiary Guarantor” for all purposes of this Agreement and each other Credit Document.

(b) The Borrower will, and will cause each of the other Credit Parties to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, control agreements and other assurances or instruments and take such further steps relating to the Collateral as the Collateral Agent may reasonably require. In addition, at the time that the actions required or requested to be taken pursuant to clause (a) above are taken, the Borrower will cause the respective Excluded Domestic Subsidiary or Subsidiaries to execute and deliver, or cause to be executed and delivered, all relevant documentation (including, but not limited to, opinions of counsel and officers’ certificates) of the type described in Section 6 as each such Excluded Domestic Subsidiary would have had to deliver if it were a Credit Party on the Initial Borrowing Date.

(c) The Borrower agrees that each action required by clauses (a) and (b) of this Section 9.12 shall be completed as soon as possible, but in no event later than 15 days after such action is required to be taken or requested to be taken by the Administrative Agent. Notwithstanding anything to the contrary contained above in this Section 9.12, (i) no Excluded Domestic Subsidiary shall be required to execute and deliver the Subsidiaries Guaranty pursuant to this Section 9.12 from and after the Guaranty Release Date and (ii) no Excluded Domestic Subsidiary shall be required to execute and deliver the Pledge Agreement pursuant to this Section 9.12 from and after the Security Release Date.

9.13 Ownership of Subsidiaries; etc. Except as otherwise permitted by Section 10.05(iii) or (xvi) or pursuant to a Permitted Acquisition consummated in accordance with the terms hereof, the Borrower will, and will cause each of its Subsidiaries to, own 100% of the Equity Interests of each of their Subsidiaries (other than, in the case of a Foreign Subsidiary, directors’ qualifying shares and/or other nominal amounts of shares required to be held by local nationals in each case to the extent required by applicable law).

9.14 Interest Rate Protection. No later than November 30, 2005, the Borrower will enter into (and thereafter maintain) separate Interest Rate Protection Agreements mutually acceptable to the Borrower and the Administrative Agent, (x) having a term of at least three years, establishing a fixed or maximum interest rate reasonably acceptable to the Administrative Agent for an aggregate notional principal amount equal to at least $200,000,000 and (y) having a term of at least two years, establishing a fixed or maximum interest rate reasonably acceptable to the Administrative Agent for an aggregate notional principal amount equal to at least $100,000,000.

9.15 Permitted Acquisitions. (a) Subject to the provisions of this Section 9.15 and the requirements contained in the definition of Permitted Acquisition, the Borrower and each Qualified Wholly-Owned Subsidiary may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) except as provided below in this Section 9.15, the Borrower shall have given to the Administrative Agent and the Lenders at least 10 Business Days’ prior written notice of any Permitted Acquisition (or such shorter period of time as may be reasonably acceptable to the Administrative Agent), which notice shall describe in reasonable detail the principal terms and conditions of such Permitted Acquisition; (iii) calculations are made by the Borrower with respect to the financial covenants contained in Sections 10.08 and 10.09 for the respective Calculation Period on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such calculations shall show that the respective levels of the Borrower’s financial performance measured by such financial covenants are at least 0.25 better (i.e., at least 0.25 higher in the case of the Interest Expense Coverage Ratio and 0.25 lower in the case of the Total Leverage Ratio) than those respective levels otherwise required to have been complied with by the Borrower for such Calculation Period pursuant to such Sections 10.08 and 10.09; (iv) all representations and warranties of the Credit Parties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and (v) except as provided below in this Section 9.15, the Borrower shall have delivered to the Administrative Agent and each Lender a certificate executed by an Authorized Officer, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (iv), inclusive, and containing the calculations (in reasonable detail) (A) required by preceding clause (iii) and (B) necessary to establish the Acquired EBITDA and consolidated gross revenues from continuing operations of the Acquired Entity or Business acquired pursuant to each Permitted Acquisition for the most recently ended 12-month period for which financial statements are available for such Acquired Entity or Business; provided, however, the notice and certificate referred to in preceding clauses (ii) and (v) shall not be required to be so delivered for any Permitted Acquisition in which the

Aggregate Consideration payable is $5,000,000 or less (although all other conditions set forth above and below in this Section 9.15 shall be required to be complied with in accordance with the terms thereof whether or not any such notice or certificate is required to be delivered).

(b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other Equity Interest of any Person, the capital stock or other Equity Interests thereof created or acquired in connection with such Permitted Acquisition shall, prior to the Security Release Date, be pledged for the benefit of the Secured Creditors pursuant to (and to the extent required by) the Pledge Agreement.

(c) The Borrower will cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver all of the documentation as and to the extent required by, Sections 9.12 and 10.14, to the reasonable satisfaction of the Administrative Agent.

(d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that the certifications pursuant to this Section 9.15 are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 8 and 11.

9.16 Foreign Subsidiaries Security. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower reasonably acceptable to the Administrative Agent does not within 30 days after a request from the Administrative Agent or the Required Lenders deliver evidence, in form and substance mutually satisfactory to the Administrative Agent and the Borrower, with respect to any Foreign Subsidiary of the Borrower which has not already had all of its Equity Interests pledged pursuant to the Pledge Agreement to secure all of the Obligations (as defined in the Pledge Agreement) that (i) a pledge of more than 66-2/3% of the total combined voting power of all classes of Equity Interests of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a pledge agreement in substantially the form of the Pledge Agreement and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case could reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent for Federal income tax purposes, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary’s outstanding Equity Interests so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to the Pledge Agreement to secure all of the Obligations (as defined in the Pledge Agreement), shall, if prior to the Security Release Date, be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall, if prior to the Security Release Date, execute and deliver the Pledge Agreement (or another pledge agreement in substantially similar form, if needed) granting to the Collateral Agent for the benefit of the Secured Creditors a security interest in all Equity Interests owned by such Foreign Subsidiary and securing the obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary shall, if prior to the Guaranty Release Date, execute and deliver the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that the entering into of the Pledge Agreement or the Subsidiaries Guaranty (or substantially similar document) is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 9.16 to be in form and substance reasonably satisfactory to the Administrative Agent and/or the Collateral Agent.

9.17 Subsidiary Guaranty Obligations. If, at any time after the Guaranty Release Date, any Subsidiary of the Borrower provides a guaranty of any Indebtedness of the Borrower or, except for Pulitzer’s guaranty of the PD LLC Notes, any of its other Subsidiaries, the Borrower will cause such Subsidiary to duly authorize, execute and deliver the Subsidiaries Guaranty, which Subsidiaries Guaranty shall not be subject to termination pursuant to Section 13.17(b).

9.18 Post-Closing Matters. (a) No later than 45 days after the Initial Borrowing Date, the Borrower shall have repaid in full all Existing Lee Senior Notes that remain outstanding after the Initial Borrowing Date pursuant to, and in accordance with the requirements of, the Existing Lee Senior Notes Documents and shall have terminated all such Existing Lee Senior Notes Documents.

(b) No later than 90 days after the Initial Borrowing Date (or such later date as may be agreed to by the Administrative Agent), the Borrower shall have caused (x) Ynez Corporation to have amended its bylaws in a manner reasonably satisfactory to the Administrative Agent to remove the restriction on the ability of the Equity Interests of Ynez Corporation to be pledged to the Collateral Agent pursuant to the Pledge Agreement (it being understood that such Equity Interests shall not actually be required to be so pledged to the extent that such Equity Interests are held by an Excluded Domestic Subsidiary) and (y) Star Publishing Company to have amended its articles of incorporation in a manner reasonably satisfactory to the Administrative Agent to remove the restriction on the ability of Star Publishing Company to incur liabilities in excess of $20,000,000.

SECTION 10. Negative Covenants.

The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case, together with interest thereon), Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

10.01 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets

(real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 10.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower’s or such Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule VIII, but only to the respective date, if any, set forth in such Schedule VIII for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on such Schedule VIII, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

(iv) Liens created pursuant to the Credit Documents;

(v) licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

(vi) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 10.04(iv), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower;

(vii) Liens placed upon equipment or machinery acquired after the Initial Borrowing Date and used in the ordinary course of business of the Borrower or any of its Subsidiaries and placed at the time of the acquisition thereof by the Borrower or such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the Indebtedness secured by such Liens is permitted by Section 10.04(iv) and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or such Subsidiary;

(viii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

(ix) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business;

(x) Liens arising out of the existence of judgments or awards in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all cash and the Fair Market Value of all other property subject to such Liens does not exceed $10,000,000 at any time outstanding;

(xi) statutory and common law landlords’ liens under leases to which the Borrower or any of its Subsidiaries is a party;

(xii) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens on cash deposits securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practice (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate amount of all cash and the Fair Market Value of all other property subject to all Liens permitted by this clause (xii) shall not at any time exceed $10,000,000;

(xiii) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 10.04(vii), and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries;

(xiv) Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business to the extent such Liens do not attach to any assets other than the goods subject to such arrangements;

(xv) Liens (x) incurred in the ordinary course of business in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attach to such goods or assets, and (y) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xvi) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Borrower or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management and operating account arrangements; and

(xvii) additional Liens of the Borrower or any Subsidiary of the Borrower not otherwise permitted by this Section 10.01 that (v) were not incurred in connection with borrowed money, (w) do not encumber Collateral or Equity Interests of a Subsidiary of the Borrower, (x) do not encumber any other assets of the Borrower or any of its Subsidiaries the Fair Market Value of which exceeds the amount of the Indebtedness or other obligations secured by such assets, (y) do not materially impair the use of such assets in the operation of the business of the Borrower or such Subsidiary and (z) do not secure obligations in excess of $25,000,000 in the aggregate for all such Liens at any time.

10.02 Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any partnership, joint venture, or transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than sales of inventory in the ordinary course of business), or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

(i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 10.07 (it being understood, however, Capital Expenditures to the extent constituting a Permitted Acquisition shall be subject to Section 9.15);

(ii) the Borrower and its Subsidiaries may sell, convey or otherwise dispose of obsolete or worn-out property in the ordinary course of business;

(iii) Investments may be made to the extent permitted by Section 10.05;

(iv) the Borrower and its Subsidiaries may sell assets (other than the capital stock or other Equity Interests of any Wholly-Owned Subsidiary of the Borrower, unless all of the capital stock or other Equity Interests of such Wholly-Owned Subsidiary are sold in accordance with this clause (iv)), so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm’s-length transaction and the Borrower or the respective Subsidiary receives at least Fair Market Value, (x) the consideration received by the Borrower or such Subsidiary consists of at least 90% cash and is paid at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 5.02(e) and (z) the assets sold pursuant to this clause (iv) shall not, in the aggregate, be comprised of assets that generated either (A) in any fiscal year of the Borrower, more than 5% of Consolidated EBITDA for the immediately preceding fiscal year of the Borrower, or (B) for all periods from and after the Initial Borrowing Date, more than 15% of Consolidated EBITDA for the most recently ended four consecutive fiscal quarters of the Borrower (taken as one accounting period);

(v) each of the Borrower and its Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capitalized Lease Obligation except to the extent permitted by Section 10.04(iv));

(vi) each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

(vii) each of the Borrower and its Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

(viii) any Subsidiary of the Borrower may convey, lease, license, sell or otherwise transfer all or any part of its business, properties and assets to the Borrower or to any Qualified Wholly-Owned Domestic Subsidiary, so long as, if prior to the Security Release Date, any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement in any Equity Interests of a Subsidiary of the Borrower so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer) and all actions required to maintain said perfected status have been taken;

(ix) any Subsidiary of the Borrower may merge or consolidate with and into, or be dissolved or liquidated into, the Borrower or any Qualified Wholly-Owned Domestic Subsidiary, so long as (i) in the case of any such merger, consolidation, dissolution or liquidation involving the Borrower, the Borrower is the surviving or continuing corporation of any such merger, consolidation, dissolution or liquidation, (ii) in all other cases, a Qualified Wholly-Owned Domestic Subsidiary is the surviving or continuing corporation of any such merger, consolidation, dissolution or liquidation, and (iii) if prior to the Security Release Date, any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement in any Equity Interests of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, consolidation, dissolution or liquidation) and all actions required to maintain said perfected status have been taken;

(x) any Foreign Subsidiary of the Borrower may be merged, consolidated or amalgamated with and into, or be dissolved or liquidated into, or transfer any of its assets to, any Qualified Wholly-Owned Foreign Subsidiary of the Borrower, so long as (i) such Qualified Wholly-Owned Foreign Subsidiary of the Borrower is the surviving or continuing corporation of any such merger, consolidation, amalgamation, dissolution or liquidation and (ii) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement in the Equity Interests of such Qualified Wholly-Owned Foreign Subsidiary and such Foreign Subsidiary shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger, consolidation, amalgamation, dissolution, liquidation or transfer) and all actions required to maintain said perfected status have been taken;

(xi) Permitted Acquisitions may be consummated in accordance with the requirements of Section 9.15;

(xii) the Borrower and its Subsidiaries may sell, convey or otherwise dispose of cash and Cash Equivalents in the ordinary course of business, in each case for cash at Fair Market Value; and

(xiii) the Acquisition shall be permitted in accordance with the terms of the Acquisition Documents.

10.03 Dividends. The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that:

(i) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or to any Wholly-Owned Domestic Subsidiary of the Borrower and any Foreign Subsidiary of the Borrower also may pay cash Dividends to any Wholly-Owned Foreign Subsidiary of the Borrower;

(ii) any Non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders, members or partners generally, so long as the Borrower or its respective Subsidiary which owns the Equity Interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary);

(iii) so long as no Default or Event of Default exists at the time of the respective Dividend or would exist immediately after giving effect thereto, the Borrower may redeem or repurchase Equity Interests of the Borrower from officers, employees and directors of the Borrower or its Subsidiaries (or their estates) after the death, disability, retirement or termination of employment or service as a director of any such Person, or otherwise in accordance with any stock option plan or any employee stock ownership plan that has been approved by the board of directors of the Borrower, provided that the aggregate amount of Dividends made by the Borrower pursuant to this clause (iii) shall not exceed $5,000,000 during any fiscal year of the Borrower;

(iv) the Borrower may declare and pay regularly scheduled Dividends on its Qualified Preferred Stock pursuant to the terms thereof through the issuance of additional shares of such Qualified Preferred Stock rather than in cash, provided that in lieu of issuing additional shares of such Qualified Preferred Stock as Dividends, the Borrower may increase the liquidation preference of the shares of Qualified Preferred Stock in respect of which such Dividends have accrued;

(v) upon at least 20 Business Days prior written notice to the Administrative Agent, PD LLC may make a cash distribution to Herald as, and to the extent, required by Section 3.11(b) of the PD LLC Operating Agreement (as in effect on the Initial Borrowing Date, but otherwise subject to the provisions of Section 3.11(c) thereof as in effect on the Initial Borrowing Date);

(vi) upon at least five months prior written notice to the Administrative Agent, PD LLC may redeem all of the Equity Interests of PD LLC held by Herald on the Initial Borrowing Date as, and to the extent, required by Section 7.2 of the PD LLC Operating Agreement (as in effect on the Initial Borrowing Date);

(vii) the Borrower may declare and pay quarterly cash Dividends on its common stock on a basis consistent with its historical practices so long as (i) the aggregate amount of all such cash Dividends does not exceed in any fiscal quarter of the Borrower an amount equal to $0.18 per share of common stock of the Borrower outstanding on the respective record date for establishing such Dividends (as such amount may be adjusted for stock splits or stock combinations), (ii) such cash Dividends are paid within 60 days after the same are declared by the board of directors of the Borrower and (iii) no Default or Event of Default exists at the time of the payment of the respective Dividend or would exist immediately after giving effect thereto;

(viii) so long as no Default or Event of Default exists at the time of the making or payment of the respective Dividend or would exist immediately after giving effect thereto, the Borrower may redeem or repurchase additional outstanding shares of its Equity Interests and may declare and pay additional cash Dividends on its Equity Interests, provided that the aggregate amount of all such redemptions, repurchases and other Dividends paid or made by the Borrower pursuant to this clause (viii) shall not exceed $35,000,000 in any fiscal year of the Borrower; and

(ix) the Borrower may redeem or repurchase additional shares of its Equity Interests and may declare and pay additional cash Dividends on its Equity Interests, so long as (i) no Default or Event of Default exists at the time of the making or payment of the respective Dividend or would exist immediately after giving effect thereto and (ii) at least five Business Days prior to the making or payment of any such Dividend pursuant to this Section 10.03(ix), the Borrower shall have delivered to the Administrative Agent a certificate executed by an Authorized Officer of the Borrower setting forth (in reasonable detail) the recalculation of the Interest Expense Coverage Ratio and the Total Leverage Ratio on a Pro Forma Basis for the Calculation Period then most recently ended prior to the date of such Dividend for which financial statements have been delivered to the Lenders under this Agreement, and such recalculation shall show that (x) the Borrower would have been in compliance with Section 10.08 as of the last day of such Calculation Period and (y) the Total Leverage Ratio as of the last day of such Calculation Period would have been less than 3.50:1.00.

10.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

(ii) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule VI (as reduced by any repayments of principal thereof), without giving effect to any subsequent extension, renewal or refinancing thereof except to the extent set forth on Schedule VI, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

(iii) Indebtedness of the Borrower under (x) Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Section 10.04 and (y) Other Hedging Agreements entered into in the ordinary course of business and providing protection to the Borrower and its Subsidiaries against fluctuations in currency values or commodity prices in connection with the Borrower’s or any of its Subsidiaries’ operations, in either case so long as the entering into of such Interest Rate Protection Agreements or Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes;

(iv) Indebtedness of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations (to the extent permitted pursuant to Section 10.07) and purchase money Indebtedness described in Section 10.01(vii), provided that in no event shall the sum of the aggregate principal amount of all Capitalized Lease Obligations and purchase money Indebtedness permitted by this clause (iv) exceed $50,000,000 at any time outstanding;

(v) Indebtedness constituting Intercompany Loans to the extent permitted by Section 10.05(viii);

(vi) Indebtedness consisting of guaranties by the Borrower and the Qualified Wholly-Owned Domestic Subsidiaries of each other’s Indebtedness and lease and other contractual obligations permitted under this Agreement (other than obligations (if any) in respect of the PD LLC Notes, the PD LLC Notes Guaranty and the Permitted PD LLC Notes Refinancing Indebtedness);

(vii) Indebtedness of a Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (y) such Indebtedness does not constitute debt for borrowed money, it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (y) and (z) the aggregate principal amount of all Indebtedness permitted by this clause (vii) shall not exceed $75,000,000 at any one time outstanding;

(viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within four Business Days after its incurrence;

(ix) Indebtedness of the Borrower and its Subsidiaries with respect to performance bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or any of its Subsidiaries or in connection with judgments that do not result in a Default or an Event of Default, provided that the aggregate outstanding amount of all such performance bonds, surety bonds, appeal bonds and customs bonds permitted by this clause (ix) shall not at any time exceed $10,000,000;

(x) Indebtedness of the Borrower or any of its Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the acquisition or disposition of assets in accordance with the requirements of this Agreement, so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person except as permitted by Section 10.04(vi);

(xi) Indebtedness of PD LLC under the PD LLC Notes and the other PD LLC Notes Documents and of Pulitzer under the PD LLC Notes Guaranty, in an aggregate principal amount (without duplication in the case of amounts owing by Pulitzer under the PD LLC Notes Guaranty) not to exceed $306,000,000 less the amount of any repayments of principal thereof after the Initial Borrowing Date;

(xii) Indebtedness of PD LLC incurred pursuant to the Permitted PD LLC Notes Refinancing Indebtedness and of Pulitzer under an unsecured guaranty thereof on terms no more restrictive in any material respect than those set forth in the PD LLC Notes Guaranty but only so long as Herald provides an indemnity in favor of Pulitzer for any payments made under such unsecured guaranty on the same basis provided by Herald under the current PD LLC Indemnity Agreement; and

(xiii) additional unsecured Indebtedness of the Borrower and its Subsidiaries (“Additional Permitted Indebtedness”), so long as (i) no Default or Event of Default then exists or would result from the incurrence or issuance of any such Additional Permitted Indebtedness, (ii) at least five Business Days prior to the incurrence or issuance of any such Additional Permitted Indebtedness, the Borrower shall have delivered to the Administrative Agent a certificate executed by an Authorized Officer of the Borrower setting forth (in reasonable detail) the recalculation of the Interest Expense Coverage Ratio and the Total Leverage Ratio on a Pro Forma Basis for the Calculation Period then most recently ended prior to the date of such incurrence or issuance for which financial statements have been delivered to the Lenders under this Agreement (and determined as if such Additional Permitted Indebtedness had been incurred or issued on the first day of, and had remained outstanding throughout, such Calculation Period, and also taking into account the aggregate principal amount of all other Additional Permitted Indebtedness theretofore incurred or issued after the first day of such Calculation Period), and such recalculation shall show that the Borrower would have been in compliance with Sections 10.08 and 10.09 as of the last day of such Calculation Period, (iii) all of the terms and conditions of such Additional Permitted Indebtedness (other than interest rates, but including, without limitation, covenants, events of default, remedies, amortizations and maturities) are no less favorable in any material respect to the Lenders or materially more restrictive on the Borrower and its Subsidiaries than those terms and conditions contained in this Agreement, (iv) such Additional Permitted Indebtedness shall have a Weighted Average Life to Maturity greater than the Tranche of any then outstanding Term Loans that has the longest Weighted Average Life to Maturity, and (v) the aggregate principal amount of all Additional Permitted Indebtedness incurred by Subsidiaries of the Borrower that are not Qualified Wholly-Owned Domestic Subsidiary Guarantors shall not exceed $75,000,000 at any one time outstanding.

10.05 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other Equity Interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an “Investment” and, collectively, “Investments”), except that the following shall be permitted:

(i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

(ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that during any time that Revolving Loans or Swingline Loans are outstanding, the aggregate amount of Unrestricted cash and Cash Equivalents permitted to be held by the Borrower and its Subsidiaries (excluding Excluded Domestic Subsidiaries to the extent that such cash is not permitted to be distributed at such time by the terms of the applicable PD LLC Notes Documents or the Permitted PD LLC Notes

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Refinancing Indebtedness) shall not exceed $75,000,000 for any period of five consecutive Business Days;

(iii) the Borrower and its Subsidiaries may hold the Investments held by them on the Initial Borrowing Date and described on Schedule IX, provided that any additional Investments made with respect thereto shall be permitted only if permitted under the other provisions of this Section 10.05;

(iv) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(v) the Borrower and its Subsidiaries may make loans and advances to their officers and employees for moving, relocation and travel expenses and other similar expenditures, in each case in the ordinary course of business in an aggregate outstanding amount not to exceed $10,000,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances);

(vi) the Borrower may acquire and hold obligations of the officers and employees of the Borrower or any of its Subsidiaries in connection with such officers’ and employees’ acquisition of shares of common Equity Interests of the Borrower so long as no cash is actually advanced by the Borrower or any of its Subsidiaries in connection with the acquisition of such Equity Interests;

(vii) the Borrower may enter into Interest Rate Protection Agreements and Other Hedging Agreements to the extent permitted by Section 10.04(iii);

(viii) (A) the Borrower and its Wholly-Owned Domestic Subsidiaries may make intercompany loans and advances between and among one another, (B) Qualified Wholly-Owned Foreign Subsidiaries may make intercompany loans and advances between and among one another and to the Borrower and the Qualified Wholly-Owned Domestic Subsidiaries and (C) the Borrower and its Wholly-Owned Domestic Subsidiaries may make intercompany loans and advances to Qualified Wholly-Owned Foreign Subsidiaries to enable such Qualified Wholly-Owned Foreign Subsidiaries to make Permitted Acquisitions in an aggregate principal amount not to exceed $50,000,000 (all such intercompany loans and advances pursuant to this Section 10.05(viii), collectively, the “Intercompany Loans”), provided that (x) the aggregate amount of all Intercompany Loans made by the Borrower and the Qualified Wholly-Owned Domestic Subsidiaries to Wholly-Owned Domestic Subsidiaries that are not Qualified Wholly-Owned Domestic Subsidiaries shall not exceed $75,000,000 at any time outstanding (determined without regard to any write-downs or write-offs thereof), and (y) each Intercompany Loan constituting Intercompany Debt shall be subject to the terms and conditions contained in the Intercompany Subordination Agreement;

(ix) the Borrower and any Subsidiary Guarantor may make capital contributions to any Qualified Wholly-Owned Domestic Subsidiary Guarantor;

(x) the Borrower and its Subsidiaries may own the Equity Interests of their respective Subsidiaries created or acquired in accordance with the terms of this Agreement (so long as all amounts invested in such Subsidiaries are independently justified under another provision of this Section 10.05);

(xi) Contingent Obligations permitted by Section 10.04, to the extent constituting Investments;

(xii) Permitted Acquisitions shall be permitted in accordance with the requirements of Section 9.15;

(xiii) the Borrower and its Subsidiaries may receive and hold promissory notes and other non-cash consideration received in connection with any Asset Sale permitted by Section 10.02(iv);

(xiv) Lee Publications, Inc. may make a cash capital contribution to Acquisition Corp. on the Initial Borrowing Date up to that amount necessary to pay the merger consideration in connection with the consummation of the Acquisition so long as all the proceeds of such cash capital contribution are used to pay such merger consideration;

(xv) the Borrower may contribute (as a capital contribution) all or substantially all of the assets of, or all of the Equity Interests in, one or more of its Subsidiaries to Pulitzer in connection with the consummation of the Acquisition to ensure that Pulitzer’s EBITDA (as defined in the PD LLC Notes Guaranty) will be sufficient to prohibit a violation of the 4.25:1.00 maximum Consolidated Debt to EBITDA covenant contained in the PD LLC Notes Guaranty; provided that (x) the terms and conditions of such contribution (including the assets and/or Equity Interests to be so contributed) shall be satisfactory to the Agents and (y) the assets and/or Equity Interests so contributed shall not have generated EBITDA (as defined in the PD LLC Notes Guaranty) of greater than $20,000,000 for the most recently ended twelve month period of the Borrower for which financial statements are available; and

(xvi) in addition to Investments permitted by clauses (i) through (xv) of this Section 10.05, the Borrower and its Subsidiaries may make additional loans, advances and other Investments to or in a Person in an aggregate amount for all loans, advances and other Investments made on or after the Initial Borrowing Date pursuant to this clause (xvi) (determined without regard to any write-downs or write-offs thereof), net of cash repayments of principal in the case of loans, sale proceeds in the case of Investments in the form of debt instruments and cash equity returns (whether as a distribution, dividend, redemption or sale) in the case of equity investments, not to exceed 20% of Consolidated EBITDA for the then most recently ended four consecutive fiscal quarters of the Borrower (taken as one accounting period).

10.06 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of the Borrower or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

(i) Dividends may be paid to the extent provided in Section 10.03;

(ii) loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Sections 10.02, 10.04 and 10.05;

(iii) customary fees may be paid to non-officer directors of the Borrower and its Subsidiaries;

(iv) the Borrower may issue shares of its Equity Interests as otherwise permitted by this Agreement;

(v) the Borrower and its Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of the Borrower and its Subsidiaries in the ordinary course of business; and

(vi) Subsidiaries of the Borrower may pay management fees, licensing fees and similar fees to the Borrower or to any Qualified Wholly-Owned Domestic Subsidiary.

10.07 Capital Expenditures. At any time prior to the Security Release Date:

(a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that (i) during the period from the Initial Borrowing Date through and including September 30, 2005, the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed $20,000,000, and (ii) during any fiscal year of the Borrower thereafter (taken as one accounting period), the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures does not exceed 5.00% of the aggregate amount of the Borrower’s consolidated gross revenues from continuing operations for its immediately preceding fiscal year (determined on a Pro Forma Basis for each Permitted Acquisition consummated during such immediately preceding fiscal year as if same had occurred on the first day of such immediately preceding fiscal year).

In addition to the foregoing, in each year in which a Permitted Acquisition is consummated the aggregate amount of Capital Expenditures permitted to be made in such year shall be increased by an amount equal to the product of (I) 5.00% of the gross revenues from continuing operations of the respective Acquired Entity or Business acquired in each such Permitted Acquisition for the most recently ended 12-month period for which financial statements are available for such Acquired Entity or Business (as certified in the respective officer’s certificate delivered pursuant to clause (vii) of Section 9.15(a)) multiplied by (II) a fraction, the numerator of which is the number of days remaining in such fiscal year and the denominator of which is 365 (or 366, as the case may be).

(b) In addition to the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year of the Borrower (before giving effect to any increase in such permitted Capital Expenditure amount pursuant to this clause (b)) is greater than the amount of Capital Expenditures actually made by the Borrower and its Subsidiaries during such fiscal year, the lesser of (x) such excess and (y) 50% of the applicable permitted scheduled Capital Expenditure amount as set forth in such clause (a) above for such fiscal year may be carried forward and utilized to make Capital Expenditures in the immediately succeeding fiscal year, provided that no amounts once carried forward pursuant to this Section 10.07(b) may be carried forward to any fiscal year of the Borrower thereafter.

(c) In addition to the foregoing, the Borrower and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 10.07(a) or (b)) with the amount of Net Sale Proceeds received by the Borrower or any of its Subsidiaries from any Asset Sale so long as such Net Sale Proceeds are reinvested within 360 days following the date of such Asset Sale, but only to the extent that such Net Sale Proceeds are not otherwise required to be applied as a mandatory repayment and/or commitment reduction pursuant to Section 5.02(e).

(d) In addition to the foregoing, the Borrower and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 10.07(a) or (b)) with the amount of Net Cash Proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event so long as such Net Cash Proceeds are used to replace or restore any properties or assets in respect of which such Net Cash Proceeds were paid within 360 days following the date of receipt of such Net Cash Proceeds from such Recovery Event, but only to the extent that such Net Cash Proceeds are not otherwise required to be applied as a mandatory repayment and/or commitment reduction pursuant to Section 5.02(g).

(e) In addition to the foregoing, the Borrower and its Qualified Wholly-Owned Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 10.07(a) or (b)) constituting Permitted Acquisitions effected in accordance with the requirements of Section 9.15.

10.08 Interest Expense Coverage Ratio. The Borrower will not permit the Interest Expense Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of the Borrower ending on or after the last day of the Borrower’s fiscal quarter ending closest to September 30, 2005 to be less than 2.50:1.00.

10.09 Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

Period	Ratio
From the Initial Borrowing Date through and including the last day of the Borrower’s fiscal quarter ending closest to September 30, 2005	6.25:1.00

The first day of the Borrower’s fiscal quarter beginning closest to October 1, 2005 through and including the last day of the Borrower’s fiscal quarter ending closest to June 30, 2006	6.00:1.00

The first day of the Borrower’s fiscal quarter beginning closest to July 1, 2006 through and including the last day of the Borrower’s fiscal quarter ending closest to September 30, 2007	5.75:1.00

The first day of the Borrower’s fiscal quarter beginning closest to October 1, 2007 through and including the last day of the Borrower’s fiscal quarter ending closest to September 30, 2008	5.25:1.00

The first day of the Borrower’s fiscal quarter beginning closest to October 1, 2008 through and including the last day of the Borrower’s fiscal quarter ending closest to September 30, 2009	5.00:1.00

The first day of the Borrower’s fiscal quarter beginning closest to October 1, 2009 through and including the last day of the Borrower’s fiscal quarter ending closest to September 30, 2010	4.75:1.00

Thereafter	4.50:1.00

Notwithstanding anything to the contrary contained above in this Section 10.09, each of the ratios contained above in this Section 10.09 shall be reduced by 0.75:1.00 for any period from and after the Security Release Date; provided, however, in no event shall any of the ratios contained above in this Section 10.09 be reduced below 4.50:1.00 by operation of the provisions of this sentence.

10.10 Modifications of Acquisition Documents, Certificate of Incorporation, By-Laws and Certain Other Agreements; Limitations on Voluntary Payments, etc. The Borrower will not, and will not permit any of its Subsidiaries to:

(i) amend, modify, change or waive any term or provision of any Acquisition Document unless such amendment, modification, change or waiver is approved in advance by the Administrative Agent and same could not reasonably be expected to be adverse to the interests of the Lenders in any material respect;

(ii) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or any agreement entered into by it with respect to its capital stock or other Equity Interests (including any Shareholders’ Agreement) in any material respect, or enter into any new agreement with respect to its capital stock or other Equity Interests, unless such amendment, modification, change or other action contemplated by this clause (ii) could not reasonably be expected to be adverse to the interests of the Lenders in any material respect;

(iii) amend, modify or change any provision of any Tax Sharing Agreement or enter into any new tax sharing agreement, tax allocation agreement or similar agreement without the prior written consent of the Administrative Agent;

(iv) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), or any prepayment or redemption as a result of any asset sale or similar event of, the PD LLC Notes, the PD LLC Notes Guaranty or the Permitted PD LLC Notes Refinancing Indebtedness, provided that the PD LLC Notes may be refinanced with Permitted PD LLC Notes Refinancing Indebtedness in accordance with the terms of this Agreement; or

(v) amend or modify, or permit the amendment or modification of, any provision of any PD LLC Note Document or any indenture, purchase agreement, loan agreement or other agreement or instrument relating to the Permitted PD LLC Notes Refinancing Indebtedness, other than any such amendments or modifications with the consent of the Administrative Agent and the Syndication Agent and which are not adverse to the Lenders in any material respect.

10.11 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other Equity Interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any of its Subsidiaries, (b) make loans or advances to the Borrower or any of its Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the PD LLC Notes Documents (as in effect on the Initial Borrowing Date) and the Permitted PD LLC Notes Refinancing Indebtedness (as in effect at the time of the issuance or incurrence thereof so long as such restrictions are no more restrictive in any material respect than those restrictions set forth in the PD LLC Notes Documents as in effect on the Initial Borrowing Date), in each case so long as such restrictions apply solely to Pulitzer and/or its applicable Subsidiaries, (iv) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Borrower or any of its Subsidiaries, (v) customary provisions restricting assignment of any licensing agreement (in which the Borrower or any of its Subsidiaries is the licensee) or other contract entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, (vi) restrictions on the transfer of any asset pending the close of the sale of such asset, and (vii) restrictions on the transfer of any asset subject to a Lien permitted by Section 10.01(iii), (vi), (vii), (x), (xiv), (xv) or (xvii).

10.12 Limitation on Issuance of Equity Interests. (a) The Borrower will not, and will not permit any of its Subsidiaries to, issue (i) any Preferred Equity (other than Qualified Preferred Stock of the Borrower issued pursuant to clause (c) below) or (ii) any redeemable common stock or other redeemable common Equity Interests other than common stock or other redeemable common Equity Interests that is or are redeemable at the sole option of the Borrower or such Subsidiary, as the case may be.

(b) The Borrower will not permit any of its Subsidiaries to issue any capital stock or other Equity Interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other Equity Interests, except (i) for transfers and replacements of then outstanding shares of capital stock or other Equity Interests, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock or other Equity Interests of such Subsidiary, (iii) in the case of Foreign Subsidiaries of the Borrower, to qualify directors and other nominal amounts held by local nationals in each case to the extent required by applicable law, or (iv) for issuances by Subsidiaries of the Borrower which are newly created or acquired in accordance with the terms of this Agreement.

(c) The Borrower may from time to time (i) issue shares of its Qualified Preferred Stock, so long as (x) no Default or Event of Default shall exist at the time of any such issuance or immediately after giving effect thereto, and (y) with respect to each issuance of Qualified Preferred Stock, the gross cash proceeds therefrom (or in the case of Qualified Preferred Stock directly issued as consideration for a Permitted Acquisition, the Fair Market Value of the assets received therefor) shall be at least equal to 100% of the liquidation preference thereof at the time of issuance and (ii) issue additional shares of Qualified Preferred Stock to pay in-kind regularly scheduled Dividends on Qualified Preferred Stock theretofore issued in compliance with this Section 10.12(c).

10.13 Business; etc. The Borrower will not, and will not permit any of its Subsidiaries to, engage directly or indirectly in any business other than the businesses engaged in by the Borrower and its Subsidiaries as of the Initial Borrowing Date and with reasonable extensions thereof and business ancillary or complimentary thereto.

10.14 Limitation on Creation of Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary, provided that (x) the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish, create and, to the extent permitted by this Agreement, acquire Wholly-Owned Subsidiaries, and (y) the Borrower and its Subsidiaries shall be permitted to establish, create and acquire Non-Wholly Owned Subsidiaries to the extent permitted by Section 10.05(xvi) or as a result of a Permitted Acquisition, in each case so long as (i) at least 5 days’

prior written notice thereof is given by the Borrower to the Administrative Agent (or such shorter period of time as is acceptable to the Administrative Agent in any given case), (ii) if prior to the Security Release Date, the capital stock or other Equity Interests of such new Subsidiary are promptly pledged pursuant to, and to the extent required by, this Agreement and the Pledge Agreement and the certificates, if any, representing such stock or other Equity Interests, together with stock or other appropriate powers duly executed in blank, are delivered to the Collateral Agent, and (iii) if prior to the Guaranty Release Date, each such new Domestic Subsidiary (and, to the extent required by Section 9.16, each such new Foreign Subsidiary) executes a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the Intercompany Subordination Agreement; provided, however, until such time as Pulitzer and its Domestic Subsidiaries become Qualified Wholly-Owned Domestic Subsidiaries, any such Person that is not a Qualified Wholly-Owned Domestic Subsidiary may not acquire any new Subsidiaries pursuant to a Permitted Acquisition or an Investment made pursuant to Section 10.05(xvi). In addition, each new Subsidiary that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation (including opinions of counsel) of the type described in Section 6 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date.

SECTION 11. Events of Default.

Upon the occurrence of any of the following specified events (each, an “Event of Default”):

11.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan, Note or Unpaid Drawing or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan, Note or Unpaid Drawing or any Fees or any other amounts owing hereunder or under any other Credit Document; or

11.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

11.03 Covenants. The Borrower or any of its Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.01(f)(i), 9.08, 9.11, 9.15 or Section 10 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than those set forth in Sections 11.01 and 11.02) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Administrative Agent or the Required Lenders; or

11.04 Default Under Other Agreements. (i) The Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due (and/or, in the case of an Interest Rate Protection Agreement or Other Hedging Agreement, to be terminated) prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable (and/or, in the case of an Interest Rate Protection Agreement or Other Hedging Agreement, to be terminated), or required to be prepaid (and/or terminated, as the case may be) other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 11.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $25,000,000; or

11.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Borrower or any of its Subsidiaries, and the petition is not controverted within 15 days, or is not dismissed within 60 days after the filing thereof; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, to operate all or any substantial portion of the business of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days after the filing thereof, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any Company action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

11.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the

Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA, Section 4980B(g)(2) of the Code or 45 Code of Federal Regulations Section 160.103) under Section 4980B of the Code and/or the Health Insurance Portability and Accountability Act of 1996, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a “default,” within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Plan; any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a “Change in Law”), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, either individually or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

11.07 Pledge Agreement. At any time prior to the Security Release Date, the Pledge Agreement shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens, or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Pledge Agreement and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of the Pledge Agreement; or

11.08 Subsidiaries Guaranty. The Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor (except as a result of a release of any Subsidiary Guarantor in accordance with the terms of the Subsidiaries Guaranty), or any Subsidiary Guarantor or any Person acting for or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor’s obligations under the Subsidiaries Guaranty or any Subsidiaries Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty; or

11.09 Intercompany Subordination Agreement. The Intercompany Subordination Agreement or any provision thereof shall cease to be in full force or effect as to the Borrower or any Subsidiary of the Borrower party thereto (except as a result of a release of any such Person in accordance with the terms of the Intercompany Subordination Agreement), or the Borrower, any Subsidiary of the Borrower or any Person acting for or on behalf of the Borrower or any Subsidiary of the Borrower shall deny or disaffirm the Borrower’s or such Subsidiary’s obligations under the Intercompany Subordination Agreement or the Borrower or any of its Subsidiaries shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Intercompany Subordination Agreement; or

11.10 Judgments. One or more judgments or decrees shall be entered against the Borrower or any Subsidiary of the Borrower involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $10,000,000; or

11.11 Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 11.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Pledge Agreement; and (vi) apply any cash collateral held by the Administrative Agent pursuant to Section 5.02 to the repayment of the Obligations.

SECTION 12. The Administrative Agent.

12.01 Appointment. The Lenders hereby irrevocably designate and appoint DBTCA as Administrative Agent (for purposes of this Section 12 and Section 13.01, the term “Administrative Agent” also shall include DBTCA in its capacity as Collateral Agent pursuant to the Pledge Agreement) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the

Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

12.02 Nature of Duties. (a) The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

(b) Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Book Running Manager and the Persons named on the title page hereof as “Senior Managing Agents” and “Managing Agents” are named as such for recognition purposes only, and in their respective capacities as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Book Running Manager and the Persons named on the title page hereof as “Senior Managing Agents” and “Managing Agents” shall each be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent as, and to the extent, provided for under Sections 12.06 and 13.01. Without limitation of the foregoing, neither the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arranger, the Book Running Manager, nor any of the Persons named on the title page hereof as “Senior Managing Agents” or “Managing Agents” shall, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or the holder of any Note.

12.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

12.04 Certain Rights of the Administrative Agent. If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

12.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent reasonably believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

12.06 Indemnification. To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective “percentage” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document with respect to such duties or its role as Administrative Agent; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

12.07 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender”, “Required Lenders”, “Majority Lenders”, or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

12.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 days’ prior written notice to the Lenders and, unless a Default or an Event of Default under Section 11.05 then exists, the Borrower. Any such resignation by an Administrative Agent hereunder shall also constitute its (and its applicable Affiliate’s) resignation as an Issuing Lender and/or the Swingline Lender, as the case may be, in which case the resigning Administrative Agent (and its applicable Affiliates) (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Lender or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower’s approval shall not be required if an Event of Default then exists).

(c) If a successor Administrative Agent shall not have been so appointed within such 30 day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower’s consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 35th day after the date such notice of resignation was given by the

Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(e) Upon a resignation of the Administrative Agent pursuant to this Section 12.09, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 (and the analogous provisions of the other Credit Documents) shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

12.10 Collateral Matters. (a) Each Lender authorizes and directs the Collateral Agent to enter into the Pledge Agreement for the benefit of the Lenders and the other Secured Creditors. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 13.12) in accordance with the provisions of this Agreement or the Pledge Agreement, and the exercise by the Required Lenders (or all the Lenders, as the case may be) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or the Pledge Agreement which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Pledge Agreement.

(b) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than the Borrower and its Subsidiaries) upon the sale or other disposition thereof in compliance with Section 10.02, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 13.12) or (iv) as otherwise may be expressly provided in this Agreement and/or the Pledge Agreement. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.10.

(c) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.10 or in the Pledge Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

12.11 Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Credit Party, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

SECTION 13. Miscellaneous.

13.01 Payment of Expenses, etc. The Borrower hereby agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of each Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and each Agent’s other counsel and consultants) in connection with the preparation, execution, delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of each Agent and its Affiliates in connection with its or their syndication efforts with respect to this Agreement and of each Agent and, after the occurrence of an Event of Default, each of the Issuing Lenders and Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants for each Agent and, after the occurrence of an Event of Default, counsel for each of the Issuing Lenders and Lenders); (ii) pay and hold each Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Agent, such Issuing Lender or such Lender) to pay such taxes; and (iii) indemnify each Agent, each Issuing Lender and each Lender, and each of their respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) of whatsoever kind or nature incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent, any Issuing Lender or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents or in any other way relating to or arising out of this Agreement or any other Credit Document, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, whether or not owned, leased or operated by the Borrower or any of its Subsidiaries, the non-compliance by the Borrower or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless any Agent, any Issuing Lender or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, each Issuing Lender and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, such Issuing Lender or such Lender (including, without limitation, by branches and agencies of the Administrative Agent, such Issuing Lender or such Lender wherever located) to or for the credit or the account of the Borrower or any of its Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent, such Issuing Lender or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, such Issuing Lender or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

13.04 Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of each Lender and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 2.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a “Lender” hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Pledge Agreement (except as expressly provided in the Credit Documents) supporting the Loans or Letters of Credit hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (including, without limitation, any rights of set-off) (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

(b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to (i)(A) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more other Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an affiliate of such other Lender for the purposes of this sub-clause (x)(i)(B)), or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time, Schedule I shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender’s indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower’s expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent and, so long as no Default or Event of Default then exists and the Syndication Date has theretofore occurred, the Borrower, shall be required in connection with any such assignment pursuant to clause (y) above (each of which consents shall not be unreasonably withheld or delayed), (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500, and (v) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 5.04(b)(ii) Certificate) described in Section 5.04(b). To the extent that an assignment of all or any portion of a Lender’s Commitments and related outstanding Obligations pursuant to Section 2.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 2.10, 3.06 or 5.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this

Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

(c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the Borrower), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.

13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided that, (i) except as otherwise specifically provided herein, all computations of Excess Cash Flow and the Applicable Margin, and all computations and all definitions (including accounting terms) used in determining compliance with Sections 10.07, 10.08 and 10.09 shall utilize GAAP and policies in conformity with those used to prepare the audited financial statements of the Borrower referred to in Section 8.05(a) for the Borrower’s fiscal year ended September 30, 2004 and (ii) to the extent expressly provided herein, certain calculations shall be made on a Pro Forma Basis.

(b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable.

13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE PERSONAL JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR

PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

(b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.09 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission) and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

13.10 Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which the Borrower, the Administrative Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same (including by facsimile or other electronic transmission) to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of the Borrower may be released from, the Subsidiaries Guaranty and the Pledge Agreement in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected in the case of following clause (i)), (i)(x) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), or (y) reduce the amount of, or extend the date of, any Scheduled Term Loan Repayment of a given Tranche of Term Loans, (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under the Pledge Agreement, (iii) amend, modify or waive any provision of this Section 13.12(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans and the Revolving Loan Commitments on the Effective Date), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) except in cases where additional extensions of term loans and/or revolving loans are being afforded substantially the same treatment afforded to the Term Loans and Revolving Loans pursuant to this Agreement as originally in effect, (x) without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below, alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 5.01(a) or 5.02 (excluding Section 5.02(b)) (although the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered) or (y) without the consent of each Lender of each Tranche which is adversely affected by such amendment, amend the definition of Majority Lenders (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date), (3) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (4) without the consent of the Swingline Lender, alter the Swingline Lender’s rights or obligations with respect to Swingline Loans, (5) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Administrative Agent, or (6) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent. Notwithstanding the foregoing, for the six month period after the Initial Borrowing Date, the Administrative Agent, the Syndication Agent and the Borrower may enter into (and the Lenders hereby authorize the Administrative Agent, the Syndication Agent and the Borrower to enter into) an amendment to this Agreement without the consent of any of the Lenders solely to increase the Applicable Margins with respect to B Term Loans in a manner consistent with that certain separate letter agreement among the Administration Agent, the Syndication Agent and the Borrower (which amendment shall be binding on all Lenders).

(b) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower, if the respective Lender’s consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the Revolving Loan Commitments and/or Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender’s individual consent) with one or more Replacement Lenders pursuant to Section 2.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Revolving Loan Commitment (if such Lender’s consent is required as a result of its Revolving Loan Commitment) and/or repay each Tranche of outstanding Loans of such Lender which gave rise to the need to obtain such Lender’s consent and/or cash collateralize its applicable RL Percentage of the Letter of Credit of Outstandings, in accordance with Sections 4.02(b) and/or 5.01(b), provided that, unless the Commitments which are terminated and Loans which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that the Borrower shall not have the right to replace a Lender, terminate its Commitment or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 2.10, 2.11, 3.06, 5.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

13.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 2.10, 2.11, 3.06 or 5.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

13.15 Register. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 13.15, to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

13.16 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.16, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any non-public confidential information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender or is or has become available to such Lender on a non-confidential basis, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent, (vi) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.16 and (vii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.16.

(b) The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to the Borrower or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of the Borrower and its Subsidiaries), in each case only if such Lender or affiliate shall have determined in its sole discretion that the Lender or affiliate with whom the information is to be shared should have access to such information; provided that such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

13.17 Securities Release; Guaranty Release. (a) To the extent that the Borrower achieves a Total Leverage Ratio of less than 4.25:1.00 for two consecutive Test Periods, then upon the delivery of the applicable financial statements and related Compliance Certificate pursuant to Section 9.01(a) or (b), as the case may be, and Section 9.01(e) in respect of the second such consecutive Test Period, if no Default or Event of Default has occurred or is continuing at such time, all Pledge Agreement Collateral shall be automatically released from the Liens created by the Pledge Agreement, and except for indemnification and similar obligations, the Pledge Agreement shall terminate at such time (the “Security Release Date”).

(b) To the extent that the Borrower achieves a Total Leverage Ratio of less than 4.25:1.00 for two consecutive Test Periods, then upon the delivery of the applicable financial statements and related Compliance Certificate pursuant to Section 9.01(a) or (b), as the case may be, and Section 9.01(e) in respect of the second such consecutive Test Period, if (x) no Default or Event of Default has occurred or is continuing at such time, (y) the Subsidiary Guarantors have not provided a guaranty of any other Indebtedness of the Borrower or any of its Subsidiaries at such time and (z) the aggregate principal amount of all Additional Permitted Indebtedness of all Subsidiaries of the Borrower does not exceed $75,000,000 at such time, the Subsidiary Guarantors shall be released from their obligations under the Subsidiaries Guaranty (the “Guaranty Release Date”), subject to the provisions of Section 9.17.

13.18 The Patriot Act. Each Lender subject to the USA PATRIOT ACT (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and the other Credit Parties and other information that will allow such Lender to identify the Borrower and the other Credit Parties in accordance with the Patriot Act.

* * *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

215 North Harrison Street	LEE ENTERPRISES, INCORPORATED
Suite 600
Davenport, Iowa 52801	By:	/s/ Carl G. Schmidt
Attention: Chief Financial Officer		Name:	Carl G. Schmidt
Tel: (563) 383-2179 Fax: (563) 327-2600		Title:	Vice President, Chief Financial Officer & Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, Individually and as Administrative Agent

	By:	/s/ Susan LeFevre
		Name:	Susan LeFevre
		Title:	Director

	By:	/s/ Omayra Laucella
		Name:	Omayra Laucella
		Title:	Vice President

DEUTSCHE BANK SECURITIES INC., as a Joint Lead Arranger and as Book Running Manager

	By:	/s/ Elizabeth Chang
		Name:	Elizabeth Chang
		Title:	Director

	By:	/s/ Cathy Madigam
		Name:	Cathy Madigam
		Title:	MD

SUNTRUST BANK, Individually and as Syndication Agent

By:	/s/ Thomas C. Palmer
	Name:	Thomas C. Palmer
	Title:	Managing Director

SUNTRUST CAPITAL MARKETS, INC., as a Joint Lead Arranger

By:
Name:
Title:

SUNTRUST BANK, Individually and as Syndication Agent

By:
Name:
Title:

SUNTRUST CAPITAL MARKETS, INC., as a Joint Lead Arranger

By:	/s/ Gregory N. Waters
	Name:	GREGORY N. WATERS
	Title:	MANAGING DIRECTOR

BANK OF AMERICA, N.A., Individually and as a Co-Documentation Agent

By:	/s/ Christopher G. Mathon
	Name:	Christopher G. Mathon
	Title:	Managing Director

THE BANK OF NEW YORK, Individually and as a Co-Documentation Agent

By:	/s/ Mehrasa Raygani
	Name:	Mehrasa Raygani
	Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH, Individually and as a Co-Documentation Agent

By:	/s/ Tsuguyuki Umene
Tsuguyuki Umene
Deputy General Manager

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF JUNE 3, 2005, AMONG LEE ENTERPRISES, INCORPORATED, THE LENDERS PARTY HERETO FROM TIME TO TIME, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT, DEUTSCHE BANK SECURITIES INC. AND SUNTRUST CAPITAL MARKETS, INC., AS JOINT LEAD ARRANGERS, DEUTSCHE BANK SECURITIES INC., AS BOOK RUNNING MANAGER, SUNTRUST BANK, AS SYNDICATION AGENT AND BANK OF AMERICA, N.A., THE BANK OF NEW YORK AND THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH, AS CO-DOCUMENTATION AGENTS

US BANK NATIONAL ASSOCIATION

By:	/s/ Mark Weitekamp
Mark Weitekamp
Title:	Vice President

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF JUNE 3, 2005, AMONG LEE ENTERPRISES, INCORPORATED, THE LENDERS PARTY HERETO FROM TIME TO TIME, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT, DEUTSCHE BANK SECURITIES INC. AND SUNTRUST CAPITAL MARKETS, INC., AS JOINT LEAD ARRANGERS, DEUTSCHE BANK SECURITIES INC., AS BOOK RUNNING MANAGER, SUNTRUST BANK, AS SYNDICATION AGENT AND BANK OF AMERICA, N.A., THE BANK OF NEW YORK AND THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH, AS CO-DOCUMENTATION AGENTS

NAME OF INSTITUTION:

WELLS FARGO BANK NATIONAL ASSOCIATION

By:	/s/ Scott B. Carlson
	Name:	Scott B. Carlson
	Title:	Vice President

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF JUNE 3, 2005, AMONG LEE ENTERPRISES, INCORPORATED, THE LENDERS PARTY HERETO FROM TIME TO TIME, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT, DEUTSCHE BANK SECURITIES INC. AND SUNTRUST CAPITAL MARKETS, INC., AS JOINT LEAD ARRANGERS, DEUTSCHE BANK SECURITIES INC., AS BOOK RUNNING MANAGER, SUNTRUST BANK, AS SYNDICATION AGENT AND BANK OF AMERICA, N.A., THE BANK OF NEW YORK AND THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH, AS CO-DOCUMENTATION AGENTS

NAME OF INSTITUTION:

THE BANK OF NOVA SCOTIA

By:	/s/ Ian A. Hodgart
	Title:	Ian A. Hodgart – Managing Director

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF JUNE 3, 2005, AMONG LEE ENTERPRISES, INCORPORATED, THE LENDERS PARTY HERETO FROM TIME TO TIME, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT, DEUTSCHE BANK SECURITIES INC. AND SUNTRUST CAPITAL MARKETS, INC., AS JOINT LEAD ARRANGERS, DEUTSCHE BANK SECURITIES INC., AS BOOK RUNNING MANAGER, SUNTRUST BANK, AS SYNDICATION AGENT AND BANK OF AMERICA, N.A., THE BANK OF NEW YORK AND THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH, AS CO-DOCUMENTATION AGENTS

NAME OF INSTITUTION:

Scotiabanc Inc.

By:	/s/ William E. Zarrett
	Name:	William E. Zarrett
	Title:	Managing Director

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF JUNE 3, 2005, AMONG LEE ENTERPRISES, INCORPORATED, THE LENDERS PARTY HERETO FROM TIME TO TIME, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT, DEUTSCHE BANK SECURITIES INC. AND SUNTRUST CAPITAL MARKETS, INC., AS JOINT LEAD ARRANGERS, DEUTSCHE BANK SECURITIES INC., AS BOOK RUNNING MANAGER, SUNTRUST BANK, AS SYNDICATION AGENT AND BANK OF AMERICA, N.A., THE BANK OF NEW YORK AND THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH, AS CO-DOCUMENTATION AGENTS

NAME OF INSTITUTION:

JPMorgan Chase Bank, N.A.

By:	/s/ Steven R. Sullivan
	Title:	Vice President

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF JUNE 3, 2005, AMONG LEE ENTERPRISES, INCORPORATED, THE LENDERS PARTY HERETO FROM TIME TO TIME, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT, DEUTSCHE BANK SECURITIES INC. AND SUNTRUST CAPITAL MARKETS, INC., AS JOINT LEAD ARRANGERS, DEUTSCHE BANK SECURITIES INC., AS BOOK RUNNING MANAGER, SUNTRUST BANK, AS SYNDICATION AGENT AND BANK OF AMERICA, N.A., THE BANK OF NEW YORK AND THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH, AS CO-DOCUMENTATION AGENTS

NAME OF INSTITUTION:

MORGAN STANLEY BANK

By:	/s/ Daniel Twenge
	Title:	Vice President
Morgan Stanley Bank

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF JUNE 3, 2005, AMONG LEE ENTERPRISES, INCORPORATED, THE LENDERS PARTY HERETO FROM TIME TO TIME, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT, DEUTSCHE BANK SECURITIES INC. AND SUNTRUST CAPITAL MARKETS, INC., AS JOINT LEAD ARRANGERS, DEUTSCHE BANK SECURITIES INC., AS BOOK RUNNING MANAGER, SUNTRUST BANK, AS SYNDICATION AGENT AND BANK OF AMERICA, N.A., THE BANK OF NEW YORK AND THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH, AS CO-DOCUMENTATION AGENTS

NAME OF INSTITUTION:

The Royal Bank of Scotland plc

By:	/s/ Matthew Jones
	Name:	Matthew Jones
	Title:	Senior Vice President

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF JUNE 3, 2005, AMONG LEE ENTERPRISES, INCORPORATED, THE LENDERS PARTY HERETO FROM TIME TO TIME, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT, DEUTSCHE BANK SECURITIES INC. AND SUNTRUST CAPITAL MARKETS, INC., AS JOINT LEAD ARRANGERS, DEUTSCHE BANK SECURITIES INC., AS BOOK RUNNING MANAGER, SUNTRUST BANK, AS SYNDICATION AGENT AND BANK OF AMERICA, N.A., THE BANK OF NEW YORK AND THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH, AS CO-DOCUMENTATION AGENTS

NAME OF INSTITUTION:

Sumitomo Mitsui Banking Corporation

By:	/s/ Yoshihiro Hyakutome
Yoshihiro Hyakutome
Joint General Manager

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF JUNE 3, 2005, AMONG LEE ENTERPRISES, INCORPORATED, THE LENDERS PARTY HERETO FROM TIME TO TIME, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT, DEUTSCHE BANK SECURITIES INC. AND SUNTRUST CAPITAL MARKETS, INC., AS JOINT LEAD ARRANGERS, DEUTSCHE BANK SECURITIES INC., AS BOOK RUNNING MANAGER, SUNTRUST BANK, AS SYNDICATION AGENT AND BANK OF AMERICA, N.A., THE BANK OF NEW YORK AND THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH, AS CO-DOCUMENTATION AGENTS

NAME OF INSTITUTION:

WACHOVIA BANK, N.A.

By:	/s/ Russ Lyons
Russ Lyons
Title:	Director

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF JUNE 3, 2005, AMONG LEE ENTERPRISES, INCORPORATED, THE LENDERS PARTY HERETO FROM TIME TO TIME, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT, DEUTSCHE BANK SECURITIES INC. AND SUNTRUST CAPITAL MARKETS, INC., AS JOINT LEAD ARRANGERS, DEUTSCHE BANK SECURITIES INC., AS BOOK RUNNING MANAGER, SUNTRUST BANK, AS SYNDICATION AGENT AND BANK OF AMERICA, N.A., THE BANK OF NEW YORK AND THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH, AS CO-DOCUMENTATION AGENTS

NAME OF INSTITUTION:

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Rich V Cain
	Title:	Assistant Vice President

NATIONAL CITY BANK OF THE MIDWEST

By:	/s/ Richard M. Sems
	Name:	Richard M. Sems
	Title:	Senior Vice President

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF JUNE 3, 2005, AMONG LEE ENTERPRISES, INCORPORATED, THE LENDERS PARTY HERETO FROM TIME TO TIME, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT, DEUTSCHE BANK SECURITIES INC. AND SUNTRUST CAPITAL MARKETS, INC., AS JOINT LEAD ARRANGERS, DEUTSCHE BANK SECURITIES INC., AS BOOK RUNNING MANAGER, SUNTRUST BANK, AS SYNDICATION AGENT AND BANK OF AMERICA, N.A., THE BANK OF NEW YORK AND THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH, AS CO-DOCUMENTATION AGENTS

NAME OF INSTITUTION:

The Northern Trust Company

By:	/s/ William R. Kopp
William R. Kopp
Title:	Vice President

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF JUNE 3, 2005, AMONG LEE ENTERPRISES, INCORPORATED, THE LENDERS PARTY HERETO FROM TIME TO TIME, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT, DEUTSCHE BANK SECURITIES INC. AND SUNTRUST CAPITAL MARKETS, INC., AS JOINT LEAD ARRANGERS, DEUTSCHE BANK SECURITIES INC., AS BOOK RUNNING MANAGER, SUNTRUST BANK, AS SYNDICATION AGENT AND BANK OF AMERICA, N.A., THE BANK OF NEW YORK AND THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH, AS CO-DOCUMENTATION AGENTS

NAME OF INSTITUTION:

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEEN BANK B.A; “RABOBANK INTERNATIONAL”, NEW YORK BRANCH

By:	/s/ Kimberly Miller
Name:	Kimberly Miller
Title:	Vice President

By:	/s/ Andrew Sherman
Name:	Andrew Sherman
Title:	Executive Director

SIGNATURE PAGE TO THE CREDIT AGREEMENT DATED AS OF JUNE 3, 2005, AMONG LEE ENTERPRISES, INCORPORATED, THE LENDERS PARTY HERETO FROM TIME TO TIME, DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT, DEUTSCHE BANK SECURITIES INC. AND SUNTRUST CAPITAL MARKETS, INC., AS JOINT LEAD ARRANGERS, DEUTSCHE BANK SECURITIES INC., AS BOOK RUNNING MANAGER, SUNTRUST BANK, AS SYNDICATION AGENT AND BANK OF AMERICA, N.A., THE BANK OF NEW YORK AND THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH, AS CO-DOCUMENTATION AGENTS

NAME OF INSTITUTION:

Comerica Bank

By:	/s/ James B. Haeffner
James B. Haeffner
Title:	First Vice President